     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 2002
                                          REGISTRATION STATEMENT NO. 333-62546
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
-------------------------------------------------------------------------------
                        FORM SB-2 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                           RETURN ASSURED INCORPORATED
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                    13-3896069
  -------------------------------            -----------------------------
  (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                 Identification Number)

                                                MATTHEW SEBAL, PRESIDENT
                                              RETURN ASSURED INCORPORATED
 1901 AVENUE OF THE STARS, SUITE 1710      1901 AVENUE OF THE STARS, SUITE 1710
        LOS ANGELES, CA 90067                     LOS ANGELES, CA 90067
             (887) 807-4664                          (887) 807-4664
 -------------------------------------     ------------------------------------
  (address, including zip code, and         (Name, address, including zip code,
   telephone number, including area           and telephone number, including
    code, of registrant's principal           area code, of agent for service)
          executive offices)

                                -----------------
                                 With copies to:
                            ADAM S. GOTTBETTER, ESQ.
                               CINDY M. FOX, ESQ.
                        KAPLAN GOTTBETTER & LEVENSON, LLP
                           630 THIRD AVENUE, 5TH FLOOR
                             NEW YORK, NY 10017-6705
                                 (212) 983-6900
                              ---------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended ("the Securities Act") check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                           ------------------------
                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                                                                           PROPOSED           PROPOSED
                                                                            MAXIMUM           MAXIMUM
                                                                           OFFERING          AGGREGATE          AMOUNT OF
                                                        AMOUNT TO BE       PRICE PER       OFFERING PRICE     REGISTRATION
TITLE OF EACH CLASS OF SECURITIES BEING REGISTERED       REGISTERED       SECURITY (2)           (2)               FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value  (1)..........             25,000,000          $.015            $300,000
   Total....................................             25,000,000                           $300,000          $27.60
----------------------------------------------------------------------------------------------------------------------------

(1) Includes 25,000,000 shares which may become issuable upon conversion of the issuer's Series A Preferred Stock.

(2) Estimated solely for purposes of calculating the registration fee for the common stock, based upon the average of the high and low sales prices of the common stock on the NASD Over-the-Counter Bulletin Board on February 7, 2002, pursuant to Rule 457(c) under the Securities Act.

THIS REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8, MAY DETERMINE.
================================================================================

INFORMATION CONTAINED IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                  SUBJECT TO COMPLETION, DATED FEBRUARY _, 2002

                                   PROSPECTUS

                                25,000,000 SHARES

                           RETURN ASSURED INCORPORATED

                                  COMMON STOCK

                           ---------------------------


         GEM Global Yield Fund Limited is offering an aggregate of 25,000,000 shares of our common stock that may be issued if it converts outstanding shares of our Series A Convertible Preferred Stock held by it.

         The preferred stock, which the common stock underlies, was sold to GEM in transactions which we believe to have been exempt from registration under the Securities Act. Return Assured Incorporated will not receive any of the proceeds from the sale of the common stock being offered by this prospectus.

         The shares of common stock being offered by GEM may be sold from time to time in the over-the-counter market or in negotiated transactions. GEM directly, or through agents or dealers designated from time to time, may sell the common stock offered by it at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.

         Our common stock is listed on the NASD OTC Bulletin Board ("OTCBB") under the symbol "RTRN." On February 5, 2002, the last reported sale price of the common stock on the OTCBB was $.015 per share.

                              --------------------

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. INVESTORS SHOULD NOT BUY THESE SHARES UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                              --------------------

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

                 The date of this Prospectus is February _, 2002

                                TABLE OF CONTENTS


                                                                         PAGE
                                                                         ----
SUMMARY.....................................................................1

RISK FACTORS................................................................5
         Risks Related to Our Business......................................5
         Risks Related to Operating in Our Industry........................12
         Risks Related to This Offering....................................16

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS.......................18

USE OF PROCEEDS............................................................19

DIVIDEND POLICY............................................................19

CAPITALIZATION.............................................................19

BUSINESS...................................................................30

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS...............43

EXECUTIVE COMPENSATION.....................................................47

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............51

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................53

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS...................53

DESCRIPTION OF SECURITIES..................................................54

SELLING STOCKHOLDERS.......................................................55

PLAN OF DISTRIBUTION.......................................................57

EXPERTS....................................................................59

LEGAL MATTERS..............................................................59

WHERE YOU CAN FIND ADDITIONAL INFORMATION..................................61

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS................................F-1

         You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information difference from that contained in this Prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus.

                               PROSPECTUS SUMMARY

                                   OUR COMPANY

OUR BUSINESS

         Return Assured has brought to market the world's first proprietary business-to-business and business-to-consumer value added "Return Seal of Approval". The "Return Assured Seal of Approval" is provided to those merchants that meet our criteria. If a customer orders from a merchant displaying our seal, Return Assured will provide assurance that the merchant displaying the Seal will honor its stated return policies. Return Assured charges the merchant for our services based on the number of orders placed through that merchant.

         Market adoption of the Seal has not met forecasted expectations. As a result, the Company is currently developing a number of revised products with complementary target markets. Return Assured has just completed a pilot credit card program and is in the process of presenting the program to a number of major credit card marketers.

         The Company has scaled back operations in the "e-retail" sector in response to the slow sales of the Seal program. No sales of the Seal were made in the first quarter of 2001 as operations had not commenced. During the fiscal year 2001, although we had encouraging responses to our marketing efforts, these did not translate into a volume of paying customers that was sufficient to warrant our projected marketing effort. Seal revenue amounted to approximately $10,000 for fiscal 2001 and nil in the first quarter 2002.

Our Marketing Strategy

o Attract new merchants through co-marketing with web portals to promote and endorse our web seal service to their participating merchants;

o    Promote our service to merchants through direct response channels; and

o Attract new merchants through joint marketing programs with various marketing and technology partners.

Our Growth Strategy

o    Increase brand awareness of our "Return Assured Seal of Approval";

o    Expand through diversifying product lines; and

o    Expand through purchasing complementary businesses.

THE MERGER WITH HERTZ TECHNOLOGY GROUP

         On October 13, 2000 Asure Acquisition Corp., a wholly-owned subsidiary of Hertz Technology Group, Inc., a Delaware Corporation, was merged into Return Assured Incorporated, a Nevada Corporation. At the same time Hertz Technology Group changed its name to Return Assured Incorporated. Following the merger, we discovered that the synergies we expected between Return Assured and certain of the subsidiaries of the Hertz Technology Group including Hergo Ergonomic Support Systems, Inc. ("Hergo"), its subsidiary RemoteIT.com Inc. and Hertz Computer Corporation, did not come to fruition and, therefore, Return Assured disposed of Hergo, RemoteIT.com Inc., and Hertz

Computer Corporation (collectively the "Hertz Businesses") because the Hertz businesses are not core businesses of Return Assured. For example, Hergo's primary business is the manufacture and distribution of office furniture which is not an Internet business and has little in common with Return Assured, precluding the possibility of any efficiencies of scale, joint sales or marketing efforts or other joint initiatives.

         At the time of the merger of Return Assured and the Hertz Technology Group, Return Assured entered into a note agreement with Eli Hertz, founder of the Hertz Technology Group, in the principal amount of $290,000 plus interest at 10% per annum payable to Eli Hertz.

         In order to fully divest of the Hertz Businesses, Return Assured entered into an agreement with Eli Hertz regarding the balance remaining on the note wherein Return Assured would pay the remaining balance of the note in full by October 8, 2001; provided, however, that the failure of Return Assured to pay the note in full would result in 100% of the issued and outstanding stock of Hergo and Hertz Computer Corporation being returned to Eli Hertz. Return Assured did not pay the note in full by the due date, and all issued and outstanding shares of Hergo's and Hertz Computer Corporation's common stock were transferred to Eli Hertz. These transfers resulted in Return Assured's disposition of Hergo, Hergo's subsidiary, RemoteIT.com and Hertz Computer Corporation while Edutec continues to be a subsidiary of the Company.

RECENT EVENTS

Termination of Proposed Merger with Internet Business's International, Inc.

         On June 4, 2001 we signed an Agreement and Plan of Merger and Share Exchange (the "Merger Agreement") with Internet Business International, Inc. ("IBUI"), a publicly traded Nevada corporation (IBUI:OTCBB). The Merger Agreement provided, among other things, for IBUI Acquisition Corporation to be merged with and into IBUI and for a share exchange between the shareholders of IBUI and the Company. On January 14, 2002, the two companies mutually decided to terminate the Merger Agreement.

Nasdaq De-listing of our Common Stock

         In August 2001, the NASDAQ Stock Market issued a delisting notice to Return Assured for failure to comply with NASDAQ's minimum bid price requirements and stated that effective August 3, 2001, the Company's common stock would be delisted from the Nasdaq SmallCap Stock Market. Return Assured immediately began to be traded on the NASD Over the Counter Bulletin Board under the same stock symbol, RTRN. Return Assured appealed this decision and was informed by the NASD in December 2001 that the Company's common stock would not be relisted on NASDAQ.

         References in this prospectus to "we", "us", "our" and similar terms means Return Assured Incorporated, a Delaware corporation, formerly Hertz Technology Group, Inc.

OUR OFFICE

         Our principal executive office is located at 1901 Avenue of the Stars, Suite 1701, Los Angeles, California 90067. Our telephone number is (877) 807-4664. Our website is http://www. returnassured.com. We do not intend for the information found on our website to be part of this Prospectus.

                                  THE OFFERING

Securities Offered:            25,000,000 shares of common stock

Common Stock Outstanding:      16,850,799 shares

Common Stock Market Symbol:    NASD Over-the-Counter Bulletin Board - symbol
                               "RTRN"

Use of Proceeds:               The selling security holder will receive the net
                               proceeds from the sale of the shares. We will receive none of the shares offered by this prospectus.

Risk Factors:                  An investment in the shares involves a high
                               degree of risk. See "Risk Factors" commencing on the next page.

         In May 2000, GEM Global Yield Fund Limited ("GEM") executed an agreement for a "PIPE" financing with A Sure eCommerce, Inc. for $5,000,000 of preferred stock. Pursuant to the Merger Agreement by and among Hertz Technology Group, Inc. ("HERZ"); A Sure Acquisition Corporation, (the "Merger Subsidiary"), and A Sure eCommerce, Inc. ("Asure"), dated July 13, 2000, the merger subsidiary, a wholly-owned subsidiary of Hertz Technology Group, Inc ("HTG") was merged with and into Return Assured Incorporated, a Nevada Corporation, ("RAI"). As a result of the merger, the separate corporate existence of A Sure Acquisition ceased and RAI survived the merger as a wholly-owned subsidiary of HTG. At the effective time of the merger, the corporate name of HTG was changed to "Return Assured Incorporated"("Registrant"). As part of the Merger Agreement, Registrant assumed the PIPE financing of A Sure eCommerce, Inc. because the closing of the PIPE was a condition to the closing of the merger.

         GEM Global Yield Fund Limited, a private investment fund, purchased Series A Preferred Stock in the amount of $5,000,000, a five-year warrant to purchase 404,041 shares of common stock exercisable at $3.00 per share. The Series A Preferred Stock accrues dividends at a rate of 1% per annum. It is convertible into common stock. The number of shares of common stock to be issued upon conversion of each share of preferred stock is determined by dividing $1,000, the stated value of the preferred share, plus accrued dividends, by the conversion price at the time of conversion. The maximum conversion price is $3.00 per share. However, if the market price of Registrant's stock at the time of conversion is below the maximum conversion price, the conversion price is reduced to the average of the three lowest closing bid prices for the common stock during the 45 days before the date of conversion. Because the actual number of shares of the common stock that could be issued on conversion of the preferred shares may fluctuate, the number of shares to be issued upon the conversion of all the Preferred Stock can only be estimated based on the then current price of the Registrant's common stock.

                                MATERIAL CHANGES

         On June 4, 2001, we signed an Agreement and Plan of Merger and Share Exchange ("Merger Agreement") with Internet Business's International, Inc. ("IBUI"), a publicly-traded Nevada corporation (OTCBB:IBUI). The Merger Agreement was amended on October 1, 2001. Under the Merger Agreement, IBUI was to become a wholly-owned subsidiary of Return Assured by means of a share exchange between the shareholders of IBUI and Return Assured. On January 14, 2002, Return Assured and IBUI announced that they had mutually decided to terminate the Merger Agreement, and that all efforts underway to effect the merger would cease.

         In the 2001 fiscal year, we closed the business combination of our Return Assured business and Hertz Technology Group business. On October 13, 2000 Asure Acquisition Corp., a wholly-owned subsidiary of Hertz Technology Group, Inc., a Delaware Corporation, was merged into Return Assured Incorporated, a Nevada Corporation. At the same time Hertz Technology Group changed its name to Return Assured Incorporated. We discovered, however, that the synergies we expected between Return Assured and certain of the subsidiaries of the Hertz Technology Group including Hergo Ergonomic Support Systems, Inc. ("Hergo") and its subsidiary RemoteIT.com Inc. and Hertz Computer Corporation, did not come to fruition and, therefore, Return Assured disposed of Hergo, RemoteIT.com Inc., and Hertz Computer Corporation (collectively the "Hertz Businesses").

                                  RISK FACTORS

         You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks not presently, known to us or that we currently deem immaterial may also impair our business operations. These are all the risks known to us at this time.

         Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks and you may lose all or part of your investment.

RISKS ASSOCIATED WITH OUR BUSINESS

We have a history of losses and may not be able to operate profitably in the future. During the fiscal year ended August 31, 2001, Return Assured reported a loss from continuing operations of $4,806,472 and a net loss of $9,681,732 which included a loss from the discontinued operations of Hergo, Remote I-T and Hertz Computer Corporation of $4,875,259. During the fiscal years ended August 31, 2000 and 1999, the Hertz Technology operations reported net losses of $2,338,069 and $694,871. We may not be able to operate profitably in the future. We expect to experience substantial quarterly net losses for the foreseeable future, due primarily to the following factors:

o Disposition of Hergo, Remove I-T and Hertz Computer Corporation and the costs attendant thereto;

o    Competitive pricing pressures; and

o Probable significant spending on operating expenses, in particular marketing expenses to bring the attention of businesses and consumers to Return Assured's services, which are likely to increase losses.

     Our Return Assured business plan is unproven and we may not be able to achieve profitability. We have not generated any revenues from our Return Assured operations. We intend to focus substantially all of our efforts, and use substantially all of our current working capital, in developing our Return Assured operations. We expect that our sales and marketing, operations and administrative expenses will increase in the future. As a result, we will need to generate significant revenues to achieve and maintain profitability. We do not know if our revenues will be sufficient to pay our expenses or that we will achieve profitability. We cannot be certain that we will achieve or sustain positive cash flow or profitability from our operations

         A lack of demand for our web seal of approval service may result in our inability to achieve profitability. We believe there is a considerable demand from merchants to provide their customers with the assurance that the goods they order will be delivered and that the merchants will honor their return policies. But our management has not conducted any marketing studies to confirm that this demand exists or the extent of the demand. We may find that as customers become more comfortable with e-commerce they will not feel the need for outside assurance of delivery and returns. If that happens, the number of merchants willing to pay for our web seal service may be too small for us to be profitable.

         We may be unable to achieve our operating and financial objectives if we cannot manage our anticipated growth effectively. We anticipate that our business will grow rapidly. Our future success depends in large part on our ability to manage this anticipated growth. For us to manage this growth, we will need to:

          o expand and enhance our operating and financial procedures and controls;

          o replace or upgrade our operational and financial management information systems; and

          o   attract, train, manage and retain key employees.

         These activities are expected to place a significant strain on our financial and management resources. If we are unable to manage growth effectively, our business could suffer.

         If our business plan is successful, other companies with more resources and greater name recognition may make competition so intense that our web seal business will not be profitable. Our business plan is based on us being the first to market with our web seal service. Our service is not protected by patents or other intellectual property rights, and if it is successful a number of other companies with far more money and greater name recognition may decide to compete with us. This competition could both reduce the number of merchants who select us to provide the service and create downward pressure on the amount we could charge for the service so that we would not have enough revenue to generate a profit.

         If we are unable to retain and attract key personnel, our revenues may not reach projected levels and expenses may not be managed properly. We believe our short and long-term success depends largely on our ability to attract and retain highly skilled technical, managerial and marketing personnel, particularly additional management personnel in the areas of application integration and technical support. Competition for such personnel is intense. We may not be able to hire or retain the necessary personnel to implement our business strategy, or we may need to pay higher compensation for employees than we currently expect. Our inability to attract and retain such personnel would limit our growth and harm our business.

         State regulations governing insurance could apply to our business, making that business impractical which would cause a tremendous downturn in our business. Virtually every state tightly regulates companies who are in the business of insurance. We do not believe that our proposed business is insurance under the laws of any state. This business, however, will be entirely new and one or more states might try to regulate our operations as insurance. If our business were to be regulated as insurance our business plan would most probably not be practicable because the costs of complying with the insurance regulations would be so high that we would have to raise our fees to a level most merchants would not be willing to pay. In addition, the cost of defending against state regulators' claims, if brought, could be prohibitive.

         We cannot predict our future capital needs and we may not be able to secure additional financing. To fully implement our business plan, we will likely need to raise additional funds within the next 12 months in order to develop our web seal service, to fund continuing operating losses or to acquire complementary businesses, technologies or services. Additional financing may not be available on terms favorable to us, or may not be available to us at all. If we raise additional funds by issuing equity securities, our stockholders may experience significant dilution of their ownership interest, and these securities may have rights senior to the rights of common stockholders. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund continuing operations, promote our brand name, enhance or develop our services, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

         We have no direct control over shipping and quality of products (returns) shipped by merchants which may result in customers' returning merchandise for which we are not reimbursed. We will rely on vendors to ship merchandise directly to customers. Consequently, we will have limited control over the goods shipped by these vendors, and shipments of goods may be subject to delays. In addition, we may accept returns from customers for which we will not receive reimbursements from manufacturers or vendors. If the quality of service provided by these vendors falls below a satisfactory standard or if our level of returns exceeds expectations, this could have a harmful effect on our business.

         Our online commerce services will be vulnerable to interruption and could result in a loss of business and lower earnings. Merchant access to our web site will directly affect the volume of orders and thus affect our revenues. System interruptions may make our web site unavailable or prevent us from processing shipments and returns efficiently, reducing the attractiveness of our services. We may need to add hardware and software and further develop and upgrade our existing technology, transaction-processing systems and network infrastructure to accommodate increased traffic on our web site and increased sales volume. We will maintain substantially all of our computer and communications hardware at one facility, in a co-location facility. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, network break-ins, earthquake and similar events. Our backup systems and disaster recovery plan may not be adequate, and we may not have sufficient business interruption insurance to compensate us for losses from a major interruption.

         Computer viruses, physical or electronic break-ins, deliberate attempts by third parties to exceed the capacity of our systems and similar disruptions could cause system interruptions, delays and loss of critical data, and could prevent us from providing services and processing order tracking and return.

         We have incurred charges to our operations relating to the impairment of goodwill and to the disposition of the Hertz businesses and may be subject to additional losses. The merger was accounted for as a purchase of Hertz by Return Assured. Under purchase accounting, Hertz's tangible assets were entered on our books at their fair market value. The excess of the value of the common shares and warrants issued and the cost of the transaction over the net assets of Hertz were recorded as goodwill. The transaction resulted in approximately $3,011,000 of goodwill. In the year ended August 31, 2001, we took a charge of $2,840,938, the remaining goodwill balance for the impairment of this goodwill. Upon the disposition of the Hertz businesses, we incurred a loss of $1,725,932.

RISKS ASSOCIATED WITH OUR INDUSTRY

         We will operate in an extremely competitive market and we could lose revenue and customers to competitors. It is perceived to be easy to enter the online commerce services market. Current and new competitors can launch new online commerce web sites at relatively low cost. Competition in services to online commerce will likely increase as well-recognized web participants decide to enter this market segment. Increased competition may result in price reductions, reduced gross margins, increased marketing costs or loss of market share, or any combination of these problems.

         Major credit card companies already offer some protection against both failure to deliver and the delivery of defective products, and they may decide to compete with us by, for example, themselves undertaking to resolve delivery disputes or guaranty delivery and returns for customers who use their cards to purchase online.

         We may not be successful in competing against these competitors. Many of these competitors have greater financial, marketing, customer support, technical and other resources than us. As a result, they may be able to provide the same services we provide on more favorable terms than us, and they may be able to respond more quickly to changes in customer preference or to devote greater resources to the development, promotion and sale of their services than we can. If competition increases and our branding efforts are not successful, we may not be able to command higher margins on our services, or we may lose revenue and customers to our competitors.

         Our business may be affected by government regulation and result in unacceptable costs to us. The need for our services may be reduced by future state or federal regulation providing for governmental enforcement of the obligations of online merchants to deliver their products and honor returns policies. Even if this does not happen, it is possible that one or more states may decide that our proposed business is close enough to the business of insurance that it should be regulated like insurance. This could result in an interference with our business that would create unacceptable costs to us.

         The tax treatment of the Internet and electronic commerce is currently unsettled, and taxes may be assessed which would reduce earnings. A number of proposals have been made at the federal, state and local level and by some foreign governments that could impose taxes on the sale of goods and services and some other Internet activities. Our business may be harmed by the passage of laws in the future imposing taxes or other burdensome regulations on online commerce.

         Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that ~may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

RISKS ASSOCIATED WITH INVESTING IN US

         We expect our stock price to be volatile. The market price of the shares of our common stock has been, and will likely continue to be, subject to wide fluctuations in response to several factors, such as:

o    actual or anticipated variations in our results of operations;

o    announcements of technological innovations;

o    new services or product introductions by us or our competitors;

o    changes in financial estimates by securities analysts; and

o    conditions and trends in the Internet and electronic commerce industries.

         The stock markets generally, and the NASD over-the-Counter Bulletin Board in particular, have experienced extreme price and volume fluctuations that have particularly affected the market prices of equity securities of many companies and that often have been unrelated or disproportionate to the operating performance of those companies. These market fluctuations, as well as general economic, political and market conditions such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

         Shares of our outstanding common stock may increase more than expected because the conversion price of our Series A preferred stock is not fixed, but is determined based on the market value of the common stock at the time of conversion. Our operations are initially being financed by the sale of $5 million in Series A convertible preferred stock to GEM. This convertible preferred stock has a maximum conversion price of $3.00 per share. However, if the market price of our stock at the time of conversion is below $3.00 per share the conversion price is reduced to the market price at that time. As a result, if our common stock declines significantly in price, we will have to issue more shares of common stock than we would if the conversion price were fixed. Nothing in the agreement for sale of the preferred stock would prevent the holder of the preferred stock from repeatedly selling the stock short and covering its short sale at a lower price. It would not be subject to the usual risks of a short seller, who might have to buy back the stock it has sold at an undetermined and much higher price in order to cover his short position, because the conversion can never go above $3.00 per share. In addition, a holder of the preferred stock could continue converting and selling at ever lower prices without incurring an economic loss. These sales could result in a major decline in the price of our common stock. They could also make us more vulnerable to a takeover by an outside party. The holder of the Series A preferred stock has agreed with us to never own more than 4.99% of our common stock. As a result the holder must sell enough shares upon each conversion to not violate our agreement - possibly depressing our stock price.

          The following table illustrates the number of shares that we would be required to issue at various assumed prices upon conversion of $3,828,873, the remaining amount of the $5,000,000 of the Series A preferred stock that has not yet been converted, subject to the limitations described in the text following the table. This table is for illustrative purposes only, and should not be assumed to represent our projections of the range of future stock prices.


 Conversion            Shares of Common Stock               Common Stock Underlying Series A
    Share                Issuable Under the              Preferred Stockholders as a Percentage
    Price             Series A Preferred Stock            of Total Common Stock Outstanding (1)
------------          ------------------------           --------------------------------------
  $.015 (2)                 255,258,200                                      93.8%
 $0.025 (3)                 153,154,920 (3)                                  90.1%
   0.05 (4)                  76,577.460 (3)                                   82%

----------
(1) Based on 16,850,799 shares outstanding on February 5, 2002 and assuming authorized shares are increased.
(2) Assuming $.015 is the lowest trading price in accordance with the parameters of the Stock Purchase Agreement.
(3)  Calculated without effect given to dividends accrued.
(4) Assuming $0.025 is the lowest trading price in accordance with the parameters of the Stock Purchase Agreement.
(5) Assuming $.05 is the lowest price in accordance with the parameters of the Stock Purchase Agreement.

          To date, GEM has converted the following number of shares:

GEM CONVERSIONS

                                CONVERSION
DATE                           TRANSACTION                RATE            # COMMON
------------------------       ------------       --------------------  -------------
               16-Oct-00        $5,000,000        $5,000,000
Various Dividend accrual           $13,252        $5,013,252
               14-Nov-00          $(50,000)       $4,963,252    $1.00          50,000
               17-Jan-01         $(125,000)       $4,838,252    $0.24         529,661
               16-May-01          $(30,000)       $4,808,252    $0.15         200,000
               22-May-01          $(50,000)       $4,758,252    $0.13         384,615
               23-May-01          $(55,000)       $4,703,252    $0.13         423,077
               24-May-01          $(60,000)       $4,643,252    $0.13         461,538
               25-May-01          $(60,000)       $4,583,252    $0.13         461,538
               29-May-01          $(70,000)       $4,513,252    $0.13         538,462
               29-May-01          $(62,000)       $4,451,252    $0.13         476,923
               30-May-01          $(61,000)       $4,390,252    $0.13         469,231
               30-May-01          $(66,000)       $4,324,252    $0.13         507,692
               31-May-01          $(58,500)       $4,265,752    $0.13         450,000

               31-May-01          $(63,500)       $4,202,252    $0.13         488,462
               01-Jun-01          $(58,000)       $4,144,252    $0.13         446,154
               01-Jun-01          $(60,000)       $4,084,252    $0.13         461,538
               01-Jun-01          $(62,499)       $4,021,753    $0.13         480,000
               04-Jun-01          $(60,030)       $3,961,723    $0.13         461,769
               04-Jun-01          $(61,000)       $3,900,723    $0.13         469,231
               05-Jun-01          $(66,300)       $3,834,423    $0.13         510,000
               06-Jun-01            (5,550)       $3,828,873    $0.13          42,689

                                                                            8,312,580

         With the remaining shares that GEM may and ultimately is expected to convert, you may experience dilution of your ownership percentage upon GEM's conversion of the preferred stock. The exercise of such a large amount of stock, especially if close in time, may have a substantial negative effect on the market price of our common stock.

         We may be required to redeem the preferred stock for an amount that would force us to go out of business. The agreement for sale of the Series A preferred stock requires us to maintain an effective registration statement covering resale of the shares of common stock that may be issued upon conversion. If we are unable to maintain the effectiveness of that registration statement or otherwise do not comply with agreements we make with holders of that preferred stock, we will have to redeem all the outstanding preferred stock at the stated value of $1,000 per share plus accrued dividends. There is no provision in the agreement for payment of this obligation over time, and we will not have any commitment for credit to finance the payment of the redemption price. As a result, a redemption may leave us with not enough liquid assets to continue paying our other debts and we may be forced to go out of business.

         Shares of our outstanding common stock may increase more than expected because of our Program Promotion Agreement with PlasmaNet, Inc. On December 15, 2000, we entered into a Program Promotion Agreement with Plasma Net Inc., the provider of FreeLotto.com, a free online sweepstakes. Under the Agreement, PlasmaNet and Return Assured have created promotional programs enhanced by FreeLotto's relationship with its approximate 12,000,000 registered users. Under the programs, FreeLotto members that opt in , will have their contact information forwarded to us in real time for the purpose of new membership/database relationship management.

         In exchange for the above-mentioned membership generation, we will at the end of each calendar week, issue $6.00 worth of our common stock to PlasmaNet for each new member referred by us for that week. The recent decline in our stock price will result in increased dilution of our common stock, for each name we acquire from PlasmaNet, Inc.

DE-LISTING FROM NASDAQ

         Our common stock was delisted from trading on the NASDAQ SmallCap Market. We appealed this decision, but were unsuccessful in being relisted on the NASDAQ SmallCap Market.

         Having been de-listed from Nasdaq, our common stock is subject to the penny stock rules. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 other than securities registered on certain national securities exchanges or quoted on Nasdaq provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The rules require that, prior to a transaction in a penny stock not otherwise exempt from the rules, the broker-dealer must:

o deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market;

o provide the customer with current bid and offer quotations for the penny stock;

o disclose the compensation of the broker-dealer and its salesperson in connection with the transaction;

o provide the customer monthly account statements showing the market value of each penny stock held in the customer's account; and

o make a special written determination that the penny stock is a suitable investment for the customer and receive the customer's written agreement to the transaction.

         These disclosure requirements may have the effect of reducing the liquidity of penny stocks. If our securities are subject to the penny stock rules, you may find it more difficult to sell your shares of our common stock.

         We may not qualify for continued Bulletin Board inclusion. Immediately upon being delisted from the NASDAQ SmallCap Market, our common stock was eligible for quotation on the NASD Over-the-Counter Bulletin Board ("Bulletin Board"). If, for any reason, however, our common stock does not remain eligible for quotation on the Bulletin Board or an active public trading market does not develop, you may have difficulty selling your shares. If we were no longer able to satisfy the requirements for quotation on the Bulletin Board, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets." As a result, you may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the shares. In addition, the price of the shares, after the offering, can vary due to general economic conditions and forecasts, our general business condition, the release of our financial reports, and because our principals may sell shares they owned before the offering into any market that develops.

         Our ability to pay dividends is limited. We currently intend to retain any future earnings and, therefore, do not plan to pay dividends in the foreseeable future. Our future dividend policy will depend on our earnings, capital requirements, financial condition and other factors that our board of directors deems relevant. We cannot assure you that dividends will ever be paid.

         Shares eligible for future sales by our current stockholders may adversely affect the price of our stock. The market price of our common stock could decline as a result of sales of shares of common stock by our existing stockholders. These sales might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

         Anti-takeover provisions and our right to issue preferred stock could make a third party acquisition of us difficult and could deprive our stockholders of a takeover premium for their shares. We are a Delaware corporation. Anti-takeover provisions of Delaware law could make it more difficult for a third party to acquire control of us, even if a change in control would be beneficial to shareholders. Our amended certificate of incorporation provides that our board of directors may issue preferred stock without shareholder approval. The issuance of preferred stock could make it more difficult for a third party to acquire us. Our board of directors may issue preferred stock with voting or conversion rights that may have the effect of delaying, deferring or preventing a change of control of us and would adversely affect the market price of our common stock or voting and other rights of holders of our common stock.

         The exercise of outstanding options and warrants will dilute the interests of our stockholders. As of February 7, 2002, we had 16,850,799 shares of our common stock outstanding. If all our outstanding options and warrants are exercised, we will have approximately 17,689,132 (fully diluted, not including the dilutive effect of the 25,000,000 shares offered by this Prospectus or shares that could be issued upon the conversion of the preferred stock) shares outstanding. Thus, the percentage of shares owned by all existing stockholders will be reduced proportionately as warrants are exercised.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus contains certain financial information and statements regarding our operations and financial projections of a forward-looking nature. Although these statements accurately reflect management's current understanding and beliefs, we caution you that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to be made in this Prospectus. For this purpose, any statements contained in this Prospectus which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may", "will", "intend", "expect", "believe", "anticipate", "could", "estimate", "plan" or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. There can be no assurance of any kind that such forward-looking information and statements will be reflective in any way of our actual future operations and/or financial results, and none of such information and statements should be relied upon, either in whole or in part, in connection with any decision to invest in the shares.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the resale of the shares by the selling stockholders; all of such proceeds will be paid to the selling stockholders. We have agreed to bear all expenses of the registration of the resale of shares by the selling stockholders under federal and state securities laws.

                                 DIVIDEND POLICY

         We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of November 30, 2001, and should be reviewed with our November 30, 2001 unaudited financial statements and August 31, 2001 audited financial statements, and the notes to those financial statements included elsewhere in this Prospectus.

                                                              November 30,
                                                                  2001
                                                              [unaudited]
                                                              -------------
Stockholders' equity:
   Common stock, $.0001 par value, 50,000,000 shares               16,847
   authorized; 16,846,184 shares issued and outstanding
Additional Paid-In Capital                                     10,933,382


Accumulated deficit                                           (13,082,529)

           TOTAL CAPITALIZATION                                (2,132,300)
                                                              ============




                              SELLING STOCKHOLDERS

We sold the preferred stock, which the common stock underlies, to GEM in transactions we believe to be exempt from registration under the Securities Act. As part of the above transactions, we agreed to register the shares being offered by this prospectus. As of the date of the filing of this Registration Statement on Form SB-2, Return Assured is authorized to issue up to 50,000,000 shares of Common Stock. While the Company plans to obtain shareholder approval to increase the authorized shares, no assurance can be given that shareholders will approve the increase in the authorized shares. Therefore, in this registration of shares of common stock underlying the preferred stock sold to GEM, we have assumed that GEM can only convert shares in excess of what GEM currently owns so that the issued and outstanding shares of the Company will not exceed its current authorized shares. In accordance with the conversion provisions of the Series A Preferred Stock Purchase Agreement by and between GEM and the Company, GEM may convert the preferred stock into shares of Common Stock at a rate equal to the lesser of $3.00 per share or the average of the three (3) lowest per share market value prices during the 45-day period immediately preceding the date of conversion of the shares. Our good faith estimate of the shares being registered is based on this provision of the Series A Preferred Stock Purchase Agreement. Since GEM still has $3,828,873 of convertible preferred shares remaining to convert, under the conversion provisions of the Series A Preferred Stock Purchase Agreement and the market price of Return Assured's common stock during the immediately preceding 45 days, GEM's preferred shares would be convertible into 255,258,200 shares of common stock. Rather than convert the entire balance, however, GEM has decided to convert approximately $375,000 which is equivalent to 25,000,000 shares.

         The following table sets forth information as of February 7, 2002 about GEM and the number of shares of common stock beneficially owned by it, all of which are offered by this prospectus. For purposes of computing the number and percentage of shares beneficially owned by the selling stockholder on February 5, 2002, any shares which such person has the right to acquire within 60 days after such date are deemed to be outstanding, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other selling stockholder. As a result, GEM is deemed to own all of the shares that may be issued either on conversion of the preferred stock it owns or upon exercise of its warrant.

                                                                 Percent            Shares
                                                 Shares           Owned           Owned Upon         Percent
                                                  Being           Before          Completion       Owned After
    Name and address                             Offered       Offering (1)       of Offering      Offering (1)
    ----------------                           ----------      ------------       -----------      ------------
GEM Global Yield Fund Limited                   25,000,000         85.27%          10,687,740          25.54%
Hunkins Waterfront Plaza
P.O. Box 556, Main Street
Nevis, West Indies

----------
(1) Based on 41,850,799, the total issued common stock, not fully diluted in order to stay within the authorized share amount, but including the dilutive effect of the 25,000,000 shares offered by this prospectus and shares that could be issued upon the conversion of the preferred stock up to 50,000,000 total, including 16,850,799 shares presently outstanding.

         The following people hold the offices of GEM Global Yield Fund Ltd., a Nevis, West Indies company, shown next to their names and are those who share beneficial ownership of the GEM shares:

                  Margareta Hedstrom, President and Treasurer
                  Pierce Loughran, Director
                  Thomas Lacy, Director
                  James A. Loughran, Authorized signatory
                  James E. Martin, Authorized signatory

                              PLAN OF DISTRIBUTION

         GEM may sell the common stock being offered by this prospectus from time to time directly to other purchasers, or to or through dealers or agents. To the extent required, a prospectus supplement with respect to the common stock will set forth the terms of the offering of the common stock, including the name(s) of any dealer or agents, the number of shares of common stock to be sold, the price of the common stock, any underwriting discount or other items constituting underwriters' compensation.

         GEM, an NASD broker-dealer itself, registered in New York and Texas, may sell its stock from time to time directly or, alternatively, through broker-dealers or agents. GEM will act independently of us in making decisions regarding the timing, manner and size of each sale. It may sell its common stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sales may be made in transactions (which may involve crosses or block transactions)

          o on any national securities exchange for quotation services on which the common stock may be listed or quoted at the time of sale

          o   in the over-the-counter market,

          o in transactions other than on such exchanges or services or in the over-the-counter market, or

          o   through the writing of options.

         In connection with sales of the common stock, GEM may enter into hedging transactions with broker-dealers, and those broker-dealers may in turn engage in short sales of the common stock in the course of hedging the positions they assume. GEM may also sell short the common stock offered by this prospectus and deliver that common stock to close out such short positions, or lend or pledge such common stock to broker-dealers that in turn may sell such securities. GEM may also sell some of the common stock offered by this prospectus under Rule 144 under the Securities Act.

         GEM and any brokers, dealers or agents described above may be deemed "underwriters" as that term is defined by the Securities Act.

         Each selling stockholder and any other persons participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M may limit the timing of purchases and sales of securities by selling stockholder and others participating in a distribution of securities. In addition, under Regulation M, those engaged in a distribution of securities may not at the same time make a market in the securities or take other actions that may affect the market price of the securities for a specified period of time before the beginning of the distribution, subject to some exceptions or exemptions. All of the restrictions described above may affect the marketability of the securities offered by this prospectus.

         If a dealer is used in the sale of any common stock where this prospectus is delivered, GEM may sell the common stock to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, the name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

         In connection with the sale of common stock, dealers or agents may receive discounts, concessions, or commissions from GEM or from purchasers of the common stock for whom they may act as agents. Agents and dealers participating in the distribution of the common stock may be deemed to be underwriters, and any compensation received by them and any profit on the resale of common stock by them may be deemed to be underwriting discounts or commissions under the Securities Act.

         Under the Registration Rights Agreement with GEM, we have agreed to pay costs and expenses associated with the registration of the shares of common stock to be sold by this prospectus. In addition, GEM may be entitled to indemnification against certain liabilities under the Registration Rights Agreement.

         ~We will make copies of this prospectus available to GEM and have informed GEM of the need to deliver a copy of this prospectus to each purchaser before or at the time of such sale.

                                LEGAL PROCEEDINGS

         Greg Chapman, the former president of Return Assured's Nevada subsidiary, filed a lawsuit against the Company and John A. Carter, the former chairman of Return Assured and Michael Mulberry, the former Vice President of Investor Relations of the Company, claiming that he is entitled to receive shares from the Company for contributions he claims to have made in the founding of the subsidiary. We are defending against this lawsuit and believe that our defenses have merit and that Mr. Chapman will not be successful. Messieurs Carter and Mulberry have escrowed an aggregate of 780,000 shares of Return Assured's common stock which they own to secure any successful claim by Mr. Chapman.

         The Company was named in a lawsuit against Internet Business International, Inc. by Michael Rose, et al, in Orange County Superior Court. The allegations involve breach of contract by the Company to pay finder's fees on the merger transaction. It is the Company's position that no liability exists, and the Company intends to vigorously defend the lawsuit. If the Company was unsuccessful in defending this lawsuit, the Company could incur a loss of approximately $750,000 USD.

         Michael Mulberry, a former Vice President of the Company, has filed a lawsuit against the Company claiming wrongful dismissal when his employment was terminated in February 2001. If the Company was unsuccessful in defending this lawsuit, the Company could incur a loss of approximately $81,000 USD.

         In October 2001, a settlement was reached between Eli Hertz ("Hertz") and Return Assured regarding a lawsuit brought by Hertz against the Company under which Hertz claimed payment due under a note in the amount of $290,000. In accordance with the terms of the settlement agreement, upon the default by the Company on the note, all issued and outstanding shares of the common stock of Hergo Technology, Inc. ("Hergo Shares") would be transferred to Hertz. The Company defaulted on the note on or about October 8, 2001 and the Hergo Shares were thereupon transferred to Hertz.

         A creditor has filed a small claim in British Columbia Canada against the Company's Nevada subsidiary. The Company has filed a defense in this action. If the Company was unsuccessful in defending this lawsuit, the Company could incur a loss of approximately $12,000 USD.

          P. Sun's Enterprises (Vancouver) Ltd. has filed a lawsuit against the Company for the Company's failure to pay rent in accordance with a lease which the Company entered into for office space at 885 West Georgia Street in Vancouver, British Columbia. The Company expects to settle this lawsuit.

         Since estimated losses under the legal proceedings were not probable, no accrual in required in accordance with SFAS 5.

                                  LEGAL MATTERS

         The validity of the issuance of shares of common stock offered by this prospectus will be passed upon for us by Kaplan Gottbetter & Levenson, LLP. The principals of Kaplan Gottbetter & Levenson, LLP are also the principals of KGL Investments, Ltd., a selling stockholder in this prospectus.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following table sets forth certain information regarding the executive officers and directors of Return Assured as of October 31, 2001:

Name                             Age   Position
----                             ---   --------
Matthew Sebal                    31    President, Chairman and Director
Todd Cusolle                     30    Director


          A brief description of the backgrounds of the current Executive Officers and Directors is set forth below:

          Matt Sebal, President, Chief Executive Officer, Director and Chairman

          Mr. Sebal, age 31, served as President and Chief Executive officer of Return Assured from June 2000 until December 2000, when he became President and Chairman. From 1999 to May 2000 he was Principal in IBM's e-business Services Group for British Columbia, Canada. From 1997 to 1998, Mr. Sebal was Director of Business Development for Communicate.com. From 1995 to 1997, he was Senior Strategist for Emerge Online, Inc. From 1990 to 1995, he was President of Sebal Enterprises, an import-export business. Mr. Sebal holds a baccalaureate degree in Commerce from the University of Western Ontario.

          Todd Cusolle
          Director

          Mr. Cusolle, age 30, is a director and Chief Technology Officer of Mindfuleye Systems, Inc. since March 13, 2000, is a professional senior software developer. In addition, Mr. Cusolle has been a director of Mindfuleye.com Systems Inc., a wholly owned subsidiary of Mindfuleye Systems, Inc., since July 21, 1999. Prior to co-founding Mindfuleye.com Systems Inc. in 1999, Mr. Cusolle served as a senior developer and architect at RLG NetPeformance and Communicate.com. From 1996 until 1998, Mr. Cusolle was the founding employee of Emerge Online and led the expansion of a technical team from 1 to 20 employees. While working with these organizations, Mr. Cusolle led the back end development of well known investment and financial websites, including HSBC Bank

          USA (formerly Marine Midland Bank), TD Bank, Comerica Bank, Fleet Bank USA, Canada Trust, Canadian Corporate News and Bayshore Trust. Notably, Mr. Cusolle designed and implemented the world's first online instant approval line-of credit application that automatically accessed and analyzed an individual's credit report.

          During the early days of the Internet (1995-1996) Mr. Cusolle held development positions at both Quadravision Communications (now Bowne Internet) and Carleton University in Ottawa, Canada.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding the beneficial ownership of the common stock as of February 7, 2002, by all persons known by Return Assured to own beneficially more than five percent (5%) of the common stock of Return Assured, each director, each Return Assured Named Executive Officer, and all directors, Return Assured Named Executive Officers and executive officers of Return Assured as a group.


                                                              SHARES BENEFICIALLY OWNED (1)
                                                              -----------------------------
                                                                   NUMBER         PERCENT
                                                              ---------------  ------------
5% STOCKHOLDERS:

Plasmanet, Inc.                                                    840,000         4.98%
420 Lexington Avenue
New York, New York 10170

NAMED EXECUTIVE OFFICERS AND DIRECTORS:

Matthew Sebal                                                      300,000          1.8%
Todd Cusolle                                                             0            0

All Named Executive Officers, executive officers and
directors as a group (2 persons)                                   300,000          1.8%

----------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2001 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $.001 par value per share. There are 16,850,799 issued and outstanding Shares. Holders of the Shares do not have preemptive rights to purchase additional Shares or other subscription rights. The Shares carries no conversion rights and are not subject to redemption or to any sinking fund provisions. All Shares are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to shareholders. All outstanding Shares are validly authorized and issued, fully paid and nonassessable, and all Shares to be sold and issued as contemplated hereby, will be validly authorized and issued, fully paid and nonassessable. The Board of Directors is authorized to issue additional Shares not to exceed the amount authorized by the Company's Certificate of Incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the Board warrants for the purchase of shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further shareholders action. The above description concerning the Shares does not purport to be complete. Reference is made to the Company's Certificate of Incorporation and bylaws which are available for inspection upon proper notice at the Company's offices, as well as to the applicable statutes of the State of Delaware for a more complete description concerning the rights and liabilities of shareholders. Each holder of Shares is entitled to one vote per share on all matters on which such shareholders are entitled to vote. Since the Shares do not have cumulative voting rights, the holders of more than fifty percent (50%) of the Shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person on the Board of Directors.

PREFERRED STOCK

         The Board of Directors is empowered to authorize the issuance of one or more classes up to a total of 1,000,000 shares of the Corporation's Preferred Stock, or one or more series of any such class, and to fix the preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof for each such class or series, specifying for each such class or series: (i) the designation thereof in such manner as shall distinguish shares thereof from all other series of Preferred Stock then or theretofore authorized; (ii) the number of shares which shall initially constitute such class or series; (iii) whether or not the shares of such class or series shall have voting rights in addition to the voting rights affirmatively required by law; (iv) the rate or rates and the time or times at which dividends and other distributions on the shares of such class or series shall be paid, and whether or not any such dividends shall be cumulative; (v) the amount payable on the shares of such class or series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; (vi) whether or not shares of such class or series are to be redeemable, and the terms and conditions upon which the Corporation or a holder may exercise its or his right to redeem, or require redemption of, shares of such class or series; (vii) whether or not a sinking fund shall be created for the redemption of the shares of such class or series, and the terms and conditions of any such fund; and (viii) any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof which shall be applicable to such class or series."

                                     EXPERTS

         Our financial statements as of November 30, 2001, and for the quarter then ended and the financial statements as of August 31, 2001 and the financial statement of Hertz Technology Group, Inc. and Subsidiaries as of August 31, 2000 and for the years then ended have been included in this prospectus and in the registration statement in reliance on the reports of Goldstein Golub Kessler LLP, independent auditors, given upon the authority of that firm as experts in accounting and auditing. Financial statements of our subsidiary, Return Assured Incorporated, a Nevada corporation, as of August 31, 2000 and August 31, 1999 and for the years then ended have been included in this prospectus and in the registration statement in reliance on the report of Pannell Kerr Forster, chartered accountants, given upon the authority of that firm as experts in accounting and auditing.

                     COMMISSION POSITION ON INDEMNIFICATION

         Section 145 of the Delaware General Corporation Law grants corporations the power to indemnify their directors, officers, employees and agents. Our Amended and Restated Certificate of Incorporation and our By-laws provide for indemnification of our directors, officers, agents and employees to the full extent permissible under the General Corporation Law. The General Corporation Law also allows a corporation to eliminate the liability of directors for breach of fiduciary duty in some cases. Our certificate of incorporation eliminates that liability to the full extent permitted by the that law.

         We have signed indemnification agreements with each of our directors and executive officers. Each of these agreements provides that we will indemnify that person against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties as an officer, director, employee or agent of our company. This indemnification will be available if the acts of the person we are indemnifying were in good faith, if the he acted in a manner he reasonably believes to be in or not opposed to our best interest and, as to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         The registration rights we have granted the selling stockholders, contain indemnification provisions.

         We maintain directors' and officers' liability insurance coverage with an aggregate policy limit of $5 million for each policy year.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

In June 2001, we entered into a Merger and Share Exchange Agreement (Merger Agreement) with Internet Business's International, Inc. (IBUI) at which time, we planned to complete the Merger during fiscal year 2002. On January 14, 2002, however, the two companies announced their mutual decision to terminate the Merger Agreement and to cease all efforts underway to effectuate the merger. In the prior fiscal year, we closed the business combination of our Return Assured business and Hertz Technology Group business. On October 13, 2000 Asure Acquisition Corp., a wholly-owned subsidiary of Hertz Technology Group, Inc., a Delaware Corporation, was merged into Return Assured Incorporated, a Nevada Corporation. At the same time Hertz Technology Group changed its name to Return Assured Incorporated. We discovered, however, that the synergies we expected between Return Assured and certain of the subsidiaries of the Hertz Technology Group including Hergo Ergonomic Support Systems,

Inc. (Hergo) and its subsidiary RemoteIT.com Inc. and Hertz Computer Corporation, did not come to fruition and, therefore, Return Assured disposed of Hergo, RemoteIT.com Inc., and Hertz Computer Corporation (collectively the Hertz Businesses) because the Hertz businesses are not core businesses of Return Assured. For example, Hergo's primary business is the manufacture and distribution of office furniture which is not an Internet business and has little in common with Return Assured, precluding the possibility of any efficiencies of scale, joint sales or marketing efforts or other joint initiatives.

At the time of the merger of Return Assured and the Hertz Technology Group, Return Assured entered into a note agreement with Eli Hertz, founder of the Hertz Technology Group, in the principal amount of $290,000 plus interest at 10% per annum payable to Eli Hertz.

In order to fully divest of the Hertz Businesses, Return Assured entered into an agreement with Eli Hertz regarding the balance remaining on the note wherein Return Assured would pay the remaining balance of the note in full by October 8, 2001; provided, however, that the failure of Return Assured to pay the note in full would result in 100% of the issued and outstanding stock of Hergo and Hertz Computer Corporation being returned to Eli Hertz. Return Assured did not pay the note in full by the due date, and all issued and outstanding shares of Hergo's and Hertz Computer Corporation's common stock have been transferred to Eli Hertz. These transfers have resulted in Return Assured's disposition of Hergo and Hergo's subsidiary, RemoteIT.com and Hertz Computer Corporation while Edutec continues to be a subsidiary of the Company.

References in this report to we, us, our and similar terms means Return Assured Incorporated, a Delaware corporation, formerly Hertz Technology Group, Inc.

INDUSTRY OVERVIEW

As the world familiarizes itself with the convenience of online shopping, the wonders of the Internet have virtually placed almost anything one would want to buy at our fingertips. The Internet has become a resource for information and research as well as a retail mecca offering myriads of products and services that were previously inaccessible.

A strong web presence is mandatory for any retailer that wants to compete in the 21st century. In order to become market leaders retailers must measure and act upon their customers' needs, provide seamless service between channels and develop new ways for customers to shop.

However, with the rapid growth of the Internet a few negatives are threatening the retail landscape. There are mounting consumer concerns about credit card fraud, lack of trust in the vendor or product, security risks with personal information disclosure and a lack of systems to provide the consumer with a safety net or comfort zone when dealing with unknown merchants. Small and medium sized retailers may be at a disadvantage because without recognized brands or reputations consumers are wary of shopping on these sites. In fact, 80% of online shoppers agree that their purchasing decisions are strongly influenced by the ability to buy from known, trusted retailers and to buy known, trusted product brand names. In addition, it is estimated that 75% of shopping carts are abandoned before the transaction process is complete. Even in the case where the carts are not voluntarily abandoned, 28% of online purchases fail. Of those purchases that failed, 28% of the customers stopped shopping online. Furthermore, a survey shows that the inability to return goods and general lack of trust in the vendor were two of the top ten reasons Internet users did not buy online. For those consumers that did buy apparel online in 2000, low prices, free delivery, large merchandise selection and ease of return topped the list of most important features when selecting an online merchant. However, not all return policies were rated equally. One survey showed that the most important factor for an optimal online return policy would be a 100% money back guarantee.

OUR BUSINESS

We have brought to market the world's first proprietary business-to-business and business-to-consumer value added web seal of approval which provides a service that guarantees customers who order products through the web sites of merchant members that the merchants' stated return policy will be honored.

Our web seal of approval is designed to meet the needs of small and medium sized businesses by removing the risk and uncertainty that are responsible for incomplete online transactions. We offer a risk-free shopping experience because we guarantee to fulfill the terms of a participating merchant's return policy in cases where the merchant will not.

According to a recent study, 75% of shopping carts are abandoned before the transaction process is complete for two reasons:

- Online shoppers are wary of the security risk of sending their credit card number over the public Internet; and

- Online shoppers are unsure, as in the mail order catalogue business, that Internet retailers will accept return of a product if the product is unacceptable to the consumer.

We deal with the second of these issues by providing our Return Assured Seal of Approval web seal to those e-commerce sites that meet our criteria. If a customer orders from a site displaying this web seal, we provide assurance that the merchant displaying the web seal will honor its stated return policies.

When a merchant applies for the Return Assured web seal, we perform a credit check through Dun & Bradstreet or other sources such as the Better Business Bureau, to verify the financial and credit standing of the merchant. Depending on the results of our initial credit investigation, the merchant may be approved immediately, approved after a review by senior management or questioned about the reasons for any adverse financial or credit standing. A merchant that is ultimately approved is authorized to display the Return Assured web seal on its e-commerce web site. The web seal itself remains on our computers. The merchant displays our web seal by linking to the file from its web site.

As a condition for approval, all merchants must provide us with a copy of their current merchandise return policies and to ship their products on carriers which we have approved. These carriers must provide for online tracking of shipments made on them. We are notified each time a customer places an order through the site on which our web seal is displayed and receive shipping information from the merchant which allows us to track the merchandise through the delivery process. We have software that allows the tracking to be done automatically. A customer who has not received merchandise ordered can contact us and quickly determine the status of the shipment. Any delivery problems are followed up with the carrier. If the shipment has not yet been made, we contact the merchant to determine why and to resolve any outstanding issues.

If the customer wants to return merchandise ordered, we initially direct the customer to contact the merchant directly for a return merchandise authorization number and to return the merchandise directly to the merchant. If the customer has already contacted the merchant without success, our service representative reviews the merchant's return policies to see whether the return would be consistent with those policies.

If the return is not consistent with the merchant policy, we tell the customer that the return is not covered. If the return is covered, we contact the merchant to determine whether there was a valid reason for refusal to accept the return. We tell the merchant that if the reason is not satisfactory, the merchant risks losing the Return Assured web seal for its site. If we are unable to persuade the merchant to honor a valid claim, we direct the customer to return the merchandise to us with a claim form. On verifying that the return is in order, we mail our own refund check to the customer. We then dispose of the merchandise either by trying to sell it for its salvage value or by donating it to a charity. We may then seek to recover from the merchant the amount we have reimbursed the customer.

Since our web seal displayed on a merchant's site is controlled by our computers rather than by the merchant, we are able to immediately remove our web seal from the site of any merchant which we determine is not making prompt delivery of goods that are ordered or is not complying with its stated return policy.

We charge the merchant for our services based on the number of orders placed through the merchant's site. The amount of the charge will depend upon a variety of factors including - the value of the item,

- the merchant's retail sector,

- the typical return rate for that item,

- the number of years the merchant has been in business, and

- whether the merchant has a physical location.

Generally we charge from $.25 to $1.00 per transaction.

We created this service because we saw that, with the rapid growth of the Internet retail landscape, there were mounting consumer concerns and a lack of systems or services to provide the consumer with a safety net or comfort zone when dealing with e-retailers.

We set a higher standard of confidence and trust between consumers and merchants for an improved online shopping experience. Our Return Assured Seal of Approval appears on the websites of certified, participating merchants, which represents a guarantee to the consumer that the merchant's return policy will be honored. This innovation injects a comfort level for consumers that want to buy online safely and provide a level playing field for large and small merchants alike - many of which have no arrangements for merchandise returns or refunds. The result provides consumers with a virtual risk-free environment to shop online safely.

RESEARCH AND DEVELOPMENT

We believe that some of our future success will depend in part on our ability to continue to maintain and enhance our current technologies and Internet-based trust services. Although we will continue to work closely with developers and major customers in our development efforts, we expect that most of our future enhancements to existing services and new Internet-based services will be developed internally.

OUR OTHER OPERATIONS

We operated additional lines of business but have recently disposed of certain of the Hertz businesses including Hergo Ergonomic Support Systems, Inc., which was the subsidiary that manufactured and sold a line of functional, ergonomic, modular products instrumental in achieving efficient workplace environments. We also disposed of RemoteIT.Com Inc., which offered Internet and communication services. We are disposed of Hertz Computer Corporation, the subsidiary that configured and sold customized personal computers and peripherals.

SUBSIDIARY

Edutec is a Return Assured subsidiary which had training facilities equipped with personal computer workstations and related audio-visual technology and whose business it was to provide customers with access to such training facilities. Because Edutec continued to sustain losses during fiscal 2001, the Company discontinued Edutec's operations. Nevertheless, Edutec still exists as a New York corporation and the Company has not disposed of Edutec's issued and outstanding shares of common stock as of the date of this report.

OUR COMPETITION

We operate in a business that is subject to competitive pressures. We have a few competitors, ranging from better business consumer dispute resolution services to a number of relatively small, reverse logistics providers. In addition, a few major e-commerce sites have their own systems for returns but they are very limited in scope or flexibility for the consumer. There are also a small number of escrow service companies offering limited merchandise satisfaction programs, but their charges are widely varied, ranging from 1% to 6% of the goods involved, and where the transaction value is high, the costs of such escrow programs are quite expensive.

We believe that the combination of product, price, branding, alliances, performance, quality, and reliability, are important competitive factors that set us apart. However, intense competitive pressures could affect demand for our web seal products and services, resulting in reduced profit margins and/or loss of market opportunity.

There are a number of other companies addressing different segments of the reverse logistics and trust business. We believe that none of these companies have successfully married the seamless return of goods with the money back guarantee that we provide. Some of the competing companies are:

- Return.com which offers a reverse logistics program, limited to the physical process of returning goods to retailers. Return.com does not, however, provide any guarantees that the merchant's return and refund policies will be honored. In addition, Return.com does not provide refunds to consumers.

- ePubliceye.com which is a monitoring system that provides consumers with limited information on e-businesses, reliability, privacy, and customer satisfaction. ePubliceye.com is an information site relying on subjective customer feedback which provides no return program.

- WebAssured.com which evaluates the reliability of online sellers by alerting shoppers of sites with poor reputations and thereby acts as an arbitrator. Customers must, however, use their browser plug in and rely only on customer feedback to generate reliability of merchants. They only offer a maximum refund of $200.00.

- ReturnExchange.com which only handles the physical process of returning goods to merchants and exchanges and provides no refunds to consumers.

- ClickSure.com, a UK-based online retailer verification program, which certifies merchants for standards of privacy, security, reliability and content. Their verification process is lengthy and rigorous, and costly for the merchant
- about $1,500. They do not offer refunds or guarantees to consumers.

- Yahoo has a Buyer Protection Program for items purchased on its auction site which close at prices above $25 and below $10,000. However, this protection is limited and the claims process is time consuming. In addition, refunds are not automatically issued. First, the claim goes through customer support and arbitration and only if the matter is not resolved does it go through their claims department. A claim may only be submitted to Yahoo after the purchaser has contacted the seller and a period of 25 days has passed and the matter has not been resolved. At that point, the purchaser may file a complaint with Yahoo!'s complaint system. After submitting a complaint, customers then access information on it through Yahoo's website. The claims department takes 45 days from when they receive the claim to when they profess judgment on the case. It could take up to a few months to get judgment on a case that only covers a limited amount of the total money spent by the consumer.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

BACKGROUND

Return Assured Incorporated was originally founded in the name Hertz Technology Group in the state of Delaware on June 18, 1996. During fiscal year 2000, Return Assured completed the business combination of the Return Assured business and the Hertz Technology Group business. On October 13, 2000 Asure Acquisition Corp., a wholly-owned subsidiary of Hertz Technology Group, Inc., a Delaware Corporation, was merged with and into Return Assured Incorporated, a Nevada Corporation. At the same time Hertz Technology Group changed its name to Return Assured Incorporated.

Following the merger, Return Assured discovered that the synergies it anticipated between Hertz and Return Assured did not materialize and therefore Return Assured decided to dispose of Hergo Ergonomic Support Systems, Inc., RemoteIT.com, Inc. and Hertz Computer Corporation (collectively the Hertz Businesses).

The Company now operates in the financial services area consisting primarily of Return Assured's Web Seal of Approval and related services. While Edutec is still a subsidiary of Return Assured, Edutec ceased active operations in the prior fiscal year with the termination of the Varick Street lease.

RESULTS OF OPERATIONS

THREE MONTHS ENDING NOVEMBER 30, 2001 AND 2000

Due to the Company's divestiture of Hergo Technology Inc., RemoteIT.com and Hertz Computer Corporation (collectively the Hertz Businesses), the Company's financial results for the quarter ended November 30, 2001 do not include the financial results of the Hertz businesses for the entire quarter. As Return Assured owned the Hertz Businesses for the first month of the quarter, financial results for that period are included in the line entitled Loss from Discontinued Operations.

The timing of the commencement of our Return Assured operations has coincided with a significant downturn in the entire Internet sector and although initial signups with a number of merchants were encouraging, follow-through revenue has been very disappointing. In addition, the initial rush of inquiries and signups, announced in early January 2001, have not resulted in significant revenues. As a result, the Company has reduced operations in the financial services area, and is looking towards a redefinition of the Return Assured Seal of Approval and its areas of operations.

In addition, the Company has commenced the search for acquisition and merger candidates which will allow the Company to sustain operations beyond the resources which it currently has. Management recognizes that raising additional funds for a retail-based Internet business will be particularly difficult given the depressed state of the technology capital markets.

The Company entered into a letter of intent to merge with Internet Business International Inc (IBUI) in May 2001 and executed a definitive merger agreement in June 2001. On January 14, 2002, however, IBUI and Return Assured mutually decided to terminate the merger agreement and ceased all activity in process related to the merger.

Our Return Assured operations have not generated any significant revenues since inception in June 1999 through November 30, 2001. Our Return Assured operations have consisted of:

- determining the feasibility and potential market acceptance of our web seal service;

- developing the infrastructure to deliver and monitor our web seal service;

- pursuing our marketing strategy by forming strategic relationships with web portals;

- raising capital to finance our business plan; and

- assembling our management team.

As noted above, we have scaled back the Return Assured operations and are in the process of redefining our markets and products in response in order to generate higher revenues. This redefinition continues and currently we continue to test market the Seal of Approval.

The Company will also be meeting with our insurance underwriter to discuss our ongoing relationship and to ensure that our product development efforts can be reconciled with the needs of our insurer.

The Company has received a database of names pursuant to the FreeLotto Agreement and is reviewing options for the use of that database.

Return Assured is experiencing significant negative effects from the overall Dot Com meltdown. Sales have been affected as the Edutec classroom was closed when the company gave up its lease on the Varick Street space.

The launch of the Seal of Approval has been disappointing and staff in the Financial services division has been reduced in an effort to control costs. Management is rethinking the seal program with a view to re-launching a modified product in an attempt to increase market acceptance of the product. This has been precipitated by the general decline and rethinking of internet retailing as well as a misjudging of the potential for the seal. Initial probes of the potential of a seal of approval product for credit card industry have been encouraging but remain largely in the discussion phase at this time.

LIQUIDITY AND CAPITAL RESOURCES

For the three months ended November 30, 2001, we had net cash used in operating activities of $27,898 as compared to $789,798 for the three months ended November 30, 2000. The change in the operating activities is due to the fact that the Company has cut back on its businesses. We were unable to generate cash flows from operating activities. In the previous fiscal year, we issued preferred stock in the amount of $5,000,000 to fund the shortfall in working capital.

Cash provided by investment activities for the three months ended November 30, 2001 was nil as compared to $232,840 in net cash provided by investing activities for the three months ended November

30, 2000. In the prior year the primary source of this was the cash received upon the acquisition of the Hertz Technology Group.

Cash provided by financing activities for the quarter ended November 30, 2001 totaled nil as compared to $4,512,344 in cash provided by financing activities for the quarter ended November 30, 2000. The Company completed a financing of its preferred stock at the same time as the merger (the Preferred Shares), issuing 5,000 of the Preferred Shares for $5,000,000 and granting a warrant to purchase up to $1,000,000 of additional shares of the Company's common stock. The Company issued a note payable to Eli Hertz who was the Chief Executive Officer of Hertz Technology Group at the time of the merger in the amount of $290,000.

At the end of the quarter ended November 30, 2001, the Company had cash in the amount of $2,974,052 as compared to $3,001,950 at the beginning of the quarter, a decrease of $27,898.

The Company believes that its current cash will be sufficient to meet its anticipated cash needs for working capital and capital expenditures for at least the next twelve months. If cash generated from operations is insufficient to satisfy liquidity requirements, the Company may seek to sell additional equity or debt securities or to obtain a credit facility. The sale of additional equity or convertible debt securities could result in additional dilution to Return Assured's stockholders. If the Company issues debt securities, fixed obligations will increase and the Company may have to comply with covenants that might inhibit its operations. Moreover, such financing may not be available in amounts or on terms acceptable to the Company, if at all.

As of November 30, 2001, the Company had $2,974,052 in cash and $1,697,076 in working capital.

A significant portion of our working capital was to have been used to launch our web seal operations. The cash flow from operations has not been sufficient to meet our operating expenses. However, the Company has cut staff and operating expenses and scaled back operations in order to preserve cash. The cash position will be used in our ongoing effort to redefine the Company's business model and to launch new products when feasible.

YEARS ENDING AUGUST 31, 2001 AND 2000

         For the twelve months ended August 31, 2001, we had net cash used in operating activities of ($1,847,660). Large non-cash items including shares, options and warrants issued in exchange for services rendered, impairment of goodwill and the loss on the disposal of the discontinued Hertz businesses amounted to more than $5,700,000. We were therefore unable to generate cash flows from operating activities. During the year ended August 31, 2001, we issued preferred stock in the amount of $5,000,000 to fund the shortfall in working capital.

         Cash used in investing activities for the twelve months ended August 31, 2001 was $242,503. The primary source of this was the cash received upon the acquisition of the Hertz Technology Group. Hertz had cash in the amount of $249,492 upon the consummation of the merger which was transferred to Return Assured.

         Cash provided by financing activities for the year ended August 31, 2001 totaled $4,475,000. The Company completed a financing of its preferred stock at the same time as the merger (the "Preferred Shares"), issuing 5,000 of the Preferred Shares for $5,000,000 and granting a warrant to purchase up to $1,000,000 of additional shares of the Company's common stock. The Company issued a note payable to Eli Hertz who was the Chief Executive Officer of Hertz Technology Group at the time of the merger in the amount of $290,000. As the Company defaulted on this note and a settlement regarding the payment of the note was reached in the fourth quarter of fiscal 2001, $90,000 of the note which was paid during fiscal 2001 was accounted for as a use of the Company's cash during fiscal 2001. An additional $200,000 represents a note for bridge financing that the Company paid off during fiscal 2001. In addition, the Company purchased stock from Eli Hertz at the time of the merger with Hertz Technology Group in the amount of $435,000, which was a use of the Company's cash in its investing activities.

         At the end of fiscal 2001, the Company had cash in the amount of $3,001,950 as compared to $132,107 at the beginning of the fiscal year.

         The Company anticipates that its capital expenditures will increase significantly in the future as it intends to make technological improvements to its system and technical infrastructure. The Company anticipates spending in excess of $250,000 to develop automated business processes and tools to carry out its business plan and streamline systems that have already been developed. Additionally, we will continue to evaluate possible investments in complementary businesses, products and technologies, and plan to conduct aggressive brand promotions.

RESULTS OF OPERATIONS - 2000 versus 1999

REVENUES

Hertz's sales for the year ended August 31, 2000, were $6.32 million, compared to $6.88 million for the year ended August 31, 1999, an 8% decrease. Sales from RemoteIT, Hertz Computer and Edutec operations were $1,236,000 for the year ended August 31, 2000, compared to $1,576,000 for the year ended August 31, 1999, a decrease of $340,000 or 22%. RemoteIT provides networking and communications products and services, Internet connectivity, and other value-added services. The personal computer hardware market has become increasingly competitive and over-saturated. Although we shifted our emphasis from hardware manufacturing to networking and communication services during the year ended August 31, 2000, the continued drop in hardware sales was not offset by a significant increase in sales of networking and communications products. The slow generation of sales in the communications area is primarily due to the highly competitive nature of DSL communication services and the high cost of capturing the market. The marketing needed to generate DSL sales is in radio and other media advertising. The cost to launch such programs is high, with no real assurance of continued customer support, since new industry programs are continuously appearing with highly competitive rates.

For the year ended August 31, 2000, Hergo sales were $5,083,000 compared to sales of $5,305,000 for the year ended August 31, 1999, a decrease of $222,000, or 4%. Although Hergo sales for the first nine months had been at similar levels as the same period last year, Hergo experienced a substantially slower fourth quarter. In large part, the decrease arises from the merging of Hergo's Woodside shipping division into the Long Island City manufacturing division. As a result of this move, which occurred at the end of August 2000, resources were directed to a large scale effort to expedite the move.

GROSS PROFIT

Our gross profit was $2,471,000, 39% of net sales, for the year ended August 31, 2000 as compared with $3,339,000, 49% of net sales, for the year ended August 31, 1999, a decrease of $868,000, or 26% decrease in gross profit.

Gross profit generated from Hergo for the year ended August 31, 2000 was $2,325,000, 46% of net sales, compared to $2,991,000, 56% of net sales, for the year ended August 31, 1999.

Several factors contributed to the lower gross profit margin for the current year. Among them, major contributors were higher labor and utilities costs, as well as increased costs of depreciation and amortization. During the year substantial maintenance contracts were established to cover the highly computerized technical equipment purchased in the past year. The costs of the contracts and the depreciation on the same machines were substantial. The additional machinery, however, is expected to increase efficiency and in the long run should help in reducing labor costs associated with the production.

During the year ended August 31, 2000, we reduced the carrying value of some of our inventory due to obsolescence and design changes. The amount of the write down of the inventory was in excess of $100,000.

Gross profit generated from our RemoteIT, Hertz Computer and Edutec operations for the year ended August 31, 2000 was $146,000, 12% of sales, compared to $348,000, 22% of sales, for the same period last year.

In the current year, these operations included a full year of costs and sales for RemoteIT. We purchased RemoteIT in February 1999. Many of the costs of RemoteIT are fixed and those costs, combined with the low volume of sales of products and services, resulted in the lower gross profit margin. This effect was further aggravated by expenses incurred in connection with the DSL product and co-location program.

SELLING, GENERAL AND ADMINISTRATIVE

Selling, general and administrative expenses increased for the year ended August 31, 2000 from the comparable year ended August 31, 1999 by $147,000, or 4%. We decided to terminate our lease at 75 Varick Street.

We believed that with the decreased need for space, due to the reduction in PC manufacturing and the consolidation of the Hergo warehouse and offices into the Long Island City building, we could occupy less space and save over $200,000 each year in rent. Additionally, we were able to negotiate the surrender of the lease so that some relocation expenses were covered. In the fourth quarter of the year ended August 31, 2000, we changed its estimate of the useful life of some of its leasehold improvements and incurred additional amortization of leasehold improvements of approximately $82,000. During the year ended August 31, 2000, we installed new computer software in order to comply with Y2K considerations and to supply additional functionality. The cost for the software, training and modifications totaled approximately $78,000 and is included in selling, general and administrative expenses. During that year, we also utilized a marketing test program to promote DSL services. The marketing test program included radio, print and Internet advertising and telemarketing expenses and cost approximately $72,000.

IMPAIRMENT LOSS ON ASSETS

With the termination of the lease at Varick Street, the Edutec division was discontinued. Goodwill outstanding for Edutec was therefore impaired and was written off at the end of the year ended August 31, 2000. The equipment for the classrooms was also written down to its realizable value. The total written down for Edutec was $105,000. In addition, Hertz Computer experienced a significant reduction in production of personal computers. All of its associated equipment and intangible costs totaling $177,000 was written down.

Due to the merging of the Hergo warehouse facility into the Hergo production facility, excess and obsolete production machinery was disposed, totaling $51,000.

Web development costs totaling $ 272,000 that were formally capitalized were written off due to impaired value. We changed our focus of web technology products due to the merger and the business nature of our Return Assured operations. The website and other web enabled functions were substantially modified and we did not use the website that we had developed in the same manner.

OTHER INCOME (EXPENSE)

Other income for the year ended August 31, 2000 was $44,000 compared to other expense of $7,000 for the year ended August 31, 1999.

Net interest income for the year ended August 31, 2000 decreased by $48,000 as compared to the comparable year ended August 31, 1999. The decrease in interest income for the current year was primarily due to the reduction of marketable securities balances.

PROVISION FOR INCOME TAXES

We recorded a provision for taxes of $136,000 for the year ended August 31, 2000 as compared to $110,000 provision for the year ended August 31, 1999. The provision for both years arises from an increase in the valuation allowance against the deferred tax asset. The valuation allowance increased in each year due to our estimate of the likelihood that some portion or all of the deferred tax asset would not be realized.

NET INCOME AND EARNINGS PER SHARE

Net loss for the year ended August 31, 2000 resulted in a loss of approximately $2,338,000 or $1.07 per share compared to a loss of $695,000 or $.33 per share for the year ended August 31, 1999.

LIQUIDITY AND CAPITAL RESOURCES

For the twelve months ended August 31, 2000, we had cash provided by operations of $608,000. Large non-cash items of depreciation, amortization, loss on disposal of assets and amortization of goodwill amounted to over $1,263,000. Because of this, despite the fact that our loss was $2,338,000, we still experienced cash flows arising from operating activities. During the year ended August 31, 2000, we sold marketable securities in the amount of $935,000 to fund the shortfall in working capital.

Cash used in investment activities for the twelve months ended August 31, 2000 was $409,000. The primary use was the purchase of manufacturing equipment for the Hergo product line. Additionally, we capitalized expenses incurred in creation of a web site of $100,000. This amount was written off at August 31, 2000.


Cash used in financing activities for the year ended August 31, 2000 totaled $84,000. During the year, we sold 100,000 shares of common stock for a total of $175,000 and received $20,119 from the exercise of stock options. This offset the payment of $279,000 in notes and capital leases payable, which includes the last of three payments made for the purchase of Lan Metal Products, a division of our Hergo subsidiary.

To date, we have primarily financed our operations through the sale of our equity securities:

- In May 2000, raised $175,000 from the sale of 100,000 shares of common stock.

- In June 2000, Return Assured prior to the merger raised $800,000 from the sale of 560,000 shares of common stock and $200,000 from the sale of convertible notes.

- In October 2000, we raised $5,000,000 from the sale of our Series A convertible preferred stock.

After giving effect to the merger, the sale of our Series A preferred stock and the redemption of Eli Hertz' common stock, we had, as of August 31, 2000, on a pro forma basis, approximately:

- $4.8 million in cash and cash equivalents; and

- $5.9 million in working capital.

                             DESCRIPTION OF PROPERTY

         We previously rented approximately 2,000 square feet of office space at 885 West Georgia Street Vancouver, B.C., Canada. We vacated this space on or about April 30, 2001 although the lease that the Company executed with the lessor was to run through May 2003 at an annual rate of Cdn$57,707. The lessor commenced legal proceedings against the Company on September 19, 2001 (see Legal Proceedings) and terminated the lease on October 15, 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Return Assured recently disposed of Hergo, Remote I-T, and Hertz Computers (collectively the "Hertz Businesses") because the Hertz businesses are not core businesses of Return Assured. For example, Hergo's primary business is the manufacture and distribution of office furniture. Following the merger of Return Assured with Hertz, Return Assured discovered that Hergo's business was not synergistic with Return Assured's, and after extensive due diligence, decided to dispose of that business as well as the other Hertz Businesses. In addition, at the time of the merger of Return Assured and the Hertz Technology Group, Return Assured entered into a note agreement with Eli Hertz, founder of the Hertz Technology Group, in the principal amount of $290,000. In order to fully divest of the Hertz Businesses, however, Return Assured entered into an agreement with Eli Hertz regarding the balance remaining on the note wherein Return Assured would pay the remaining balance of the note in full by October 8, 2001; provided, however, that the failure of Return Assured to pay the note in full would result in 100% of the issued and outstanding stock of Hergo being returned to Eli Hertz. Return Assured failed to pay the remaining balance on the note by the due date and returned the shares of Hergo to Eli Hertz pursuant to the agreement.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock and warrants were traded on the Nasdaq SmallCap Market under the symbols "HERZ" and "HERZW", respectively, from November, 1996 through August 3, 2001. Since October 19, 2000, our common stock symbol has been "RTRN" and our warrant symbol has been "RTRNW". On August 3, 2001, the Company's common stock was delisted from the Nasdaq SmallCap Market and began to be traded on the NASD Over-the Counter Bulletin Board ("OTCBB"). The following table sets forth, for the fiscal quarters indicated, the high and low bid prices per share of our common stock and warrants as reported on the Nasdaq SmallCap Market and the high and low bid prices per share as reported on the OTCBB. The quotations reflect inter dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

                                              RTRN                       RTRNW
                                        ------------------       -------------------
                                           High       Low           High       Low
                                        --------    ------       ---------   -------
First Quarter 2002                         .03       .017          0.001      0.001
Year Ending August 31, 2001
First Quarter                             2.8125     0.875         0.75       0.34375
Second Quarter                             1.00      0.21875       0.40625    0.09375
Third Quarter                              1.0       0.125         0.1875     0.03125
June 1 - August 2 (1)                     0.375      0.078125      0.11       0.0625
August 3 - August 31 (2)                   0.5       0.032         0.001      0.001



Year Ending August 31, 2000
First Quarter                              4.25      1.88          1.22       0.69
Second Quarter                             2.02      0.75          1.81       0.50
Third Quarter                              6.68      2.13          1.63       0.41
Fourth Quarter                             4.75      2.44          0.81       0.44


         (1) On August 2, 2001, the Company's common stock and warrant ceased trading on the Nasdaq Smallcap Market.

         (2) On August 2, 2001, the Company's common stock and warrant started trading on the NASD Over-the-Counter Bulletin Board ("OTCBB").

         On February 7, 2002, the closing bid price of our common stock was $.015 per share.

         As of February 7, 2002, there were 97 holders of record of the common stock of Return Assured.

                             EXECUTIVE COMPENSATION

         The following table shows compensation paid during the fiscal years ended August 31, 2001, 2000 and 1999 by our President and our executive officers who made $100,000 or more last year. Mr. Hertz was our President and Chief Executive Officer during the year ended August 31, 2000 through October 13, 2000. Since that time Mr. Hertz has been the Chief Executive Officer of Hergo Ergonomic Support Systems Inc. As the Company disposed of Hergo on October 8, 2001, Mr. Hertz is not shown in the table of executive officers and directors. Barry Goldsammler was the Chief Financial Officer of Return Assured until October 13, 2000. Since that time, Mr. Goldsammler has been the Chief Financial Officer of Hergo. As Return Assured disposed of Hergo on October 8, 2001, Mr. Goldsammler is no longer employed by Return Assured and is therefore not included in the table of executive officers and directors. Mr. Sebal has been President and Chairman of Return Assured since October 13, 2000.

                                                                           Long Term Compensation
                                                           --------------------------------------------------------------
                                     Annual Compensation             Awards                      Payouts
                                    ---------------------  ------------------------  ------------------------------------
                                                              Other      Restricted  Securities                  All
                                                              Annual        Stock     Underlying    LTIP         Other
                                                           Compensation     Awards   Options/SARs  Payouts   Compensation
Name & Principal Position    Year   Salary ($)  Bonus ($)      ($)           ($)         (#)         ($)          ($)
-------------------------   ------  ----------  ---------  -------------  ---------  ------------ --------   ------------
Matthew Sebal                2001     45,000        0            0           0         400,000        0            0
   President & CEO           2000     62,000        0            0           0         429,000(1)     0            0
                             1999          0        0            0           0              0         0            0

----------
(1)   Represents assumed market value of 300,000 shares at date of grant.


COMPENSATION ARRANGEMENTS

EMPLOYMENT AGREEMENT WITH MATTHEW SEBAL, PRESIDENT AND CHAIRMAN OF RETURN
ASSURED

         Return Assured has an employment agreement (the "Agreement") with Matthew Sebal dated as of the 8th of February 2001. Under the Agreement, Return Assured agreed to employ Mr. Sebal as President and Chief Executive Officer of Return Assured at an initial base salary of $15,000 per month plus an option to purchase up to 400,000 shares of the Company's common stock at an exercise price of $.63 per share. Mr. Sebal is also entitled to participate in employee benefit plans maintained by Return Assured for its executives, and other fringe benefits including retirement plan participation and an automobile allowance of $500 per month. The agreement has a term of three years. It may be terminated with or without cause provided that the Company gives written notice of such termination to Mr. Sebal. The Company may also terminate the agreement because of Mr. Sebal's total and permanent disability. Mr. Sebal may terminate the agreement for "good reason" which is defined, among other things, as a default by the Company in the "payment of any material sum or or the provision of any material benefit" due Mr. Sebal under the agreement. Mr. Sebal may also terminate the agreement without "good reason" provided Mr. Sebal gives prior written notice to the Company. Mr. Sebal has deferred a portion of the salary due him under this agreement.

STOCK OPTION PLAN

         Our stock option plan provides for the grant of options intended to qualify as "incentive stock options" or options that are not intended to so qualify or "nonstatutory stock options". The total number of shares of common stock reserved for issuance under the plan is 2,250,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change. As of December 11, 2001, we have granted 400,000 options under the plan which are still exercisable, of which none have been exercised.

         The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefor and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

         Options may be granted to our employees (including officers) and directors and certain or our consultants and advisors.

         The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our certificate of incorporation eliminates the personal liability of directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the Delaware General Corporation Law. However, this provision shall not eliminate or limit the liability of a director:

          o for any breach of the director's duty of loyalty to us or our stockholders,

          o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

          o arising under Section 174 of the Delaware General Corporation Law (with respect to unlawful dividend payments and unlawful stock purchases or redemptions), or

          o for any transaction from which the director derived an improper personal benefit.

         Additionally, included in our certificate of incorporation and bylaws are provisions to indemnify our directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by
Section 145 of the Delaware General Corporation Law. The Delaware General Corporation Law provides further that indemnification shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under a company's bylaws, any agreement, vote of stockholders or otherwise.

         The effect of the foregoing is to require us, to the extent permitted by law, to indemnify our officers, directors, employees and agents for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Currently the Company does not have directors' and officers' liability insurance, but intends to obtain such coverage during fiscal 2002.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning stock options granted to each of the executives named in the Summary Compensation Table for the fiscal year ending August 31, 2001:


                                                            Percentage of Total of
                                    Number of Shares          Options Granted to       Exercise
                                   Underlying Options          Employees During        Price Per       Expiration
Name                                     Granted                 Fiscal Year             Share            Date
--------------------------         ------------------       ----------------------    ----------       ----------
Matthew Sebal                            400,000                      87%                 $.63          12/5/08
Michael Sweatman (1)                      60,000                      13%                 $.63          10/7/08

----------
(1)      Former Vice President of Finance.

OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         Outstanding stock options and the last sale price of our common stock as of August 31, 2001 - $ .05 per share - as reported by the OTCBB.


                             Shares
                           Acquired                  Number of Shares Underlying          Value of Unexercised
                              on          Value          Unexercised Options              In-the-Money Options
Name                       Exercise     Realized          at Fiscal Year End               at Fiscal Year End
---------------------      ---------    ---------    ----------------------------    ----------------------------
                                                     Exercisable   Unexercisable     Exercisable    Unexercisable
                                                     -----------   --------------    -----------    -------------
Matthew Sebal                  0            0                0        400,000            0                0
Barry Goldsammler              0            0           81,111         75,556            0                0
Eli Hertz                      0            0        1,100,000              0            0                0

DIRECTORS' COMPENSATION AND COMMITTEES

         We have not paid and do not presently propose to pay compensation to any director for acting in such capacity, except for the grant of shares of common stock or options and reimbursement for reasonable out-of-pocket expenses in attending meetings.

         We have one formal committee:

      o   the Audit Committee, which consists of Matthew Sebal and Todd Cusolle.

         The functions of the Audit Committee include:

          o monitoring our financial reporting process and internal control systems;

          o reviewing and appraising the audit efforts of our independent accountants and internal auditing functions;

          o reviewing compliance with laws and regulations under which we are required to operate, including compliance with the Nasdaq corporate governance standards; and

          o providing an open avenue of communication among our independent accountants, financial and senior management, internal auditing department and Board of Directors.

         The Board of Directors does not have a standing nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors in accordance with our bylaws and Delaware Law.

         Meetings may be held from time to time to consider matters for which approval of our Board of Directors is desirable or is required by law. Our Board of Directors met three times during fiscal year 2001 and voted unanimously in favor of the merger between the Company and IBUI by written consent. Our Audit Committee met eleven times during fiscal 2001.

EXECUTIVES' COMPENSATION POLICIES

         Compensation of our executives is intended to attract, retain and award persons who are essential to the corporate enterprise. The fundamental policy of our executive compensation program is to offer competitive compensation to executives that appropriately rewards the individual executive's contribution to corporate performance. The Board of Directors utilizes subjective criteria for evaluation of individual performance and relies substantially on our executives in doing so. The Board focuses on two primary components of our executives compensation program, each of which is intended to reflect individual and corporate performance: base salary and long-term incentive compensation.

         Executives' base salaries are determined primarily by reference to compensation packages for similarly situated executives of companies of similar size or in comparable lines of business with whom we expect to compete for executive talent and with reference to revenues, gross profits and other financial criteria. The Board also assesses subjective qualitative factors to discern a particular executive's relative value to the corporate enterprise in establishing base salaries.

         It is the Board's philosophy that significant stock ownership by management creates a powerful incentive for executives to build long-term shareholder value. Accordingly, the Board believes that an integral component of executive compensation is the award of equity-based compensation, which is intended to align executives' long-term interests with those of our shareholders. Awards of stock options to executives have historically been at then-current market prices. The Board believes that option grants should be considered on an annual basis.

                                    RETURN ASSURED INCORPORATED AND SUBSIDIARIES


                                      INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



INDEPENDENT AUDITOR'S REPORT                                             F-2


CONSOLIDATED FINANCIAL STATEMENTS:

   Balance Sheets                                                        F-3
   Statement of Operations                                               F-4
   Statement of Shareholders' Equity (deficiency) and Comprehensive
     Loss                                                                F-5
   Statement of Cash Flows                                               F-6
   Notes to Consolidated Financial Statements                         F-7 - F-17

INDEPENDENT AUDITOR'S REPORT




To the Board of Directors and Shareholders of Return Assured Incorporated


We have audited the accompanying consolidated balance sheet of Return Assured Incorporated and Subsidiaries as of August 31, 2001, and the related consolidated statements of operations, shareholders' equity (deficiency) and comprehensive loss, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Return Assured Incorporated and Subsidiaries as of August 31, 2001 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from operations and has obligations that could exceed the Company's working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that may result from this uncertainty.




GOLDSTEIN GOLUB KESSLER LLP
New York, New York

November 30, 2001

                  REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS


TO THE BOARD OF DIRECTORS
  OF RETURN ASSURED INCORPORATED
  (FORMERLY A SURE ECOMMERCE, INC.)
  (A DEVELOPMENT STAGE COMPANY)


We have audited the accompanying balance sheet of Return Assured Incorporated (formerly A Sure eCommerce, Inc.) (A Development Stage Company) as at August 31, 2000 and the related statement of operations, stockholders' equity (deficiency) and cash flows for the year ended August 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance whether these financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in these financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 2000 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 3 to the financial statements reported upon, the Company has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


"Pannell Kerr Forster"

Chartered Accountants

Vancouver, Canada
September 27, 2000, except for note 14(a) and (b) which is as of October 17, 2000

                                    RETURN ASSURED INCORPORATED AND SUBSIDIARIES

                                                      CONSOLIDATED BALANCE SHEET
================================================================================

AUGUST 31, 2001

--------------------------------------------------------------------------------

ASSETS

Current Assets:
 Cash                                                              $        972
 Cash in escrow                                                       3,000,978
 Accounts receivable                                                      2,158
 Prepaid expenses and other current assets                               59,359
 Current assets of discontinued operations                            1,511,083

--------------------------------------------------------------------------------
  TOTAL CURRENT ASSETS                                                4,574,550

Noncurrent assets of discontinued operations                          1,341,159
--------------------------------------------------------------------------------
  TOTAL ASSETS                                                     $  5,915,709
================================================================================

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Current Liabilities:
 Accounts payable and accrued liabilities                          $  1,048,564
 Note payable                                                           200,000
 Accrued loss on disposal of discontinued operations                  1,678,128
 Current liabilities of discontinued operations                         467,658
--------------------------------------------------------------------------------
  TOTAL CURRENT LIABILITIES                                           3,394,350

Noncurrent liabilities of discontinued operations                       483,289
--------------------------------------------------------------------------------
TOTAL LIABILITIES                                                     3,877,639
--------------------------------------------------------------------------------

Commitments and Contingencies

Redeemable preferred stock, series A, stated value $1,000
  authorized 6,000 shares, 5,000 issued, and 3,829
  outstanding shares
                                                                      3,828,873
--------------------------------------------------------------------------------

Common Shareholders' Deficiency:
 Common stock - $.001 par value; authorized 100,000,000
  shares, issued and outstanding 16,846,184 shares                       16,847
 Additional paid-in capital                                          10,933,382
 Accumulated other comprehensive income                                     503
 Accumulated deficit                                                (12,741,535)
--------------------------------------------------------------------------------
  TOTAL COMMON SHAREHOLDERS' DEFICIENCY                              (1,790,803)
--------------------------------------------------------------------------------
  TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIENCY                   $  5,915,709
================================================================================




                                   See Notes to Consolidated Financial Statement

                                    RETURN ASSURED INCORPORATED AND SUBSIDIARIES

                                            CONSOLIDATED STATEMENT OF OPERATIONS
================================================================================

YEAR ENDED AUGUST 31,                                                      2001            2000
------------------------------------------------------------------------------------------------

Revenue                                                            $     40,422

Cost of revenue                                                          38,419
------------------------------------------------------------------------------------------------
Margin                                                                    2,003

General and administrative expenses
  Wages and salaries                                                  1,135,188    $  1,102,971
  Professional fees                                                     709,823         216,533
  Development costs                                                                     211,911
  Financing fees                                                        506,000         207,500
  Insurance                                                             350,241
  Travel and promotion                                                   97,922         184,498
  Consulting fees                                                       536,966         148,646
  Rent                                                                   97,852          58,494
  Office and miscellaneous                                              392,825          46,641
  Internet service and web design                                        24,594          29,189
  Telephone and utilities                                                41,000          15,259
  Bad debts                                                                              14,255
  Interest and finance charges                                          621,788           8,592
  Depreciation and amortization                                         197,725          16,817
  Loss on disposal of assets                                             96,551
------------------------------------------------------------------------------------------------
Loss from continuing operations                                      (4,806,472)     (2,261,306)

Discontinued Operations:
  Loss from operations of discontinued segments, including
   impairment of goodwill of $2,840,938                              (3,197,131)
  Loss on disposal of discontinued segments, including provision
   of $56,000 for operating losses during the phase-out period       (1,678,128)
------------------------------------------------------------------------------------------------
                                                                     (4,875,259)
------------------------------------------------------------------------------------------------

Net loss                                                             (9,681,732)     (2,261,306)

Value of warrants issued in connection with preferred stock            (669,350)

Dividends on preferred stock                                            (67,434)
------------------------------------------------------------------------------------------------
Net loss attributable to common shareholders                       $(10,418,516)   $ (2,261,306)
================================================================================================
Net loss per share - basic and diluted, continuing operations      $      (0.48)   $      (1.96)
================================================================================================
Net loss per share - basic and diluted, discontinued operations    $      (0.49)
================================================================================================
Net loss per share - basic and diluted                             $      (0.97)   $      (1.96)
================================================================================================
Weighted-average number of shares outstanding                         9,949,945       1,155,950
================================================================================================




                                   See Notes to Consolidated Financial Statement

                                    RETURN ASSURED INCORPORATED AND SUBSIDIARIES

                                            CONSOLIDATED STATEMENT OF CASH FLOWS
================================================================================

YEAR ENDED AUGUST 31,                                                             2001           2000
------------------------------------------------------------------------------------------------------
Operating activities:
 Net loss                                                                  $(9,681,732)   $(2,261,306)
 Items not involving cash:
  Depreciation and amortization                                                197,725         16,817
  Services rendered in exchange for shares, options and warrants             1,194,650      1,094,976
  Noncash interest expense                                                      68,800
  Loss on sale of assets                                                        96,551
  Compensation charge for excess of fair value given in share repurchase       494,230
 Impairment of goodwill                                                      2,840,938
 Changes in operating assets and liabilities:
  Accounts receivable                                                           35,601        (37,387)
  Due to shareholders                                                                         (16,302)
  Prepaid expenses                                                             211,240       (270,014)
  Current assets of discontinued operations                                    (62,940)
  Noncurrent assets of discontinued operations                                (106,873)
  Accounts payable and accrued liabilities                                     673,216        331,502
  Accrued loss on disposal of discontinued operations                        1,678,128
  Current liabilities of discontinued operations                               327,515
  Noncurrent liabilities of discontinued operations                            185,291
------------------------------------------------------------------------------------------------------
        NET CASH USED IN OPERATING ACTIVITIES                               (1,847,660)    (1,141,714)
------------------------------------------------------------------------------------------------------

Investing activities:
 Acquisition of property and equipment                                         (13,339)      (112,837)
 Cash received on sale of assets                                                 6,350
 Cash received in acquisition                                                  249,492
------------------------------------------------------------------------------------------------------
        NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                    242,503       (112,837)
------------------------------------------------------------------------------------------------------

Financing activities:
 Deferred offering costs                                                                     (123,435)
 Issuance of notes payable                                                                    200,000
 Payment of notes payable                                                     (290,000)
 Issuance of common stock (cash)                                               200,000      1,306,883
 Repurchase of common stock                                                   (435,000)
 Issuance of preferred stock                                                 5,000,000
------------------------------------------------------------------------------------------------------
        NET CASH PROVIDED BY FINANCING ACTIVITIES                            4,475,000      1,383,448
------------------------------------------------------------------------------------------------------

Effect of foreign currency translation                                                            536
------------------------------------------------------------------------------------------------------

Increase in cash                                                             2,869,843        129,433

Cash at beginning of year                                                      132,107          2,674
------------------------------------------------------------------------------------------------------
Cash at end of year                                                        $ 3,001,950    $   132,107
======================================================================================================

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:

 Issue of common stock for:
   Services                                                                               $   850,850
======================================================================================================
   Financing fees                                                                         $ 1,265,700
======================================================================================================




                                   See Notes to Consolidated Financial Statement

                                    RETURN ASSURED INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)
                                                          AND COMPREHENSIVE LOSS
================================================================================


                                                                                                                     Accumulated
                                                                 Common Stock                                          Other
                                                            ---------------------     Additional                    Comprehensive
                                                             Number of                 Paid-in       Accumulated       Income
                                                               shares      Amount      capital         Deficit         (Loss)
                                                            -----------   --------   ------------   -------------   -------------

Balance at August 31, 1999                                          90    $     1                   $    (61,713)   $        (33)

Common stock:
  Private placement                                          1,445,685      1,446    $ 1,054,864
  Shares issued for offering costs
    For going public                                           340,000        340        485,860
    For private placement                                      200,000        200        285,800
    For bridge financing                                       200,000        200        285,800
  Value of warrants issued in connection with
   bridge financing                                                                       68,800
  Value of warrants issued in connection with
   proposed offering                                                                     233,726
  Shares issued to founders' and other employees and
   consultants and recapitalization                          2,095,000      2,095        885,381
  Cancellation of original shares                                  (90)        (1)
  Legal fees incurred in connection with placement
  Financing fees                                               415,000        415        207,085
  Exchange gain                                                                                                              536
  Net loss                                                                                            (2,261,306)
---------------------------------------------------------------------------------------------------------------------------------
Balance at August 31, 2000                                   4,695,685      4,696      3,507,316      (2,323,019)            503
---------------------------------------------------------------------------------------------------------------------------------

  Exercise warrants for cash                                   100,000        100        199,900
  Issuance of warrants for financing fee                       100,000        100        199,900
  Common stock issued as consequence of merger               2,353,304      2,353      4,704,255
  Classification of stock, warrants and professional fees
   as cost of merger
  Accrual of dividends on preferred stock                                                                (42,434)
  Repurchase of common stock                                  (115,385)      (115)      (230,655)
  Common stock issued on conversion of preferred stock       8,312,580      8,313      1,176,066
  Value of warrants attached to preferred stock                                          669,350        (669,350)
  Preferred stock issuance costs                                                                         (25,000)
  Common stock issued for services (Plasmanet)               1,400,000      1,400        585,250
  Value of options and warrants granted to consultants                                   122,000
  Net loss                                                                                            (9,681,732)
---------------------------------------------------------------------------------------------------------------------------------
Balance at August 31, 2001                                  16,846,184    $16,847    $10,933,382    $(12,741,535)   $        503
=================================================================================================================================

                                                             Deferred       Total        Shareholders'   Comprehensive
                                                             Offering    Subscriptions      Equity          Income
                                                               Costs       Received       (Deficiency)       (Loss)
                                                            ----------   -------------   -------------   -------------

Balance at August 31, 1999                                               $     35,426    $    (26,319)

Common stock:
  Private placement                                                                         1,056,310
  Shares issued for offering costs                                                                  0
    For going public                                        $(486,200)                              0
    For private placement                                                                     286,000
    For bridge financing                                                                      286,000
  Value of warrants issued in connection with
   bridge financing                                                                            68,800
  Value of warrants issued in connection with
   proposed offering                                         (233,726)                              0
  Shares issued to founders' and other employees and
   consultants and recapitalization                                                           887,476
  Cancellation of original shares                                             (35,426)        (35,427)
  Legal fees incurred in connection with placement           (123,435)                       (123,435)
  Financing fees                                                                              207,500
  Exchange gain                                                                                   536             536
  Net loss                                                                                 (2,261,306)     (2,261,306)
----------------------------------------------------------------------------------------------------------------------
Balance at August 31, 2000                                   (843,361)              0         346,135    $ (2,260,770)
---------------------------------------------------------------------------------------------------------=============

  Exercise warrants for cash                                                                  200,000
  Issuance of warrants for financing fee                                                      200,000
  Common stock issued as consequence of merger                                              4,706,608
  Classification of stock, warrants and professional fees
   as cost of merger                                          843,361                         843,361
  Accrual of dividends on preferred stock                                                     (42,434)
  Repurchase of common stock                                                                 (230,770)
  Common stock issued on conversion of preferred stock                                      1,184,379
  Value of warrants attached to preferred stock                                                     0
  Preferred stock issuance costs                                                              (25,000)
  Common stock issued for services (Plasmanet)                                                586,650
  Value of options and warrants granted to consultants                                        122,000
  Net loss                                                                                 (9,681,732)     (9,681,732)
----------------------------------------------------------------------------------------------------------------------
Balance at August 31, 2001                                  $      --    $         --    $ (1,790,803)   $ (9,681,732)
======================================================================================================================




                                   See Notes to Consolidated Financial Statement

                                  RETURN ASSURED INCORPORATED AND SUBSIDIARIES

                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
1.  PRINCIPAL        Return Assured Incorporated (Return Assured Nevada) was
    BUSINESS         incorporated under the laws of the State of Nevada on June
    ACTIVITY AND     10, 1999. The Company was deemed to be in the development
    SUMMARY OF       stage through October 13, 2000.
    SIGNIFICANT
    ACCOUNTING       On October 13, 2000, Return Assured Nevada, through a
    POLICIES:        reverse triangular merger, became the accounting parent
                     and the legal subsidiary of Hertz Technology Group, Inc.
                     ("Hertz"). Hertz subsequently changed its name to Return
                     Assured Incorporated ("Return Assured Delaware"), a
                     Delaware Corporation. As a result, the former subsidiaries of Hertz have become wholly owned subsidiaries. The consolidated financial statements now include the following companies: Return Assured Delaware, Return Assured Nevada,
                     Hertz Computer Corporation ("Hertz Computer"), Hergo
                     Ergonomic Support Systems, Inc. ("Hergo"), RemoteIT.com,
                     Inc. ("RemoteIT"), and Edutec Computer Education Institute,
                     Inc. ("Edutec") (collectively "the Company"). The merger has been accounted for as a purchase with resulting goodwill of approximately $3,011,000. The consolidated statements of operations and cash flows include the activity of Hertz and its former subsidiaries only since the date of the merger. As further discussed in Notes 10 and 11, subsequent to year end, the Company disposed of Hergo and RemoteIT. The Company is in the process of disposing of Hertz Computer. The measurement date for disposal of these operations is October 8, 2001.

                     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, the Company has incurred net losses of $9,681,732 and $2,261,306 for the years ended August 31, 2001 and 2000, respectively. In addition, the holders of the Preferred Stock described in Note 9 currently have the right to redeem their shares for cash. If that were to happen, the Company would not be able to meet this obligation. The Company has entered into a letter of intent to merge with another company (see Note 12) which they believe will be sufficient for the Company to continue as a going concern.

                     The Company operated in four segments, the financial services segment, the technology group segment, the Hergo segment, and the Corporate segment. The financial services segment includes the activity of Return Assured Nevada. Return Assured Nevada provides assurance to customers through its "Web Seal of Approval" which guarantees to customers who order products through the web sites displaying the seal that the Company will honor its stated return policies. To date, the Company has not generated significant revenue from this segment.

                     The technology group segment was comprised of RemoteIT, Hertz Computer and Edutec. RemoteIT offered full service networking solutions and internet and web-related services, including high-speed communications services. Hertz Computer custom designed and assembled personal workstations and networking, communication and web servers. Edutec offered state-of-the-art computerized training facilities that can be used for software, sales, education or management training. As of August 31, 2001, the Company had ceased operations in Edutec and Hertz Computer and was winding down the operations of RemoteIT.

                                  RETURN ASSURED INCORPORATED AND SUBSIDIARIES

                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
                     Hergo manufactured and sold space-saving modular racks and technical furniture to help organize all types of computer hardware and communication and electronic equipment. In addition, Hergo provided custom, contract manufacturing and fabrication of specialty metal products for use in a variety of industries.

                     The Corporate segment is comprised of Return Assured Delaware, which handles the Company's corporate compliance and equity transactions.

                     Substantially all revenue is from the sale of products. Revenue from the sale of products is recognized at the date of shipment to customers. Service revenue is recognized when the services are performed.

                     Revenue derived through the "Web Seal of Approval" is recognized when the period for which the Company guarantees a return (based upon the related web site's return policy) has elapsed.

                     All advertising costs are expensed as incurred.

                     For purposes of the consolidated statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                     The Company maintains cash in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any loss on these accounts.

                     Cash in escrow denotes cash being held by an attorney. These amounts are not considered restricted because these funds are subject to withdrawal by the Company at the Company's option.

                     Inventories are stated at the lower of cost, determined by the first-in, first-out method, or market.

                     Depreciation of property and equipment is provided for by the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the lesser of their economic useful lives or the term of the related leases.

                     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

                     Goodwill was being amortized using the straight-line method over fifteen years. As discussed in notes 11 and 12, subsequent to August 31, 2001 the Company disposed of substantially all of the companies acquired in the Hertz merger. Since the Company's goodwill was derived from the Hertz merger, and the subsequent disposal resulted in a substantial loss to the Company, the Company has considered its goodwill to be fully impaired at August 31, 2001 and has recorded an impairment charge for the entire balance during the year ended August 31, 2001. This charge is included in loss from operations of discontinued segments on the consolidated statement of operations for the year ended August 31, 2001.

                                  RETURN ASSURED INCORPORATED AND SUBSIDIARIES

                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
                     The financial position and results of operations of the Company's foreign subsidiaries are measured using local currency as the functional currency. Assets and liabilities of these subsidiaries have been translated at current exchange rates, and related revenue and expenses have been translated at average monthly exchange rates. The aggregate effect of translation adjustments has been deferred and is reflected as a separate component of stockholder's equity until there is a sale or liquidation of the underlying foreign investment.

                     Net Loss per share is computed in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings per Share. SFAS 128 requires companies to present basic and diluted earnings per share. Basic earnings per share excludes the dilutive effect of outstanding stock options, warrants and convertible securities, whereas diluted earnings per share includes the effect of such items. The effect of potential common stock is not included in diluted earnings per share for the years ended August 31, 2001 and 2000 because the Company has incurred net losses; therefore, the effect of the dilutive securities is anti-dilutive in those years.

                     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates by management. Actual results could differ from those estimates.

                     The Company elected to measure compensation cost using Accounting Principles Board ("APB") Opinion No. 25 as is permitted by SFAS No. 123, Accounting for Stock-Based Compensation, and has elected to comply with other provisions and the disclosure-only requirements of SFAS No. 123.

                     In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141 "Business Combinations".
                     SFAS No. 141 is effective for business combinations initiated June 30, 2001 and purchase business combinations for which the date of acquisition is July 1, 2001 or later. The Company is in the process of analyzing SFAS No. 141 but at this time does not believe that it will have a material effect on its financial position or results of operations. Also in June 2001, the FASB issued SFAS No. 142 "Goodwill and Other Intangible Assets". SFAS No. 142 is required to be applied for fiscal years beginning after December 15, 2001. Earlier application is permitted for certain entities and The Company intends to adopt SFAS No. 142 as of September 1, 2001. SFAS No. 142 eliminates the amortization of goodwill and certain other intangible assets. It also requires a test for impairment at least annually. The Company is in the process of analyzing SFAS No. 142 but does not believe the adoption will have a material impact on its financial position or results of operations.

                     In August 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged.

                                  RETURN ASSURED INCORPORATED AND SUBSIDIARIES

                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

                     Return Assured is in the process of analyzing SFAS No. 144 but at this time does not believe that SFAS No. 144 will have a material effect on its financial position or results of operations upon its adoption.



  2.  INVENTORIES:   Inventories, which is included in current assets of
                     discontinued operations, consist of:

                     Finished goods                                   $384,119
                     Raw materials                                      31,819
                     Work-in-process                                    88,734
                     -----------------------------------------------------------
                                                                      $476,506
                     ===========================================================

  3. PROPERTY AND    Property and equipment, which is included in noncurrent
    EQUIPMENT:       assets of discontinued operations, at cost, consists of

                                                                              Depreciation/
                                                                              Amortization
                                                                                 Period
                     ----------------------------------------------------------------------
                     Furniture, fixtures and office equipment     $76,754      5-7 years
                     Production equipment                       1,948,364        5 years
                     Leasehold improvements                       379,876  Term of lease
                     Vehicles                                      57,167        3 years
                     ----------------------------------------------------------------------
                                                                2,462,161
                     Less accumulated depreciation
                      and amortization                          1,204,868
                     ----------------------------------------------------------------------
                                                               $1,257,293
                     ======================================================================

                     Property and equipment includes amounts acquired under capital leases of approximately $1,040,000 at August 31, 2001. Amortization of these assets is included in depreciation and amortization expense. Accumulated amortization of these assets amounted to approximately $250,000 at August 31, 2001.


4.   NOTE  PAYABLE    The note payable is due to an officer of Hergo.  The
                      original note was for $290,000 plus interest rate of 10% per annum and was due April 17, 2001. The Company defaulted on the unpaid portion of this note and based on a settlement agreement between the officer and the Company, the interest rate increased to 21% effective
                      April 17, 2001. Since the Company did not pay the amount due under the settlement agreement, effective October 8, 2001, the outstanding shares of certain of the former subsidiaries of Hertz reverted to this officer of Hergo
                      (see Note 12). Interest expense on this note during the year ended August 31, 2001 amounted to $21,070.

                      Due to the short-term nature of the note payable, the fair value of the note is not materially different from its carrying value.

                                  RETURN ASSURED INCORPORATED AND SUBSIDIARIES

                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
  5.INCOME TAXES:    The provision for income taxes for the years
                     ended August 31, 2001 and 2000 differs from the amount computed using the federal statutory rate of 34% as a result of the following:






                     Year ended August 31,                               2001          2000
                     -------------------------------------------------------------------------
                     Tax benefit at federal statutory rate               (34)%          (34)%
                     State and local income tax provision net of
                      federal tax effect                                  (6)            (6)
                     Increase in deferred tax asset valuation allowance   40             40
                     -------------------------------------------------------------------------
                                                                           0%             0%
                     =========================================================================

                     The tax effects of available tax carryforwards and other temporary differences that give rise to the deferred income tax asset are presented below:

                     August 31, 2001
                     ------------------------------------------------------------
                     Federal net operating loss carryforwards         $ 5,000,000
                     State and local net operating loss carryforwards     660,000
                     Reserve for bad debts                                 17,000
                     Depreciation                                          50,000
                     Basis difference of intangibles                       20,000
                     ------------------------------------------------------------
                     Total long-term deferred income tax asset          5,747,000
                     Valuation allowance                               (5,747,000)
                     ------------------------------------------------------------
                             NET LONG-TERM DEFERRED INCOME TAX ASSET$      - 0 -
                     ============================================================

                     At August 31, 2001, the Company has a federal net operating loss carryforward of approximately $16,000,000 available to offset taxable income through 2021. The Company also has state operating loss carryforwards aggregating approximately $9,500,000 which expire through 2016. A valuation allowance has been established for the deferred tax assets that are not expected to be realized.

                     The Company files consolidated federal, state and local income tax returns.

                     The net operating loss carryforwards will be subject to annual limitations as a result of the mergers described in Notes 1 and 12.


 6. COMMITMENTS AND  The Company has an employment agreement with a key
    CONTINGENCIES:   employee expiring in February 2004.  The aggregate
                     approximate minimum commitment for salaries and benefits are as follows:

                                  RETURN ASSURED INCORPORATED AND SUBSIDIARIES

                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

                     Year ending August 31,
                            2002                              $186,000
                            2002                               186,000
                            2004                               108,500
                     -----------------------------------------------------------
                                                              $480,000
                     ===========================================================

                     The Company was named in a lawsuit against Internet Business International, Inc. (see Note 12) by Michael Rose, et al, in Orange County Superior Court. The lawsuit alleges that the Company breached a contract to pay a finder's fee on the merger transaction. It is the Company's position that no liability exists, and the Company intends to vigorously defend the suit. If the Company is unsuccessful in defending this suit, the Company could incur a loss of $750,000.

                     Michael Mulberry, a former vice president of the Company, has filed a lawsuit against the Company claiming wrongful dismissal when his employment was terminated in February 2001. The Company intends to vigorously defend the suit, and could incur a loss of $81,000.

                     A creditor has filed a small claim in British Columbia, Canada against the Company's Nevada subsidiary. The Company has filed a defense in this action and if unsuccessful, could incur a loss of approximately $12,000.

                     A legal preceding is pending against the Company and two former officers, by a former officer of a subsidiary of the Company. This former officer of the Company's subsidiary is claiming that he is entitled to receive shares from the Company for his contributions and efforts in founding Return Assured's subsidiary. It is the Company's position that its defense has merit. The two former officers of the Company have escrowed 780,000 shares of the Company's common stock they own to secure any successful claim.

                     Since estimated losses under legal proceedings were not probable, no accrual is required in accordance with SFAS No. 5.

7.  401(K) PLAN:     Hertz and its former subsidiaries have an employee savings plan which qualifies under Section 401(k) of the Internal
                     Revenue Code (the "Code"). Under the plan, all employees who are at least 21 years of age and have completed 1 year of service are eligible to defer up to 22% of their pre-tax compensation subject to the Code's limits. The
                     Company matches 3% of employee contributions. The Company contributed approximately $27,000 for the period October
                     13, 2000 to August 31, 2001.


8.  SEGMENT          During the year ended August 31, 2001, the Company
    INFORMATION:     operated primarily in four industry segments: (i)
                     financial services, (ii) technology group (iii) Hergo and
                     (iv) Corporate. The accounting policies of the segments and the products and services provided by the operating segments are described in Note 1. The tables below present information about reported segments.

                       For the year ended August 31, 2001:

                                  RETURN ASSURED INCORPORATED AND SUBSIDIARIES

                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

                                                   Financial               Technology
                                                    Services      Hergo       Group      Corporate      Consolidated
                     ------------------------------------------------------------------------------------------------
                     Revenue (unaffiliated)        $  10,422                $ 30,000                     $ 40,422
                     Net loss from continuing
                      operations                  (2,726,397)               (298,814)   $(1,781,261)   (4,806,472)
                     Net loss from discontinued
                      operations                              $ (257,379)    (98,814)                  (3,197,131)
                     Assets                           21,455   2,839,726      56,889      2,997,639     5,915,709
                     Interest and finance charges     48,152                     208        573,428       621,788
                     Depreciation and amortization    14,782                  20,448        162,495       197,725
                     Additions to property and
                      equipment of continuing
                      operations                      13,339                                               13,339
                     ------------------------------------------------------------------------------------------------

                     The Company did not operate in distinct segments during the year ended August 31, 2000.


9.  CAPITAL          The Company completed a financing of Series A Convertible
    TRANSACTIONS:    Redeemable Preferred Stock (the "Preferred Shares") at
                     the same time as the merger. The Company issued 5,000 of the Preferred Shares for $5,000,000 and granted 404,041 warrants to purchase up to $1,000,000 of additional shares of Return Assured common stock. The Company recorded a $669,350 charge for the value of the warrants which has been included in the net loss attributable to common shareholders in the Consolidated Statement of Operations at August 31, 2001. The Preferred Shares carry a dividend of
                     1% and are convertible at the lesser of the average three lowest per share market value prices for the previous 45 day period preceding the conversion date or $3.00. Per share market price is defined as the closing bid prices of the Company's common shares (the "Common Shares").

                     The Preferred Shares are redeemable based on factors that are outside the Company's control. As of August 31, 2001, these factors had been met and as such, the Preferred Shares can be redeemed at any time for cash at the holder's option.

                     As of August 31, 2001, the holder of the Preferred Shares had converted $1,171,127 of Preferred Shares and $13,252 of accrued dividends into 8,312,579 common shares.

                     At August 31, 2001, the Company's outstanding warrants are summarized as follows:

                                                              Number
                                                                of         Exercise
                     Expiration Date                          Shares        Price
                     -------------------------------------------------------------
                     June 7, 2003                            300,000        $ 1.00
                     June 20, 2003                            28,000          1.42
                     June 27, 2003                           300,000          1.00
                     August 2, 2003                          485,000          0.70
                     July 13, 2003                            50,000          1.00
                     October 13, 2003                        737,371          3.00
                     July 13, 2005                           290,000          1.00
                     July 13, 2005                           333,333          3.00
                     -------------------------------------------------------------
                     Outstanding at end of year            2,523,704
                     =============================================================

                                  RETURN ASSURED INCORPORATED AND SUBSIDIARIES

                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
                     The board of directors adopted a stock incentive plan. The total number of shares of common stock reserved for issuance under the Plan is 2,250,000. Options may be granted to the Company's employees, officers, and directors and certain of the Company's consultants and advisors subject to board of director's approval.

                     The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock at the date the option was granted. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholder who are subject to a maximum term of five years.

                     A summary of the status of the Company's options as of August 31, 2001, and changes during the year then ended is presented below:

                                                                          Weighted-
                                                              Number      Average
                                                                of        Exercise
                                                              Shares        Price
                     ---------------------------------------------------------------
                     Outstanding at beginning of year              0        $0.00
                     Assumed as part of merger             1,570,231         1.48
                     Granted                                 868,000         0.63
                     Canceled                                502,000         0.77
                     Exercised                                     0         0.00
                     ---------------------------------------------------------------
                     Outstanding at end of year            1,936,231        $1.30
                     ===============================================================

                                  RETURN ASSURED INCORPORATED AND SUBSIDIARIES

                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

                     Subsequent to year end, 1,536,231 of the above options were canceled.

                     The range of exercise prices at August 31, 2001 was $0.63 to $2.69 and the weighted-average remaining contractual life is 8.13 years.

                     The weighted-average fair value of options granted during the years ended August 31, 2001 was $0.63.

                     The following table summarized information about the Company's stock options outstanding and exercisable at August 31, 2001:

                                              Weighted-
                                               Average                   Weighted-
                                              Remaining                   Average
                     Exercise     Options    Contractual      Options    Exercise
                       Prices   Outstanding     Life        Exercisable    Price
                     --------------------------------------------------------------
                      $0.63       490,000      9.42 years                   $0.63
                       0.85       848,231      7.25 years     565,770        0.85
                       1.31        84,000      7.46 years      56,028        1.31
                       2.69       514,000      8.46 years     437,620        2.69
                     --------------------------------------------------------------
                                1,936,231      8.13 years   1,059,418       $1.63
                     ==============================================================

                     The Company has elected to apply APB Opinion No. 25 and related interpretations in accounting for its stock options and has adopted the disclosure-only provisions of SFAS No.
                     123. Had the Company elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, the Company's net loss and loss per share would have been for the year ended August 31, 2001 as follows:

                     -------------------------------------------------------------
                     Net loss as reported                           $  (9,681,732)
                     Net loss - pro forma                              (9,967,752)
                     Loss per share - as reported (basic and diluted)       (0.98)
                     Loss per share - pro forma (basic and diluted)         (1.22)
                     -------------------------------------------------------------

                     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for the years ended August 31, 2001: expected volatility of 223%; risk-free interest rates of 4.83% to 6.52%; expected lives of 10 years; and no dividend yield.

                                  RETURN ASSURED INCORPORATED AND SUBSIDIARIES

                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

  10. DISCONTINUED   Subsequent to year-end, the Company disposed of its Hergo
      OPERATIONS:    and RemoteIT operations and is in the process of disposing of its Hertz Computer operations (See Note 12). The results of the operations and the loss of the disposal have been reflected as discontinued operations in the accompanying consolidated financial statements.

                     Net sales from discontinued operations amounted to $4,776,548 for the year ended August 31, 2001.


11. PROFORMA         The following pro forma information assumes the
    INFORMATION      acquisition of Hertz had occurred at the beginning of the
                     periods presented:

                                                                       August 31,      August 31,
                     Year ended                                           2001            2000
                     ------------------------------------------------------------------------------
                     Revenue                                       $       40,422   $     94,515
                     Net loss                                          (9,967,227)   (11,346,714)
                     Loss per share - basic and diluted                     (0.98)         (3.34)
                     Weighted average number of shares                 10,207,459      3,393,869
                     ------------------------------------------------------------------------------

12. SUBSEQUENT       Effective October 8, 2001, the Company divested itself of
    EVENT            Hergo and RemoteIT as part of a settlement agreement with
                     an officer of Hergo. The Company is also in the process of disposing of Hertz Computer Corporation. In exchange for the companies, said officer of Hergo agreed to cancel all debt that is owed to him by the Company (approximately
                     $231,000) and agreed to cancel his employment and consulting agreements with the Company.

                     The Company has entered into a merger agreement, as amended, to merge with Internet Business's International, Inc. ("IBUI") through a reverse triangular merger. The merger will be structured as a stock-for-stock exchange. Under this agreement Return Assured would issue 0.077 shares of the Company's common stock, par value $0.001 per share, for each share of IBUI common stock outstanding as of the effective date of the merger. The merger would to be accounted for as an acquisition under the purchase method of accounting for business combinations with an estimated purchase price of $1,100,000.


                     In conjunction with the proposed merger, the Company would conduct a 1:6 reverse split of its common stock.

                                   HERTZ TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

                                      INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

Independent Auditor's Report                                             F-2


Consolidated Financial Statements:

   Balance Sheet                                                         F-3
   Statement of Operations                                               F-4
   Statement of Changes in Shareholders' Equity                          F-5
   Statement of Cash Flows                                               F-6
   Notes to Consolidated Financial Statements                         F-7 - F-17

INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Shareholders of Hertz Technology Group, Inc.


We have audited the accompanying consolidated balance sheets of Hertz Technology Group, Inc. and Subsidiaries as of August 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hertz Technology Group, Inc. and Subsidiaries as of August 31, 2000 and 1999 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

October 26, 2000

                                   HERTZ TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

                                                      CONSOLIDATED BALANCE SHEET
================================================================================


August 31,                                                             2000           1999
---------------------------------------------------------------------------------------------
ASSETS

Current Assets:
  Cash and cash equivalents                                        $   147,404    $    32,456
  Marketable securities                                                657,359      1,592,158
  Accounts receivable, net of allowance for doubtful accounts of
  $63,000 and $96,133, respectively                                    766,079      1,033,726
  Inventories                                                          476,506        669,601
  Prepaid expenses and other current assets                            101,857        282,790
---------------------------------------------------------------------------------------------

      Total current assets                                           2,149,205      3,610,731

Property and Equipment, net                                          1,304,762      1,783,728

Goodwill, net of accumulated amortization of $109,848 and
 $86,349, respectively                                                 119,762        244,284

Deferred Income Taxes                                                     --          136,173

Other Assets                                                            76,940        308,075
---------------------------------------------------------------------------------------------
      Total Assets                                                 $ 3,650,669    $ 6,082,991
=============================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                                 $   291,839    $   261,688
  Accrued expenses and other current liabilities                       152,293        237,570
  Current portion of capital lease obligation                           59,102         46,974
  Current portion of notes payable                                       3,484        126,666
---------------------------------------------------------------------------------------------
      Total current liabilities                                        506,718        672,898

Capital Lease Obligation, net of current portion                       182,110        194,318

Notes Payable                                                           15,683        126,667
---------------------------------------------------------------------------------------------
      Total liabilities                                                704,511        993,883
---------------------------------------------------------------------------------------------

Commitments and Contingencies (Note 9)

Shareholders' Equity:
  Common stock - $.001 par value; authorized 6,000,000 shares;
  issued 2,527,460 and 2,306,950 shares, respectively                    2,528          2,307
  Additional paid-in capital                                         6,032,787      5,837,889
  Accumulated deficit                                               (2,803,141)      (465,072)
  Less treasury stock, 177,868 shares, at cost                        (286,016)      (286,016)
---------------------------------------------------------------------------------------------
      Shareholders' equity                                           2,946,158      5,089,108
---------------------------------------------------------------------------------------------
      Total Liabilities and Shareholders' Equity                   $ 3,650,669    $ 6,082,991
=============================================================================================


                                  See Notes to Consolidated Financial Statements

                                   HERTZ TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

                                            CONSOLIDATED STATEMENT OF OPERATIONS
================================================================================



Year ended August 31,                                                  2000           1999
---------------------------------------------------------------------------------------------
Net sales                                                          $ 6,319,304    $ 6,881,838

Cost of sales                                                        3,848,414      3,542,941
---------------------------------------------------------------------------------------------

Gross profit                                                         2,470,890      3,338,897

Selling, general and administrative expenses                        (4,148,536)    (4,001,717)

Impairment loss on assets                                             (604,800)          --
---------------------------------------------------------------------------------------------

Operating loss                                                      (2,282,446)      (662,820)

Other income (expense)                                                  43,540         (7,224)

Interest income, net of interest expense of $40,025 and $27,145,
 respectively                                                           37,010         85,173
---------------------------------------------------------------------------------------------

Loss before benefit for income taxes                                (2,201,896)      (584,871)

Provision for income taxes                                             136,173        110,000
---------------------------------------------------------------------------------------------
Net loss                                                           $(2,338,069)   $  (694,871)
=============================================================================================

Loss per common share - basic and diluted                          $     (1.08)   $      (.33)
=============================================================================================

Weighted-average number of common shares outstanding - basic
 and diluted                                                         2,158,861      2,132,777
=============================================================================================



                                  See Notes to Consolidated Financial Statements

                                   HERTZ TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

                                  CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
================================================================================


                                                                           Retained
                                      Common Stock          Additional      Earnings           Treasury Stock           Total
                                 -----------------------     Paid-in      (Accumulated       ---------------------   Shareholders'
                                  Shares        Amount       Capital        Deficit)         Shares        Amount        Equity
---------------------------------------------------------------------------------------------------------------------------------
Balance at September 1, 1998     2,256,950   $     2,257   $ 5,772,189    $   229,799         70,868   $  (108,028)   $ 5,896,217

Issuance of shares in
 connection with purchase
 of RemoteIT                        50,000            50        65,700             --             --            --         65,750

Repurchase of treasury stock            --            --            --             --        107,000      (177,988)      (177,988)

Net loss                                --            --            --       (694,871)          --              --       (694,871)
---------------------------------------------------------------------------------------------------------------------------------

Balance at August 31, 1999       2,306,950         2,307     5,837,889       (465,072)       177,868      (286,016)     5,089,108

Sale of common stock               100,000           100       174,900             --             --            --        175,000

Issuance of common stock           100,000           100          (100)            --             --            --             --

Exercise of stock options           20,510            21        20,098             --             --            --         20,119

Net loss                                --            --            --     (2,338,069)            --            --      (2,338,069)
---------------------------------------------------------------------------------------------------------------------------------
Balance at August 31, 2000       2,527,460   $     2,528   $ 6,032,787    $(2,803,141)       177,868   $  (286,016)    $ 2,946,158
=================================================================================================================================



                                  See Notes to Consolidated Financial Statements

                                   HERTZ TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

                                            CONSOLIDATED STATEMENT OF CASH FLOWS
================================================================================

Year ended August 31,                                                        2000           1999
----------------------------------------------------------------------------------------------------
Cash flows from operating activities:

  Net loss                                                               $(2,338,069)   $  (694,871)
  Adjustments to reconcile net loss to net cash provided by
   operating activities:
    Depreciation and amortization                                            590,015        426,241
    Amortization of goodwill                                                  68,343         59,347
    Provision for doubtful accounts                                          (33,133)       (34,696)
    Deferred income taxes                                                    136,173        110,000
    Impairment loss on assets                                                604,800           --
    Changes in operating assets and liabilities:
      Decrease in marketable securities                                      934,799        167,836
      Decrease in accounts receivable                                        300,780      1,363,000
      Decrease in inventories                                                193,095         39,627
      Decrease (increase) in prepaid expenses and other current assets       180,933        (98,771)
      Decrease in other assets                                                25,213         11,974
      Decrease in accounts payable, accrued expenses and other
       current liabilities                                                   (55,126)      (533,731)
---------------------------------------------------------------------------------------------------
          Net cash provided by operating activities                          607,823        815,956
---------------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Purchases of property and equipment                                       (308,509)      (437,278)
  Software development costs                                                (100,239)      (171,559)
---------------------------------------------------------------------------------------------------
          Cash used in investing activities                                 (408,748)      (608,837)
---------------------------------------------------------------------------------------------------
Cash flows from financing activities:
  Repayment of notes payable                                                (234,166)      (133,807)
  Repayment of capital lease obligations                                     (45,080)        (3,122)
  Purchase of treasury stock                                                    --         (177,988)
  Proceeds from sale of common stock                                         175,000           --
  Proceeds from exercise of stock options                                     20,119           --
---------------------------------------------------------------------------------------------------
          Net cash used in financing activities                              (84,127)      (314,917)
---------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                         114,948       (107,798)

Cash and cash equivalents at beginning of year                                32,456        140,254
---------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                 $   147,404    $    32,456
===================================================================================================

Supplemental disclosure of cash flow information:

  Cash paid during the year for interest                                 $    42,239    $    24,931
===================================================================================================

Supplemental schedule of noncash investing and financing activities:

  Issuance of common stock relating to purchase of subsidiaries                 --      $    65,750
===================================================================================================
  Capital lease obligations incurred                                     $    45,000    $   244,414
===================================================================================================



                                  See Notes to Consolidated Financial Statements

1. PRINCIPAL               The consolidated financial statements include the
   BUSINESS                accounts of Hertz Technology Group, Inc.
   ACTIVITY AND            ("Hertz-Tech") and its wholly owned subsidiaries
   SUMMARY OF              (hereinafter collectively referred to as the
   SIGNIFICANT             "Company"). The Company's subsidiaries include Hertz
   ACCOUNTING              Computer Corporation ("Hertz Computer"), Hergo
   POLICIES:               Ergonomic Support Systems, Inc. ("Hergo") and Edutec
                           Computer Education Institute, Inc. ("Edutec"). As further described in Note 6, on March 1, 1999 the Company acquired all of the outstanding stock of RemoteIT.com, Inc. ("RemoteIT"). The results of operations of RemoteIT are included in the Company's consolidated financial statements from the date of acquisition. On August 27, 1999, another wholly owned subsidiary, LAN Metal Products Corp. ("LAN"), was merged into Hergo. All significant intercompany transactions and balances have been eliminated in consolidation.

                           In July 2000, Asure Acquisition Corporation
                           ("Acquisition Corp."), a wholly-owned subsidiary of the Company, was formed to facilitate a merger with A Sure eCommerce, Inc. ("A Sure") (see Note 14). In conjunction with this merger, subsequent to year-end the Company changed the name of Hertz-Tech to Return Assured Incorporated ("Return Assured").

                           The "Technology Group" is comprised of RemoteIT, Hertz Computer and Edutec. RemoteIT offers full service networking solutions and internet and web-related services, including high-speed communications services. Hertz Computer custom designs and assembles personal workstations and networking, communication and web servers. Edutec offers state-of-the-art computerized training facilities that can be used for software, sales, education or management training.

                           During the year ended August 31, 2000 the Company reduced many of the functions of Hertz Computer and transferred the remaining operations to RemoteIT. In addition, the Company has terminated the lease for the Edutec training facilities and plans to discontinue Edutec services in December 2000.

                           Hergo manufactures and sells space-saving modular racks and technical furniture to help organize all types of computer hardware and communication and electronic equipment. In addition, Hergo provides custom, contract manufacturing and fabrication of specialty metal products for use in a variety of industries.

                           Substantially all revenue is from the sale of products. Revenue from the sale of products is recognized at the date of shipment to customers. Service revenue is recognized when the services are performed.

                           Substantially all computers and components sold by the Company are covered under warranty by the manufacturers.

                           All advertising costs are expensed as incurred.

                           The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. Cash equivalents, which consist primarily of money market accounts, are carried at cost, which approximates market value.

                                   HERTZ TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                           The Company maintains cash in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any loss on these accounts.

                           Inventories are stated at the lower of cost, determined by the first-in, first-out method, or market.

                           Depreciation of property and equipment is provided for by the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the lesser of their economic useful lives or the term of the related leases.

                           Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

                           The Company determined that property and equipment with a net book value of approximately $242,000, including approximately $51,000 from Hergo and approximately $191,000 from the Technology Group, was impaired. The Company plans to dispose of these assets in December 2000. An impairment charge for the net book value was recorded during the year ended August 31, 2000 and is included in impairment loss on assets on the consolidated statement of operations for the year ended August 31, 2000.

                           During the year ended August 31, 2000, the Company decided to change the focus of the products and services sold by the Technology Group. The new plans call for a significant reduction of Hertz-brand computer sales. The Company therefore determined that the trademark value of the Hertz name, approximately $34,000, may not be recoverable. The asset was written off and the charge is included in impairment loss on assets on the consolidated statement of operations for the year ended August 31, 2000.

                           The costs of software developed for internal use incurred during the preliminary project stage are expensed as incurred. Direct costs incurred during the application development stage are capitalized. Costs incurred during the post implementation/ operation stage are expensed as incurred.

                           During the years ended August 31, 2000 and 1999 the Company capitalized the costs of developing an internet store to be used primarily for the sales of Hertz-brand computers. Approximately $172,000 of internal-use software costs were capitalized and included in other assets at August 31, 1999. An additional $100,000 was capitalized during the year ended August 31, 2000. Due to the business changes in the Technology Group, the Company abandoned the majority of the software developed and wrote off approximately $272,000 of software development costs. The charge is included in impairment loss on assets on the consolidated statement of operations for the year ended August 31, 2000.

                           Goodwill is amortized using the straight-line method over five years. At each balance sheet date, the Company evaluates the period of amortization of goodwill. The factors used in evaluating the period of amortization include: (i) current operating results, (ii) projected future operating results, and
                           (iii) any other material factors that affect the continuity of the business.

                                   HERTZ TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                           During the year ended August 31, 2000, the Company decided not to renew a service contract with Edutec's primary customer. In addition, the Company no longer plans to offer training facility services. As a result, the Company wrote off the net carrying value of goodwill arising from the purchase of Edutec of approximately $56,000. This charge is included in impairment loss on assets on the consolidated statement of operations for the year ended August 31, 2000.

                           Basic earnings per common share is computed using the weighted-average number of common shares outstanding. Diluted earnings per common share is computed using the weighted-average number of common shares outstanding adjusted for the incremental shares attributed to outstanding options and warrants to purchase common stock. No incremental shares were used in the 2000 and 1999 calculation of diluted earnings per common share since they would have had an antidilutive effect.

                           The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates by management. Actual results could differ from those estimates.

                           The Company elected to measure compensation cost using Accounting Principles Board ("APB") Opinion No. 25 as is permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, and has elected to comply with other provisions and the disclosure-only requirements of SFAS No. 123.

                           The Company does not believe that any recently issued but not yet effective accounting standards will have a material effect on the Company's consolidated financial position, results of operations or cash flows.

2. MARKETABLE              The Company's marketable securities are comprised of
   SECURITIES:             debt securities at August 31, 2000 and of equity and
                           debt securities at August 31, 1999 and are classified as trading securities. Trading securities are recorded at fair value, with the change in fair value during the period included in operations.

                           Net unrealized holding losses on trading securities amounted to $9,139 and $23,281 for the years ended August 31, 2000 and 1999, respectively.

3. INVENTORIES:            Inventories consist of the following:

                           August 31,                 2000                1999
                           ---------------------------------------------------

                           Components             $  6,219            $ 52,143
                           Raw materials            57,684             104,271
                           Work-in-process          11,488              22,053
                           Finished goods          401,115             491,134
                           ---------------------------------------------------
                                                  $476,506            $669,601
                           ===================================================

                                   HERTZ TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


4. PROPERTY AND            Property and equipment, at cost, consists of:
   EQUIPMENT:



                                                                                                       Depreciation/
                                                                                                       Amortization
                           August 31,                                 2000             1999            Period
                           ----------------------------------------------------------------------------------------

                         Furniture, fixtures and office
                            equipment                             $   144,264     $    464,716            5-7 years
                           Warehouse equipment                      1,387,619        1,438,280              5 years
                           Leasehold improvements                     878,989          705,434        Term of lease
                           Vehicles                                    88,852           94,391              3 years
                           ----------------------------------------------------------------------------------------
                                                                    2,499,724        2,702,821
                          Less accumulated depreciation
                            and amortization                        1,194,962          919,093
                           ----------------------------------------------------------------------------------------
                                                                   $1,304,762       $1,783,728
                           ========================================================================================




                           Property and equipment includes amounts acquired under capital leases of approximately $290,000 and $245,000 at August 31, 2000 and 1999, respectively. Amortization of these assets is included in depreciation and amortization expense. Accumulated amortization of these assets amounted to approximately $79,000 and $23,000 at August 31, 2000 and 1999, respectively.

5. NOTES PAYABLE:          Notes payable consist of the following:



                           August 31,                                                     2000         1999
                           --------------------------------------------------------------------------------

                           Note payable to an officer of LAN, due in three
                            annual installments through December 2000. The
                            note bears interest at a rate of 7% per annum                 --       $253,333

                           Other                                                      $ 19,167         --
                           --------------------------------------------------------------------------------
                                                                                        19,167      253,333
                           Less current portion                                          3,484      126,666
                           --------------------------------------------------------------------------------
                                   Long-term portion                                  $ 15,683     $126,667
                           ================================================================================



                           Based on the borrowing rates currently available to the Company for loans with similar terms and average maturities, the fair value of the long-term debt approximates the carrying amount.

                           The note payable to an officer of LAN was paid in full during the year ended August 31, 2000. Interest expense on the notes amounted to $10,662 and $18,429 for the years ended August 31, 2000 and 1999, respectively.

6. ACQUISITION:            In February 1999, the Company acquired all of the
                           outstanding stock of RemoteIT.com in exchange for the issuance of 50,000 shares of common stock of the Company (adjusted to reflect the 100% stock dividend of May 18, 1999, described in Note 13). This business combination was accounted for as a purchase. The stock issued was valued at $65,750 and has all been recorded as goodwill. Had the acquisition occurred at September 1, 1998; revenue, net loss and loss per share would not have been significantly impacted.


7. CAPITAL LEASE           The Company leases property and equipment under
   OBLIGATIONS:            capital leases which expire at various dates through
                           April 2005. The leases require monthly payments of principal and interest, imputed at interest rates ranging from 8% to 11% per annum.

                           Approximate minimum future lease payments under capital leases are as follows:



                             Year ending August 31,

                                    2001                                                           $ 77,000
                                    2002                                                             75,000
                                    2003                                                             71,000
                                    2004                                                             51,000
                                    2005                                                              7,000
                           --------------------------------------------------------------------------------
                                                                                                    281,000
                           Less amount representing interest                                         40,000
                           --------------------------------------------------------------------------------
                                                                                                    241,000
                           Less current maturities                                                   59,000
                           --------------------------------------------------------------------------------
                              Capital lease obligations, less current maturities                   $182,000
                           ================================================================================



8. INCOME TAXES:           The provision for income taxes for the years ended
                           August 31, 2000 and 1999 consists of the following components:


                           Year ended August 31,                                2000               1999
                           --------------------------------------------------------------------------------
                           Current:
                             Federal                                                --                 --
                             State and local                                        --                 --
                           Deferred:
                             Federal                                            $ 95,321           $ 77,000
                             State and local                                      40,852             33,000
                           --------------------------------------------------------------------------------
                                                                                $136,173           $110,000
                           ================================================================================

                                   HERTZ TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                           The provision for income taxes for the years ended August 31, 2000 and 1999 differs from the amount computed using the federal statutory rate of 34% as a result of the following:


                           Year ended August 31,                                           2000      1999
                           --------------------------------------------------------------------------------

                           Tax benefit at federal statutory rate                            (34)%     (34)%
                           State and local income tax provision net of
                            federal tax effect                                               (6)       (6)
                           Increase in deferred tax asset valuation allowance                46        59
                           --------------------------------------------------------------------------------
                                                                                              6%       19%
                           ================================================================================




                           The approximate tax effects of temporary differences that give rise to the net short-term deferred income tax asset are presented below:


                           Year ended August 31,                                       2000         1999
                           --------------------------------------------------------------------------------

                           Reserve for bad debts                                     $ 25,000     $ 38,000
                           Sales tax accrual                                                        20,000
                           Unrealized losses on marketable securities                  15,000       12,000
                           Capitalized inventory                                         --          8,000
                           Contributions carryforward                                  15,000       13,000
                           --------------------------------------------------------------------------------
                           Total short-term deferred income tax asset                  55,000       91,000
                           Valuation allowance                                        (55,000)     (91,000)
                           --------------------------------------------------------------------------------
                                   Net short-term deferred income tax asset           $ - 0 -      $ - 0 -
                           ================================================================================




                           The tax effects of available tax carryforwards and other temporary differences that give rise to the net long-term deferred income tax asset are presented below:



                           Year ended August 31,                                       2000           1999
                           --------------------------------------------------------------------------------

                           Federal net operating loss carryforwards             $   911,000    $   473,995
                           State and local net operating loss carryforwards         412,000        205,404
                           Deferred rent                                                            11,120
                           Depreciation                                              59,000         (4,570)
                           Basis difference in amortization of intangibles           30,000         21,224
                           --------------------------------------------------------------------------------
                           Total long-term deferred income tax asset              1,412,000        707,173
                           Valuation allowance                                   (1,412,000)      (571,000)
                           --------------------------------------------------------------------------------
                                   Net long-term deferred income tax asset          $ - 0 -    $   136,173
                           ================================================================================

                                   HERTZ TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                           At August 31, 2000, the Company has a federal net operating loss carryforward of approximately $3,300,000 available to offset taxable income through 2020. The Company also has state operating loss carryforwards aggregating approximately $3,300,000 which expire through 2015. A valuation allowance has been established for the deferred tax assets that are not expected to be realized.

                           The Company files consolidated federal, state and local income tax returns.

                           The net operating loss carryforwards will be subject to annual limitations as a result of the merger described in Note 14.

9. COMMITMENTS AND         The Company is obligated under noncancelable
   CONTINGENCIES:          operating leases for warehouse and office space
                           expiring at dates through July 2005. In addition, the Company has two operating leases for automobiles expiring at dates through June 2003. The aggregate approximate minimum future payments under these leases are payable as follows:


                           Year ending August 31,
                                   2001                   $182,000
                                   2002                    112,000
                                   2003                      3,000
                           ---------------------------------------
                                                          $297,000
                           ---------------------------------------


                           These leases are subject to escalation for the Company's proportionate share in real estate taxes and other operating expenses. Total rent expense charged to operations amounted to approximately $418,000 and $272,000 for the years ended August 31, 2000 and 1999, respectively.

                           The Company has employment agreements with five key employees and a consulting agreement with one of these employees expiring through October 2005. The aggregate approximate minimum commitment for future salaries and fees are as follows:

                             Year ending August 31,

                                      2001                         $   600,000
                                      2002                             486,000
                                      2003                             345,000
                                      2004                             345,000
                                      2005                             345,000
                                   Thereafter                           43,000
                           ---------------------------------------------------

                                                                   $ 2,164,000
                           ===================================================


                           The agreements provide for base compensation and fringe benefits. One of the agreements provides for additional compensation based on the gross profit on certain sales, as defined.

                                   HERTZ TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

10. 401(k) PLAN:           In January 1999, the Company adopted an employee
                           savings plan which qualifies under Section 401(k) of the Internal Revenue Code (the "Code"). Under the plan, all employees who are at least 21 years of age and have completed 1 year of service are eligible to defer up to 22% of their pre-tax compensation subject to the Code's limits. The Company matches 3% of employee contributions. The Company contributed approximately $27,000 and $24,000 for the years ended
                           August 31, 2000 and 1999, respectively.


11. SEGMENT INFORMATION:   The Company operates primarily in two industry
                           segments: (i) Technology Group and (ii) Hergo. The accounting policies of the segments and the products and services provided by the operating segments are described in Note 1. The tables below present information about reported segments.

                           At August 31, 2000:


                                                      Technology
                                                         Group          Hergo        Other     Consolidated
                           --------------------------------------------------------------------------------

                           Sales (unaffiliated)       $ 1,236,132    $ 5,083,172               $ 6,319,304
                           Gross profit                   146,014      2,324,876                 2,470,890
                           Operating loss                (777,147)    (1,277,943)   (227,356)   (2,282,446)
                           Assets                         440,395      2,356,765     853,509     3,650,669
                           Capital expenditures             4,721        348,788                   353,509
                           Depreciation and
                             amortization expense         242,744        347,271                   590,015
                           --------------------------------------------------------------------------------





                           At August 31, 1999:

                                                    Technology
                                                       Group         Hergo         Other       Consolidated
                           --------------------------------------------------------------------------------

                           Sales (unaffiliated)    $ 1,576,499    $ 5,305,339                  $ 6,881,838
                           Gross profit                347,757      2,991,140                    3,338,897
                           Operating loss             (233,885)      (210,133)   $  (218,802)     (662,820)
                           Assets                    1,646,565      2,813,214      1,623,212     6,082,991
                           Capital expenditures        247,669        419,023                      666,692
                           Depreciation and
                            amortization expense       153,136        273,105                      426,241
                           --------------------------------------------------------------------------------




12. GEOGRAPHIC             The Company had sales to customers in the New York
    AND CUSTOMER           Tri-State area of approximately 69% and 63% of net
    CONCENTRATION:         sales for the years ended August 31, 2000 and 1999,
                           respectively. Approximately 16% of net sales were to federal, state and city agencies and government-affiliated organizations, including hospitals and schools, for the year ended August 31, 1999.

                                   HERTZ TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

13. CAPITAL                On February 16, 2000, the Company amended the number
    TRANSACTIONS:          of shares of common stock authorized from 3,000,000
                           to 6,000,000. In addition, the Company increased the number of stock options available under its stock option plan (the "Plan") from 500,000 to 750,000 shares.

                           Subsequent to year-end, the Company increased the number of shares of common stock authorized to 50,000,000 and increased the number of stock options available under the Plan to 2,250,000. In addition, the Company authorized the issuance of 1,000,000 shares of preferred stock.

                           On November 2, 1998, the Company approved a 1-for-3 reverse split of the Company's common stock and Class A warrants. In addition, on May 18, 1999, the Company approved a 100% stock dividend on its common stock. After the record date of the stock dividend, each outstanding Class A warrant became exercisable to purchase two shares of common stock. All share and per share data included in this report have been retroactively adjusted to give effect to the reverse split and stock dividend as of the first date presented.

                           In June 2000, the Company sold 100,000 shares of common stock to a private investor and agreed to register the shares in an S-3 filing within a certain time period, as defined. The Company was required to place an additional 100,000 shares in escrow to be delivered to the investor if the Company defaulted on the agreement. The Company registered the original shares per the agreement in September 2000. The escrow shares are eligible to be released at the sooner of two years or upon the disposal of the registered shares by the investor or its assignee.

                           In connection with the Company's initial public offering and with the underwriter's subsequent exercise of its over-allotment option, the Company has outstanding 843,333 Class A warrants. In addition, the Company has outstanding an Underwriter's Purchase Option (the "Underwriter's Option") to purchase up to 110,000 units, consisting of 73,333 shares of common stock and 73,333 Class A warrants. The Underwriter's Option is exercisable through November 2001. To date, this option has not been exercised. Each warrant is convertible into two shares of common stock at an exercise price of $8.25 per share (adjusted to reflect the reverse stock split of November 2, 1998 and the 100% stock dividend of May 18, 1999, as described above). To date no warrants have been exercised.

                           Under the Plan the Company may grant incentive and/or nonqualified options to purchase shares of common stock to directors, employees and consultants to the Company. Options granted under the Plan are exercisable for a period of up to 10 years from the date of the grant at an exercise price which is not less than the fair market value of such shares at the date of the grant. In the case of options granted to a shareholder owning more than 10% of the outstanding shares of the Company on the date of the grant, the options are exercisable for a period not to exceed five years from the date of the grant at an exercise price which is not less than 110% of the fair market value of such shares at the date of the grant. Options to purchase 313,941 shares of common stock (excluding canceled shares) are outstanding under the Plan as of August 31, 2000. In addition, options to purchase 1,272,001 shares of common stock are outstanding outside the Plan as of August 31, 2000.

                                   HERTZ TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                           A summary of the status of the Company's options as of August 31, 2000 and 1999, and changes during the years then ended is presented below:



                                                                          2000                  1999
                           -------------------------------------------------------------------------------------

                                                                               Weighted-                Weighted-
                                                                    Number      Average     Number      Average
                                                                      of       Exercise       of        Exercise
                                                                    Shares       Price      Shares       Price
                           -------------------------------------------------------------------------------------

                           Outstanding at beginning of year        1,090,052    $   .93      851,853    $  6.55
                           Granted                                   537,000       2.69    1,101,452        .93
                           Canceled                                  (20,600)      1.31     (863,253)      6.43
                           Exercised                                 (20,510)       .98         --         --
                           -------------------------------------------------------------------------------------
                           Outstanding at end of year              1,585,942    $  1.52    1,090,052    $   .93
                           =====================================================================================




                           The range of exercise prices at August 31, 2000 was $.845 to $2.69 and the weighted-average contractual life was approximately 4.3 years.

                           The weighted-average fair value of options granted during the years ended August 31, 2000 and 1999 was $2.28 and $ .86, respectively.

                           There were approximately 335,000 options exercisable at August 31, 2000 with a weighted-average exercise price of $ .92. No options were exercisable at August 31, 1999.

                           The Company has elected to apply APB Opinion No. 25 and related interpretations in accounting for its stock options and has adopted the disclosure-only provisions of SFAS No. 123. Had the Company elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, the Company's net loss and loss per share would have been as follows:



                           Year ended August 31,                                          2000                 1999
                           ----------------------------------------------------------------------------------------

                           Net loss as reported                                    $(2,338,069)        $   (694,871)
                           Net loss - pro forma                                     (2,952,694)          (2,297,416)
                           Loss per share - as reported (basic and diluted)              (1.08)                (.33)
                           Loss per share - pro forma (basic and diluted)                (1.37)               (1.08)
                           ----------------------------------------------------------------------------------------




                           The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for the years ended August 31, 2000 and 1999: expected volatility of 165% and 209%, respectively; risk-free interest rates of 6.76% and 5%, respectively; expected lives of 4 years; and no dividend yield.

                                   HERTZ TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                           On October 13, 2000, the Acquisition Corp. merged with A Sure and each share of A Sure common stock was converted into one share of Returned Assured (formerly Hertz-Tech) common stock. Return Assured issued 4,895,685 shares of common stock in connection with the merger. Subsequent to the merger, an outside investor purchased 5,000 shares of the newly created Series A Convertible Preferred Stock for $5,000,000 and was granted a warrant to purchase up to $1,000,000 of additional shares of Return Assured common stock. In accounting for the transaction, the Company was considered to be the acquiree in a reverse merger.

RETURN ASSURED INCORPORATED
(FORMERLY A SURE ECOMMERCE, INC.)
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS
AUGUST 31, 2000 AND 1999
(U.S. DOLLARS)



        INDEX                                                                         PAGE
        -----                                                                         ----
        REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS                                   F-19

        FINANCIAL STATEMENTS

        Balance Sheets                                                                F-20

        Statement of Operations                                                       F-21

        Statement of Stockholders' Equity (Deficiency)                                F-22

        Statement of Cash Flows                                                       F-23

        Notes to Financial Statements                                          F-24 - F-32

                   REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS

TO THE BOARD OF DIRECTORS
  OF RETURN ASSURED INCORPORATED
  (FORMERLY A SURE ECOMMERCE, INC.)
  (A DEVELOPMENT STAGE COMPANY)

We have audited the accompanying balance sheets of Return Assured Incorporated (formerly A Sure eCommerce, Inc.) (A Development Stage Company) as at August 31, 2000 and 1999 and the related statements of operations, stockholders' equity (deficiency) and cash flows for the year ended August 31, 2000 and initial 82 days ended August 31, 1999 and the cumulative period from June 10, 1999 (inception) through August 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance whether these financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in these financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 2000 and 1999 and the results of its operations and its cash flows for the initial 82 day period ended August 31, 1999, the year ended August 31, 2000 and the cumulative period from June 10, 1999 (inception) through August 31, 2000 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 3 to the financial statements, the Company has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


"Pannell Kerr Forster"

Chartered Accountants

Vancouver, Canada
September 27, 2000, except for note 14(a) and (b) which is as of October 17, 2000

RETURN ASSURED INCORPORATED
(FORMERLY A SURE ECOMMERCE, INC.)
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AUGUST 31
(U.S. DOLLARS)

                                                                        2000             1999
                                                                    -----------       -----------
ASSETS

CURRENT
  Cash                                                              $   132,107       $     2,674
  Accounts receivable                                                    37,759               372
  Prepaid expenses (note 4)                                             270,599               585
                                                                    -----------       -----------

TOTAL CURRENT ASSETS                                                    440,465             3,631
PROPERTY AND EQUIPMENT (note 5)                                          97,036             1,016
DEBT DISCOUNT (note 8(a)(iv)(c))                                        354,800                 0
                                                                    -----------       -----------

                                                                    $   892,301       $     4,647
                                                                    ===========       ===========

LIABILITIES

CURRENT
  Accounts payable and accrued liabilities (note 6)                 $   346,166       $    14,664
  Due to shareholders                                                         0            16,302
                                                                    -----------       -----------
TOTAL CURRENT LIABILITIES                                               346,166            30,966
NOTES PAYABLE (note 7)                                                  200,000                 0
                                                                    -----------       -----------
TOTAL LIABILITIES                                                       546,166            30,966
                                                                    -----------       -----------
COMMITMENT (note 11)
CONTINGENCIES (note 12)

STOCKHOLDERS' EQUITY (DEFICIENCY) (note 8)

COMMON STOCK AND PAID-IN CAPITAL IN EXCESS OF $0.001 PAR VALUE
  Authorized
    100,000,000   Shares
  Issued and outstanding
       4,695,685  Shares (August 31, 1999 - 90)                       3,512,012                 1
SUBSCRIPTIONS RECEIVED                                                        0            35,426
DEFERRED OFFERING COSTS (note 8(a)(iv)(a))                             (843,361)                0
OTHER COMPREHENSIVE INCOME (LOSS)                                           503               (33)
DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                     (2,323,019)          (61,713)
                                                                    -----------       -----------
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                 346,135           (26,319)
                                                                    -----------       -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $   892,301       $     4,647
                                                                    ===========       ===========

See notes to financial statements.

RETURN ASSURED INCORPORATED
(FORMERLY A SURE ECOMMERCE, INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
PERIOD FROM JUNE 10, 1999 (INCEPTION) THROUGH AUGUST 31, 1999, YEAR ENDED AUGUST
  31, 2000 AND PERIOD FROM JUNE 10, 1999 (INCEPTION) THROUGH AUGUST 31, 2000 (U.S. DOLLARS)

                                                                          PERIOD FROM       PERIOD FROM
                                                                            JUNE 10,          JUNE 10,
                                                                              1999              1999
                                                                          (INCEPTION)       (INCEPTION)
                                                         YEAR ENDED         THROUGH           THROUGH
                                                         AUGUST 31,        AUGUST 31,        AUGUST 31,
                                                            2000              1999              2000
                                                        -----------       -----------       -----------
GENERAL AND ADMINISTRATIVE EXPENSES
  Wages and salaries (note 8(a)(ii))                    $ 1,102,971       $         0       $ 1,102,971
  Professional fees                                         216,533            10,590           227,123
  Development costs                                         211,911                 0           211,911
  Financing fees                                            207,500                 0           207,500
  Travel and promotion                                      184,498            23,821           208,319
  Consulting fees                                           148,646            21,317           169,963
  Rent                                                       58,494             1,655            60,149
  Office and miscellaneous                                   46,641             4,330            50,971
  Internet service and web design                            29,189                 0            29,189
  Telephone                                                  15,259                 0            15,259
  Loan receivable write-off                                  14,255                 0            14,255
  Interest and finance charges                                8,592                 0             8,592
  Depreciation                                               16,817                 0            16,817
                                                        -----------       -----------       -----------

NET LOSS FOR PERIOD                                     $(2,261,306)      $   (61,713)      $(2,323,019)
                                                        ===========       ===========       ===========

NET LOSS PER SHARE                                      $     (1.96)
                                                        ===========

WEIGHTED AVERAGE NUMBER OF SHARES                         1,155,950
                                                        ===========


See notes to financial statements.

RETURN ASSURED INCORPORATED
(FORMERLY A SURE ECOMMERCE, INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
PERIOD FROM JUNE 10, 1999 (INCEPTION) TO AUGUST 31, 1999 AND YEAR ENDED AUGUST 31, 2000
(U.S. DOLLARS)

                                                                       COMMON SHARES
                                                                  AND PAID IN CAPITAL IN
                                                                   EXCESS OF $0.001 PAR                         DEFICIT
                                                             --------------------------------                 ACCUMULATED
                                                               NUMBER              AMOUNT                     DEVELOPMENT
-----------------------------------------------------------------------------------------------------------------------------------
Issuance of
      Common stock
      For cash
      - Initial shares                                              90           $         1                 $         0
Subscriptions received                                               0                     0                           0
Exchange loss                                                        0                     0                           0
Net loss                                                             0                     0                     (61,713)
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, AUGUST 31, 1999                                            90                     1                     (61,713)
COMMON STOCK
  Private placement                                          1,445,685             1,056,310                           0
  Shares issued for offering costs
    For going public (note 8(a)(iv)(a))                        340,000               486.200                           0
    For private placement (note 8(a)(iv)(b))                   200,000               286,000                           0
    For bridge financing (note 8(a)(iv)(c))                    200,000               286,000                           0
  Value of warrants issued in connection
    with bridge financing (note 8(a)(iv)(c))                         0                68,800                           0
    with going public (note 8(a)(iv)(a))                             0               233,726                           0
  Founders' and other employees
    and consultants and recapitalization                     2,095,000               887,476                           0
  Cancellation of original shares                                  (90)                   (1)                          0
  Legal fees incurred in connection
    with placement                                                   0                     0                           0
  Financing fees                                               415,000               207,500                           0
  Exchange Gain                                                      0                     0                           0
  Net Loss                                                           0                     0                  (2,261,306)
-----------------------------------------------------------------------------------------------------------------------------------

BALANCE, AUGUST 31, 2000                                     4,695,685           $ 3,512,012                 $(2,323,019)
===================================================================================================================================


==================================================================================================================================
                                                          OTHER                                                         TOTAL
                                                       COMPREHENSIVE           DEFERRED                             STOCKHOLDERS'
                                                          INCOME               OFFERING         SUBSCRIPTIONS          EQUITY
                                                          (LOSS)                COSTS             RECEIVED           (DEFICIENCY)
----------------------------------------------------------------------------------------------------------------------------------
Issuance of
      Common stock
      For cash
      - Initial shares                                    $   0               $       0           $      0           $         1
Subscriptions received                                        0                       0             35,426                35,426
Exchange loss                                               (33)                      0                  0                   (33)
Net loss                                                      0                       0                  0               (61,713)
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, AUGUST 31, 1999                                    (33)                      0             35,426               (26,319)
COMMON STOCK
  Private placement                                           0                       0                  0             1,056,310
  Shares issued for offering costs
    For going public (note 8(a)(iv)(a))                       0                (486,200)                 0                     0
    For private placement (note 8(a)(iv)(b))                  0                       0                  0               286,000
    For bridge financing (note 8(a)(iv)(c))                   0                       0                  0               286,000
  Value of warrants issued in connection
    with bridge financing (note 8(a)(iv)(c))                  0                       0                  0                68,800
    with going public (note 8(a)(iv)(a))                      0                (233.726)                 0                     0
  Founders' and other employees
    and consultants and recapitalization                      0                       0            (35,426)              852,050
  Cancellation of original shares                             0                       0                  0                    (1)
  Legal fees incurred in connection
    with placement                                            0                (123,435)                 0              (123,435)
  Financing fees                                              0                       0                  0               207,500
  Exchange Gain                                             536                       0                  0                   536
  Net Loss                                                    0                       0                  0            (2,261,306)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, AUGUST 31, 2000                                  $ 503               $(843,361)          $      0           $   346,135
====================================================================================================================================


See notes to financial statements.

RETURN ASSURED INCORPORATED
(FORMERLY A SURE ECOMMERCE, INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
PERIOD FROM JUNE 10, 1999 (INCEPTION) THROUGH AUGUST 31, 1999, YEAR ENDED AUGUST 31, 2000 AND PERIOD FROM
JUNE 10, 1999 (INCEPTION) THROUGH AUGUST 31, 2000
(U.S. DOLLARS)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            PERIOD FROM             PERIOD FROM
                                                                                              JUNE 10,                JUNE 10,
                                                                                                1999                   1999
                                                                                            (INCEPTION)             (INCEPTION)
                                                                   YEAR ENDED                 THROUGH                  THROUGH
                                                                    AUGUST 31,               AUGUST 31,              AUGUST 31,
                                                                       2000                     1999                    2000
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net loss                                                          $(2,261,306)              $(61,713)              $(2,323,019)
  Items not involving cash
    Depreciation                                                         16,817                      0                    16,817
    Services rendered in exchange for
      shares and subscriptions                                        1,094,976                 35,426                 1,130,402
  Changes in operating assets and liabilities
    Accounts receivable                                                 (37,387)                  (372)                  (37,759)
    Changes in amount due to shareholders                               (16,302)                16,302                         0
    Prepaid expenses                                                   (270,014)                  (585)                 (270,599)
    Accounts payable and accrued liabilities                            331,502                 14,664                   346,166
-----------------------------------------------------------------------------------------------------------------------------------
NET CASH (USED BY) OPERATING ACTIVITIES                              (1,141,714)                 3,722                (1,137,992)
-----------------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
  Acquisition of property and equipment                                (112,837)                (1,016)                 (113,853)
-----------------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
  Deferred offering costs                                              (123,435)                     0                  (123,435)
  Issuance of notes payable                                             200,000                      0                   200,000
  Issuance of common stock                                            1,306,883                      1                 1,306,884
-----------------------------------------------------------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                             1,383,448                      1                 1,383,449
-----------------------------------------------------------------------------------------------------------------------------------

EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH                              536                    (33)                      503
-----------------------------------------------------------------------------------------------------------------------------------

INFLOW OF CASH                                                          129,433                  2,674                   132,107
CASH, BEGINNING OF YEAR                                                   2,674                      0                         0
-----------------------------------------------------------------------------------------------------------------------------------

CASH, END OF YEAR                                                   $   132,107               $  2,674               $   132,107

SUPPLEMENTAL DISCLOSURE OF NON-CASH ITEMS
  Issue of common stock
    For services (note 8(a))                                        $   850,850               $ 35,426               $   886,276
    For financing fees                                                1,265,700                      0                 1,265,700

SUPPLEMENTAL CASH-FLOW INFORMATION
  Interest paid                                                               0                      0                         0
  Income taxes paid                                                           0                      0                         0
===================================================================================================================================


See notes to financial statements.

RETURN ASSURED INCORPORATED
(FORMERLY A SURE ECOMMERCE, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
PERIOD FROM JUNE 10, 1999 (INCEPTION) TO AUGUST 31, 1999, AND YEAR ENDED AUGUST 31, 2000
(U.S. DOLLARS)



1.    ORGANIZATION AND NATURE OF OPERATIONS

      The Company was incorporated under the laws of the State of Nevada on June 10, 1999. The Company is in the development stage as more fully defined in Statement No. 7 of the Financial Accounting Standards Board. The Company is in the early stages of implementing its business plan and it does not have any revenue to date. The Company intends to provide a service that will guarantee customers who order products through the web sites of merchant members will get the product and that the merchant member will honor its stated return policies.

2.    SIGNIFICANT ACCOUNTING POLICIES

      (a)   Debt discount

            Debt discount represent costs to finance long term debt, these costs are deferred and amortized over the term of the related debt.

      (b)   Revenue recognition

            As the Company is continuing to develop its technologies, no revenues have been earned to date. Once sales have been earned by the Company, the Company will recognize such revenues.

      (c)   Development expenditures

            Development expenditures are charged to operations as incurred.

      (d)   Depreciation

            Depreciation is provided using the declining-balance method on the following annual rates:

                        Computer hardware and software    -  20%
                        Office furniture and equipment    -  30%

            The Company reviews long-term assets to determine if the carrying amount is recoverable based on the estimate of future cash flows expected to result from the use of the assets and its eventual disposition. If in this determination there is an apparent shortfall, the loss will be recognized as a current charge to operations.

      (e)   Income taxes

            The Company uses the asset and liability approach in its method of accounting for income taxes which requires the recognition of deferred tax liabilities and assets for expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. A valuation allowance against deferred tax assets is recorded if, based upon weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.


See notes to financial statements.

RETURN ASSURED INCORPORATED
(FORMERLY A SURE ECOMMERCE, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
PERIOD FROM JUNE 10, 1999 (INCEPTION) TO AUGUST 31, 1999 AND YEAR ENDED AUGUST 31, 2000
(U.S. DOLLARS)



2.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

      (f)   Loss per share

            Loss per share computations are based on the weighted average number of common shares outstanding during the period. Common share equivalents consisting of stock purchase warrants (note 8(b)) are not considered in the computation because their effect would be anti-dilutive. Loss per share for the period ended August 31, 1999 was not calculated since it gives no meaningful information.

      (g)   Foreign currency translation

            Amounts recorded in foreign currency are translated into United States dollars as follows:

            (i) Monetary assets and liabilities are translated at the rate of exchange in effect as at the balance sheet date; and

            (ii) Revenues and expenses at the average rate of exchange for the year.

            Unrealized gains and losses arising from this translation of foreign currency are excluded from net loss for the period and accumulated as a separate component of stockholders' equity.

      (h)   Use of estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows.

      (i)   Stock based compensation

            The Company applies APB Opinion No. 25 and related interpretations in accounting for its employee stock option plans. Compensation expense is recorded when options are granted to management at discounts to market.

      (j)   Financial instruments

            The Company's financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities, due to shareholders and notes payable. Unless otherwise noted it is management's opinion that these financial instruments approximate their fair market values and the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

RETURN ASSURED INCORPORATED
(FORMERLY A SURE ECOMMERCE, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
PERIOD FROM JUNE 10, 1999 (INCEPTION) TO AUGUST 31, 1999 AND YEAR ENDED AUGUST 31, 2000
(U.S. DOLLARS)



2.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

      (k)   Recent accounting pronouncements

            (i) In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133". This statement defers the effective date of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," to fiscal years beginning after June 15, 2000, although early adoption is encouraged. SFAS No. 133 establishes accounting and reporting standards for derivative instruments. It requires a company to recognize all derivatives as either assets or liabilities in the statement of cash flows and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either stockholders' equity or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity. The Company will adopt this standard as of September 1, 2000. Management does not expect the adoption to have a material effect on the Company's results of operations; however, the effect on the Company's financial position depends on the fair values of the Company's derivatives and related financial instruments at the date of adoption.

            (ii) In December 1999, the SEC issued Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition," which outlines the basic criteria that must be met to recognize revenue and provide guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the SEC. The Company believes the adoption of SAB 101 will not have a material impact on the Company's financial position and results of operations.

            (iii) In March 2000 the Financial Accounting Standards Board
                  issued "Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation". Among other issues, this interpretation clarifies:

                  (a) the definition of employee for purposes of applying APB Opinion No. 25;

                  (b) the criteria for determining whether a plan qualifies as a non-compensatory plan;

                  (c) the accounting consequence of various modifications of the terms of a previously fixed stock option award; and

                  (d) the accounting for an exchange of stock compensation awards in a business combination.

RETURN ASSURED INCORPORATED
(FORMERLY A SURE ECOMMERCE, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
PERIOD FROM JUNE 10, 1999 (INCEPTION) TO AUGUST 31, 1999 AND YEAR ENDED AUGUST 31, 2000
(U.S. DOLLARS)



2.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  In relation to (c) the interpretation states, "if the exercise price of a fixed stock option award is reduced, the award shall be accounted for as a variable from the date of the modification to the date the award is exercised, is forfeited, or if expired unexercised, the exercise price of an option award has been reduced if the fair value of the consideration required to be remitted pursuant to the award's original terms".

                  The interpretation is generally effective July 1, 2000 and the Company may incur additional compensation expense in fiscal 2001.

3.    GOING CONCERN

      The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, there is substantial doubt about the Company's ability to continue as a going concern.

4.    PREPAID EXPENSES

      =============================================================================================================================
                                                                                            2000                            1999
      -----------------------------------------------------------------------------------------------------------------------------
      Prepaid professional and cyber liability insurance                                  $250,000                          $  0
        effective September 11, 2000 to September 10, 2001
      Deposits on leases and other                                                          20,599                           585
      -----------------------------------------------------------------------------------------------------------------------------
                                                                                          $270,599                          $585
      =============================================================================================================================


5.    PROPERTY AND EQUIPMENT


      ============================================================================================================================
                                                                          2000                                           1999
                                             ------------------------------------------------------------              -----------
                                                                      Accumulated
                                                Cost                  Depreciation                 Net                    Net
      ----------------------------------------------------------------------------------------------------------------------------
      Computer hardware and
        software                              $105,808                   $16,023                 $89,785                 $1,016
      Office furniture
        and equipment                            8,045                       794                   7,251                      0
      ----------------------------------------------------------------------------------------------------------------------------

                                              $113,853                   $16,817                 $97,036                 $1,016
      ============================================================================================================================

RETURN ASSURED INCORPORATED
(FORMERLY A SURE ECOMMERCE, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
PERIOD FROM JUNE 10, 1999 (INCEPTION) TO AUGUST 31, 1999 AND YEAR ENDED AUGUST 31, 2000
(U.S. DOLLARS)



6.    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES


      =============================================================================================================================
                                                                          2000                                           1999
      -----------------------------------------------------------------------------------------------------------------------------
      Trade payables                                                    $304,775                                        $14,664
      Accrued wages and salaries                                          41,391                                              0
      -----------------------------------------------------------------------------------------------------------------------------
                                                                        $346,166                                        $14,664
      =============================================================================================================================


7.    NOTES PAYABLE


      ============================================================================================================================
                                                                                              2000                         1999
      ----------------------------------------------------------------------------------------------------------------------------
      12% two year promissory notes payable, due June 20, 2002
      convertible upon default into common stock at a
      price of $1.429 per share (note 8(a))                                                 $200,000                       $  0
      ============================================================================================================================

8.    STOCKHOLDERS' EQUITY

      (a)   Common stock

            During the year ended August 31, 2000,

            (i) the Company completed several private placements whereby the Company issued:

                  (a) 560,000 shares of common stock at a price of $1.429 per share and in connection with this offering a 12%, $200,000 two year promissory note payable, convertible upon default into common stock at a price of $1.429 per share, with attached 28,000 stock purchase warrants exercisable into common stock at a price of $1.429 for a period of three years from issuance.

                  (b) 285,595 shares of common stock were issued at prices ranging between $1.00 and $1.25 for total proceeds of $292,310.

                  (c) 600,000 shares of common stock of which 150,000 shares include one share purchase warrant exercisable within three years at a price of $1.00 per share. These shares were issued at prices ranging from $0.33 to $0.50 per share for total proceeds of $250,000.

            (ii) the Company issued 595,000 shares to directors, officers, employees and consultants of the Company. It was determined at the time of issuance that the market value of those shares was $1.43 per share. Consequently, an amount of $850,850 was recorded as wages and salaries for these shares.

RETURN ASSURED INCORPORATED
(FORMERLY A SURE ECOMMERCE, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
PERIOD FROM JUNE 10, 1999 (INCEPTION) TO AUGUST 31, 1999 AND YEAR ENDED
  AUGUST 31, 2000
(U.S. DOLLARS)


8.       STOCKHOLDERS' EQUITY (Continued)

                  (iii) the Company agreed with its founders to reduce the number of shares to be issued as founder's shares to 1,200,000 shares at par value. No additional compensation expense was recorded in the books since par value was considered market value at incorporation.

                  (iv) the Company issued 740,000 shares, at $1.43 per share, of these;

                           (a) 340,000 shares issued to KGL Investments and Donahhue & Associates for consulting services in relation to taking the company public via the merger with Hertz (note 14(a)) with 340,000 warrants attached (note 8(b)). The warrants were given a fair value of $233,726 and these amount along with the shares were recorded as deferred offering costs.

                           (b) 200,000 shares issued for completion of the $800,000 private placement in note 8(a)(i)(a) above with warrants attached to acquire 333,333 shares (note 8(b)).

                           (c) 200,000 shares issued for Bridge financing with warrants attached to acquire 100,000 shares (note 8 (b)). These warrants were given a fair value of $68,800. The value of the shares and warrants have been deferred and amortized over the life of the note payable. (note 7)

                  (v) the Company issued 300,000 shares as payment for the $35,426 subscriptions received. Of these, 150,000 shares include one share purchase warrant exercisable within three years at a price of $1.00 per share.

                  (vi) the Company issued 415,000 shares of common stock with 300,000 warrants attached. These shares were issued as consideration for financing fees the Company incurred but the financing was never completed.

         (b)      Warrants

====================================================================================================================================
                                                                                                        NUMBER       EXERCISE
                  EXPIRY DATE                                                                         OF SHARES       PRICE
------------------------------------------------------------------------------------------------------------------------------------
                  Closing of merger (note 14(a)) (100,000 exercised subsequent to                       110,000      $  2.00
                  August 31, 2000)
                  June 7, 2003 (note 8(a)(i)(c), 8(a)(v) and 8(a)(vi))                                  600,000      $  1.00
                  June 7, 2003 (note 8(a)(iv)(c))                                                       100,000      $  1.00
                  June 7, 2003 (note 8(a)(iv)(b))                                                       333,333      $  3.00
                  June 20, 2003 (note 8(a)(i)(a))                                                        28,000      $ 1.429
                  June 7, 2005 (note 8(a)(iv)(a))                                                       340,000      $  1.00
====================================================================================================================================

RETURN ASSURED INCORPORATED
(FORMERLY A SURE ECOMMERCE, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
PERIOD FROM JUNE 10, 1999 (INCEPTION) TO AUGUST 31, 1999 AND YEAR ENDED
  AUGUST 31, 2000
(U.S. DOLLARS)


9.       RELATED PARTY TRANSACTIONS

         (a) Consulting fees includes $102,471 (1999 - Nil) paid to directors, officers and a company owned by one of the directors of the Company.

         (b)      Accounts payable at August 31, 2000 includes $68,591 (1999 -
                  Nil) due to directors, officers and a company owned by one of the directors of the Company.

         (c) The Company paid $96,511 (1999 - Nil) for wages to directors and officers and $557,700 (1999 - $Nil) by issuance of 390,000 (1999 - Nil) shares to directors and officers (note 8(a)).

10.      INCOME TAXES

====================================================================================================================================
                                                                                                       2000              1999
------------------------------------------------------------------------------------------------------------------------------------
         Deferred income tax assets
           Net operating loss and credit carryforwards                                               $ 830,000          $ 21,000
------------------------------------------------------------------------------------------------------------------------------------
         Gross deferred tax assets                                                                     830,000            21,000
         Valuation allowance                                                                          (830,000)          (21,000)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     $       0          $      0
====================================================================================================================================

         As at August 31, 2000 the Company's net operating loss carryforwards for income tax purposes were approximately $2,800,000. If not utilized, they will start to expire in 2019.

11.      COMMITMENT

         The Company occupies leased office premises in Vancouver, Canada under the terms of a lease expiring April 30, 2003, requiring annual rental payments of U.S. $36,135, totalling U.S. $96,360.

12.      CONTINGENCIES

         During the year a former president and director of the Company commenced an action against the Company and other parties, claiming an interest in certain founders' shares to be issued by the Company as well as damages arising from his termination. It is the opinion of management of the Company that these claims have no merit. There is no assurance that the outcome will be favourable to the Company. As the outcome cannot be determined at this time, any adjustment, if required, will be recorded by the Company when settlement occurs. Two of the directors of the Company have agreed to escrow 780,000 of the merged company common stock to secure any success in this claim. These two directors have also agreed to indemnify the Company if the claim is successful.

RETURN ASSURED INCORPORATED
(FORMERLY A SURE ECOMMERCE, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
PERIOD FROM JUNE 10, 1999 (INCEPTION) TO AUGUST 31, 1999 AND YEAR ENDED
  AUGUST 31, 2000
(U.S. DOLLARS)



13.      COMPREHENSIVE LOSS

====================================================================================================================================
                                                                                                  PERIOD FROM           PERIOD FROM
                                                                                                 JUNE 10, 1999         JUNE 10, 1999
                                                                                                  (INCEPTION)           (INCEPTION)
                                                                            YEAR ENDED              THROUGH               THROUGH
                                                                            AUGUST 31,             AUGUST 31,            AUGUST 31,
                                                                               2000                   1999                 2000
------------------------------------------------------------------------------------------------------------------------------------
         Net loss                                                          $(2,384,741)             $(61,713)          $(2,446,454)
         Other comprehensive income (loss)                                         536                   (33)                  503
------------------------------------------------------------------------------------------------------------------------------------
         Comprehensive loss                                                $(2,384,205)             $(61,746)          $(2,445,951)
====================================================================================================================================

14.      SUBSEQUENT EVENTS

         (a)      Merger

                  The Company has announced a reverse triangular merger ("the merger") with a NASD listed company, Hertz Technology Group Inc. ("Hertz") in which the Company will become a wholly-owned subsidiary of Hertz. As a result of the merger the current shareholders of Hertz will own approximately 33% of the common stock of the merged company and the current shareholders of the Company will own approximately 67% of the common stock of the merged company.

                  Subsequent to the merger, the merged company, Hertz, will change its name to Return Assured, Inc. ("Return").

                  The merger was completed October 13, 2000.

         (b)      Preferred stock

                  The merged Company has entered into an agreement to issue 5,000 shares of series A convertible preferred stock and stock purchase warrants to purchase up to 404,041 common shares of the merged company for total proceeds of $5,000,000 which cleared on October 13, 2000.

                  (i) The preferred shares are entitled to cumulative dividends at a rate of 1% per annum and are payable in cash or by issuing Series A preferred shares. These shares are convertible into common stock at the lesser of:

                           (a)      $3.00; and

                           (b) 100% of the average of the 3 lowest per share market value prices during the 45 day period immediately preceding the conversion date.

                           Given the market price on the date of issuance of the preferred shares, there was no beneficial conversion feature.

                  (ii) The stock purchase warrants are exercisable for three years at a price of $3.00 per share.

RETURN ASSURED INCORPORATED
(FORMERLY A SURE ECOMMERCE, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
PERIOD FROM JUNE 10, 1999 (INCEPTION) TO AUGUST 31, 1999 AND YEAR ENDED
  AUGUST 31, 2000
(U.S. DOLLARS)


14.      SUBSEQUENT EVENTS (Continued)

         (c)      Stock options

                  Subsequent to August 31, 2000 the Company reserved for grant 1,200,000 stock options to various officers, directors and employees of the Company exercisable at a price of $1.43 per share.

                         PRO FORMA FINANCIAL INFORMATION

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited consolidated pro forma financial statements give effect to the merger of Hertz Technology Group, Inc. ("Hertz") and Return Assured Incorporated "Return Assured". This merger, a purchase transaction, has been accounted for as a reverse acquisition with Return Assured as the accounting acquiror. In addition, the consolidated pro forma financial statements also give effect to the sale of $5 million of newly created Series A Preferred Stock immediately following the merger. The unaudited pro forma consolidated balance sheet presents the financial position of Hertz and Return Assured as of August 31, 2000 assuming the merger and sale of Preferred Stock had occurred on that date. Such pro forma information is based upon the historical balance sheet data of Hertz and Return Assured as of that date. The unaudited pro forma consolidated statements of operations give effect to the merger of Hertz and Return Assured by combining the results of operations of Hertz and Return Assured for the year ended August 31, 2000, respectively, as if the merger and the Preferred Stock transaction had occurred on September 1, 1999. Return Assured is a development stage company.

The unaudited pro forma consolidated financial statements are based on the estimates and assumptions set forth in the notes to these financial statements, which have been made solely for purposes of developing this pro forma information. The unaudited pro forma consolidated financial statements are not necessarily an indication of the results that would have been achieved had such transactions been consummated as of the dates indicated or that may be achieved in the future.

These unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Hertz and Return Assured.

                           Return Assured Incorporated
                      Pro Forma Consolidated Balance Sheet
                                 August 31, 2000
                                   (Unaudited)
                                 (in thousands)

Return Assured, Inc.
August 31, 2000

Consolidated Balance Sheet




                                                                               Return        Pro Forma
                                                               Hertz           Assured       Adjustments              Pro Forma
                                                             ------------------------------------------------------------------
ASSETS
Current:
  Cash                                                            147              132            4,975      3            4,619
                                                                                                   (435)     2
                                                                                                   (200)     4
  Marketable securities                                           657                                                       657
  Accounts receivable                                             766               39                                      805
  Inventory                                                       477                                                       477
  Prepaid Expenses and other current assets                       102              271                                      373
                                                              -----------------------------------------------------------------
    Total current assets                                        2,149              442            4,340                   6,931

Property and equipment                                          1,305               97                                    1,402
Goodwill                                                          120                             2,764      1            2,764
                                                                                                   (120)     1

Deferred Financing Costs                                                           355             (355)     4                0
Other Assets                                                       77                                                        77
                                                              -----------------------------------------------------------------
    Total Assets                                                3,651              894            6,629                  11,174
                                                              =================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities                        292              346                                      638
  Accrued expenses and other current liabilities                  152                                42      1              194
  Current portion of capital lease obligations                     59                                                        59
  Current portion of notes payable                                  3                               290      2              293
                                                              -----------------------------------------------------------------
      Total current liabilities                                   506              346              332                   1,184
                                                              =================================================================

Capital Lease Obligations, net of current portion                 182                                                       182
Notes Payable                                                      16              200             (200)     4               16
                                                              -----------------------------------------------------------------
  Total Liabilities                                               704              546              132                   1,382
                                                              -----------------------------------------------------------------
Preferred Stock                                                                                   5,000      3            5,000
                                                              -----------------------------------------------------------------

Shareholders' Equity:
  Common Stock                                                      3            3,512           (3,509)     1                6
  Additional paid-in-capital                                    6,033                             4,707      1
                                                                                                 (6,033)     1
                                                                                                     (3)     1
                                                                                                   (231)     2
                                                                                                    669      3
                                                                                                  3,509      1            8,651
  Less: treasury stock                                           (286)                              286      1                0
  Accumulated other comprehensive income                                             1                                        1
  Deferred offering costs                                                         (842)             842      1                0
  Accumulated deficit                                          (2,803)          (2,323)           2,803      1           (3,866)
                                                                                                   (494)     2
                                                                                                   (694)     3
                                                                                                   (355)     4
                                                              -----------------------------------------------------------------
Total Shareholders' Equity                                       2,947              348            1,497                   4,792
                                                              -----------------------------------------------------------------

Total Liabilities and Shareholders' Equity                       3,651              894            6,629                  11,174
                                                              =================================================================

Return Assured Incorporated
Notes to Unaudited Pro Forma Consolidated Balance Sheet
August 31, 2000


The pro forma consolidated balance sheet of Return Assured gives effect to the issuance of Hertz common stock and warrants to purchase common stock in exchange for all the outstanding common stock and warrants to purchase common stock of Return Assured as if it had occurred on August 31, 2000. For accounting purposes, this transaction is being accounted for as a purchase with Return Assured being the acquiror. Further, Hertz and Return Assured have entered into other agreements that will take place concurrently with the closing of this merger. Following is a summary of the pro forma adjustments to reflect the foregoing:

1. Adjustment to reflect (a) the value of the Hertz shares outstanding prior to the merger at fair market value of $2 per share, (b) costs of the merger amounting to approximately $165,000 in cash, which is comprised of deferred costs of approximately $123,000 and accrued expenses of approximately $42,000, and (c) shares valued at 486,000 with attached warrants with a Black Scholes value of approximately $233,000 given as finder's fee. The excess of the value of the shares and warrants issued and the costs of the transaction over the net assets of Hertz has been recorded as goodwill.

2. Adjustment to record the purchase of 115,385 shares of common stock from Eli E. Hertz and I. Marilyn Hertz for $435,000 in cash and the issuance of a $290,000 note payable, due April 17, 2001. The excess of the amount paid over the fair value of the shares of approximately $494,000 is recorded as a compensation charge.

3. Adjustment to record (a) sale of $5,000,000 of newly created Series A Preferred Stock to GEM Global Yield Fund ("GEM"), (b) $25,000 of cash paid for related professional fees associated with the Preferred Stock transaction and (c) the fair value under the Black Scholes method of 404,041 warrants issued to GEM in connection with the Preferred Stock transaction.

4. Adjustments to record the repayment of bridge financing and the elimination of the related deferred financing costs upon receipt of the funds from a Series A Preferred Stock.

                           Return Assured Incorporated
                 Pro Forma Consolidated Statement of Operations
                       For the Year ended August 31, 2000
                                   (Unaudited)
                    (in thousands, except per share amounts)


                                                                           Return           Pro Forma
                                                             Hertz         Assured         Adjustments             Pro Forma
                                                           -----------------------------------------------------------------

Sales                                                         6,319                                                   6,319
Cost of Sales                                                 3,848                                                   3,848
                                                           --------------------------------------------            ---------
Gross Profit                                                  2,471             0                  0                  2,471

Selling, general and administrative expenses                  4,149           2,261              125       1          7,297
                                                                                                 578       2
                                                                                                 184       4
Loss on Disposal                                                605                                                     605
                                                           --------------------------------------------            ---------
Operating loss                                               (2,283)         (2,261)            (887)                (5,431)

Other Income (Expense):
Other Income                                                     44                                                      44
Interest, net                                                    37                              (29)      5              8
                                                           --------------------------------------------            ---------
Loss before provision for income taxes                       (2,202)         (2,261)            (916)                (5,379)

Provision for income taxes                                      136                                                     136
                                                           --------------------------------------------            ---------
Net Loss                                                     (2,338)         (2,261)            (916)                (5,515)

Preferred stock dividends                                                                         50       3             50
                                                           --------------------------------------------            ---------
Net Loss attributable to common shareholders                 (2,338)         (2,261)            (966)                (5,565)
                                                           ============================================            =========
Net loss per share -  basic and diluted                       (1.08)          (1.96)                                  (0.80)
                                                           =========================                               =========
Weighted average number of shares outstanding -
  basic and diluted                                           2,159           1,156                                   6,939   6
                                                           =========================                               =========

Return Assured Incorporated
Notes to Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended August 31, 2000

1. Adjustment to record the consulting agreement with Eli Hertz amounting to $125,000 for the year. No adjustment has been made for the base salaries of the employment agreements with Eli Hertz, I. Marilyn Hertz and Barry Goldsammler as the employment agreements are not significantly different than the actual salaries earned by these individuals during the year.

2. Adjustment to record the bonus due to Eli Hertz under his employment agreement amounting to 25% of the gross profit of Hergo.

3. Adjustment to record 1% dividend on $5,000,000 of Series A Preferred Stock to GEM Global Yield Fund.

4. Adjustment to record the amortization of approximately $2,764,000 of goodwill over a period of 15 years. The Company believes that a 15-year goodwill life is appropriate in this merger as the largest revenue contributor is Hergo Ergonomic Support Systems, Inc. Hergo is a manufacturer of modular racks and technical furniture, it has been in business for a number of years, its customers are in a variety of industries and its operations do not rely directly on the technology sector.

5. Adjustment to record the interest expense at a rate of 10% on the $290,000 note payable to Eli & Marilyn Hertz.

6. Pro forma net income per share is computed by dividing the pro forma net income by Hertz's weighted average number of shares after giving effect to the issuance of 4,895,685 shares of common stock and the purchase of 115,385 shares of common stock from Eli and Marilyn Hertz in conjunction with the merger for $435,000 cash and a $290,000 note payable. Incremental shares from the effect of options, warrants and convertible preferred stock have not been included in the weighted average shares calculation on a diluted basis as the effect would have been antidilutive.

7. Note: In connection with the Preferred Stock transaction discussed in footnote (3) above, Return Assured (a) paid $25,000 in cash for related professional fees and (b) issued 404,041 of warrants to GEM with a fair value under the Black Scholes method of approximately $669,000. The accretion of these preferred stock costs will reduce the amount available to common shareholders of the merged companies. In connection with the merger, Returned Assured paid Eli and Marilyn Hertz $435,000 in cash and a $290,000 note payable for 115,385 shares of Hertz Common Stock. The $494,230 above market value paid to Eli and Marilyn Hertz is considered to be a charge to compensation. The accretion and compensation charges are deemed to be nonrecurring and therefore has not been considered in the accompanying pro forma consolidated statement of operations.

                         PART I - FINANCIAL INFORMATION

Item 1.  Financial Statements





      Independent Accountant's Report........................................4

      Consolidated Balance Sheet as of November 30, 2001 and August
         31, 2001............................................................5

      Consolidated Statements of Operations for the three months ended November 30, 2001 and November 30, 2000.......................6

      Consolidated Statements of Cash Flows for the three months ended November 30, 2001 and November 30, 2000.......................7

      Notes to Consolidated Financial Statements..........................8-10

INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Shareholders of Return Assured Incorporated


We have reviewed the accompanying consolidated balance sheet of Return Assured Incorporated and Subsidiaries as of November 30, 2001, and the related consolidated statements of operations and cash flows for the three-month periods ended November 30, 2001 and 2000. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements reported upon, the Company has no established source of revenue, has sustained recurring net operating losses, and has a shareholders' deficit that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.


GOLDSTEIN GOLUB KESSLER LLP
New York, New York

January 14, 2002

                  RETURN ASSURED INCORPORATED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
_______________________________________________________________________________

                                                                       November 30,    August 31,
                                                                          2001           2001
                                                                       (unaudited)     (audited)
--------------------------------------------------------------------------------------------------
ASSETS

Current Assets:
  Cash                                                                 $         2   $        972
  Cash in escrow                                                         2,974,050      3,000,978
  Accounts receivable                                                                       2,158
  Prepaid expenses and other current assets                                  1,940         59,359
  Current assets of discontinued operations                                             1,511,083
--------------------------------------------------------------------------------------------------
     Total current assets                                                2,975,992      4,574,550

Noncurrent assets of discounted operations                                              1,341,159
--------------------------------------------------------------------------------------------------
     Total Assets                                                      $ 2,975,992    $ 5,915,709
==================================================================================================

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities                             $ 1,278,916    $ 1,048,564
  Note payable                                                                            200,000
  Accrued loss on disposal of discontinued operations                                   1,678,128
  Current liabilities of discontinued operations                                          467,658
--------------------------------------------------------------------------------------------------
     Total current liabilities                                           1,278,916      3,394,350

Noncurrent liabilities of discontinued operations                                         483,289
--------------------------------------------------------------------------------------------------
     Total liabilities                                                   1,278,916      3,877,639
--------------------------------------------------------------------------------------------------

Commitments and Contingencies

Redeemable preferred stock, series A, stated value  $1,000
 authorized 6,000 shares, 5,000 issued, and  3,829 outstanding shares
 No liquidation preference.                                              3,828,873      3,828,873
--------------------------------------------------------------------------------------------------

Common Shareholders' Deficit:
  Common stock - $.001 par value; authorized 100,000,000
   shares, issued and outstanding 16,846,184 shares                         16,847         16,847
  Additional paid-in capital                                            10,933,382     10,933,382
  Accumulated other comprehensive Income                                       503            503
  Accumulated deficit                                                  (13,082,529)   (12,741,535)
--------------------------------------------------------------------------------------------------
     Total common shareholders' deficit                                 (2,131,797)    (1,790,803)
--------------------------------------------------------------------------------------------------
     Total Liabilities and Shareholders' Deficit                       $ 2,975,992    $ 5,915,709
==================================================================================================






                                                   See Notes to Consolidated Financial Statements

                                                                                              F-3

                  RETURN ASSURED INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
_____________________________________________________________________________

                                                                            Unaudited
                                                                       ------------------------
Three months ended November 30,                                           2001         2000
-----------------------------------------------------------------------------------------------
Revenue                                                                             $   29,571

Cost of revenue                                                                          6,242
-----------------------------------------------------------------------------------------------

Margin                                                                                  23,329

General and administrative expenses
  Wages and salaries                                                  $  46,500        218,293
  Professional fees                                                     180,568        117,578
  Financing fees                                                                       506,000
  Insurance                                                                             15,805
  Travel and promotion                                                                  62,136
  Consulting fees                                                        15,305        187,217
  Rent                                                                                  30,050
  Office and miscellaneous                                               20,001        215,900
  Internet service and web design                                                        8,943
  Telephone and utilities                                                   172         19,561
  Interest and finance charges                                           21,098         81,789
  Depreciation and amortization                                                         50,973
-----------------------------------------------------------------------------------------------

Loss from continuing operations                                        (283,644)    (1,490,916)

Discontinued Operations:
  Loss from operations of discontinued segments                         (47,804)      (772,780)
-----------------------------------------------------------------------------------------------

Net loss                                                               (331,448)    (2,263,696)

Value of warrants issued in connection with preferred stock                           (669,350)

Dividends on preferred stock                                             (9,546)       (25,000)
-----------------------------------------------------------------------------------------------
Net loss attributable to common shareholders                        $  (340,994)   $(2,958,046)
===============================================================================================
Net loss per share - basic and diluted, continuing operations       $     (0.02)   $     (0.37)
===============================================================================================
Net loss per share - basic and diluted, discontinued operations           (0.00)         (0.13)
===============================================================================================
Net loss per share - basic and diluted                              $     (0.02)   $     (0.50)
===============================================================================================
Weighted-average number of shares outstanding                        16,846,184      5,927,638
===============================================================================================



                                                 See Notes to Consolidated Financial Statements

                                                                                            F-4

                  RETURN ASSURED INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
________________________________________________________________________________

                                                                                  Unaudited
                                                                            -----------------------
Three-months ended November 30,                                                2001        2000
---------------------------------------------------------------------------------------------------
Operating activities:
  Net loss                                                                 $ (331,448)  $(2,263,696)
  Items not involving cash:
    Depreciation and amortization                                                           206,161
    Compensation charge for excess of fair value given in share repurchase                  494,230
    Services rendered in exchange for shares, options and warrants                          486,000
    Loss on abandonment of assets                                                            82,429
    Non cash interest expense                                                                68,800
  Changes in operating assets and liabilities:
    Accounts receivable                                                         2,158      (247,309)
    Inventory                                                                               (38,591)
    Prepaid expenses and other current assets                                  57,419        40,989
    Current assets of discontinued operations                               1,511,083
    Noncurrent assets of discontinued operations                            1,341,159
    Accounts payable and accrued liabilities                                  220,806       381,189
    Accrued loss on disposal of discontinued operations                    (1,878,128)
    Current liabilities of discontinued operations                           (467,658)
    Noncurrent liabilities of discontinued operations                        (483,289)
----------------------------------------------------------------------------------------------------
        Net cash used in operating activities                                 (27,898)     (789,798)
----------------------------------------------------------------------------------------------------

Investing activities:
  Acquisition of property and equipment                                                     (16,652)
  Net cash received on merger                                                               249,492
----------------------------------------------------------------------------------------------------
        Net cash provided by investing activities                                           232,840
----------------------------------------------------------------------------------------------------

Financing activities:
  Capital lease payments                                                                    (52,656)
  Payment of notes payable                                                                 (200,000)
  Issuance of common stock (cash)                                                           200,000
  Repurchase of common stock                                                               (435,000)
  Issuance of preferred stock                                                             5,000,000
----------------------------------------------------------------------------------------------------
        Net cash provided by financing activities                                         4,512,344
----------------------------------------------------------------------------------------------------

(Decrease) increase in cash                                                   (27,898)    3,955,386

Cash at beginning of period                                                 3,001,950       132,107
----------------------------------------------------------------------------------------------------
Cash at end of period                                                      $2,974,052    $4,087,493
====================================================================================================

Supplemental Disclosure of Noncash Financing Activity:

Accrual of dividends on preferred stock                                    $    9,546
====================================================================================================




                                                     See Notes to Consolidated Financial Statements

                                                                                                F-5



                                    RETURN ASSURED INCORPORATED AND SUBSIDIARIES

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     PRINCIPAL BUSINESS         Return Assured Incorporated (Return Assured
       ACTIVITY AND SUMMARY       Nevada) was incorporated under the laws of the
       OF  SIGNIFICANT            State of Nevada on June 10, 1999. The Company
       ACCOUNTING POLICIES:       was deemed to be in the development stage
                                  through October 13, 2000.

                                  On October 13, 2000, Return Assured Nevada, through a reverse triangular merger, became the accounting parent and the legal subsidiary of Hertz Technology Group, Inc. ("Hertz"). Hertz subsequently changed its name to Return Assured Incorporated ("Return Assured Delaware"), a Delaware Corporation. As a result, the former subsidiaries of Hertz have become wholly owned subsidiaries. The consolidated financial statements now include the following companies, Return Assured Delaware, Return Assured Nevada, Hertz Computer Corporation ("Hertz Computer"), Hergo Ergonomic Support Systems, Inc. ("Hergo"), RemoteIT.com, Inc. ("RemoteIT"), and Edutec Computer Education Institute, Inc. ("Edutec") (collectively "the Company"). The merger was accounted for as a purchase with resulting goodwill of approximately $3,011,000. The consolidated statements of operations and cash flows include the activity of Hertz and its former subsidiaries only since the date of the merger. As further discussed below, the Company disposed of Hergo, RemoteIT, and Hertz Computer. The measurement date for disposal of these operations was October 8, 2001.

                                  Effective October 8, 2001, the Company
                                  divested itself of Hergo, RemoteIT, and Hertz Computer. In exchange for the Companies, Eli Hertz agreed to cancel all debt that is owed to him by the Company (approximately $220,000) and agreed to cancel his consulting agreement with the Company.

                                  The accompanying consolidated financial
                                  statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, the Company has recurring net losses. In addition, the holders of the Preferred Stock currently have the right to redeem their shares for cash. If that were to happen, the Company would not be able to meet this obligation. The Company is currently seeking a merger candidate which they believe will be sufficient for the Company to continue as a going concern.

                                  The Company operated in four segments, the financial services segment, the technology group segment, the Hergo segment, and the Corporate segment. The financial services segment includes the activity of Return Assured Nevada. Return Assured Nevada provided assurance to customers through its "Web Seal of Approval" that guarantees that customers who order products through the web sites displaying the seal that the Company will honor its stated return policies. To date, the Company has not generated significant revenue from this segment.

                                  The technology group segment was comprised of RemoteIT, Hertz Computer and Edutec. RemoteIT offered full service networking solutions and internet and web-related services, including high-speed communications services. Hertz Computer custom designed and assembled personal workstations and networking, communication and web servers. Edutec offered state-of-the-art computerized training facilities that can be used for software, sales, education or management training. As of November 30, 2001, the Company has ceased operations in Edutec and disposed of Hertz Computer and RemoteIT.

                                   RETURN ASSURED INCORPORATED AND SUBSIDIARIES

                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   Hergo manufactured and sold space-saving modular racks and technical furniture to help organize all types of computer hardware and communication and electronic equipment. In addition, Hergo provided custom, contract manufacturing and fabrication of specialty metal products for use in a variety of industries. As of November 30, 2001, the Company had disposed of Hergo.

                                   The Corporate segment is comprised of Return
                                   Assured Delaware, which handles the Company's corporate compliance and equity transactions.

                                   The interim financial statements include all adjustments which in the opinion of management are necessary in order to make the financial statements not misleading.

                                   Cash in escrow denotes cash being held by an attorney. These amounts are not considered restricted because these funds are subject to withdrawal by the Company at the Company's option.



 2.   CONTINGENCIES:              The Company was named in a lawsuit against
                                  Internet Business International, Inc. by
                                  Michael Rose, et al, in Orange County
                                  Superior Court. The lawsuit alleges that the Company breached a contract to pay a finder's fee on the merger transaction. It is the Company's position that no liability exists, and the Company intends to vigorously defend the suit. If the Company was unsuccessful in defending this suit, the Company could incur a loss of $750,000.

                                  Michael Mulberry, a former Vice President of the Company, has filed a lawsuit against the Company claiming wrongful dismissal when his employment was terminated in February 2001. The Company intends to vigorously defend the suit and could incur a loss of $81,000.

                                  A creditor has filed a small claim in British Columbia, Canada against the Company's Nevada subsidiary. The Company has filed a defense in this action and if unsuccessful, could incur a loss of approximately $12,000.

                                  A legal proceeding is pending against the Company and two former officers, by a former officer of a subsidiary of Return Assured's. This former officer of the Company's subsidiary is claiming that he is entitled to receive shares from the Company for contributions in founding Return Assured's subsidiary. It is the Company's position that its defense has merit. The two former officers of the Company have escrowed 780,000 shares of the Company's common stock they own to secure any successful claim.

                                  P. Sun's Enterprises (Vancouver) Ltd. has filed a lawsuit against the Company for the Company's failure to pay rent in accordance with a lease which the Company entered into for office space at 885 West Georgia Street in Vancouver, British Columbia. The Company expects to settle this lawsuit.

                                  Since estimated losses under legal proceedings were not probable, no accrual is required in accordance with Statement of Financial Accounting Standards No. 5.

                                  The Company entered into a letter of intent to merge with Internet Business International Inc. ("IBUI") in May 2001 and executed a definitive merger agreement in June 2001. On January 14, 2002, however, IBUI and Return Assured mutually decided to terminate the merger agreement and ceased all activity in process related to the merger.

                                   RETURN ASSURED INCORPORATED AND SUBSIDIARIES

                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.     SEGMENT INFORMATION:       During the quarters ended November 30, 2001
                                  and 2000, respectively, the Company had four industry segments: (i) Financial Services,
                                  (ii) Technology Group (iii) Hergo (iv) and
                                  Corporate. The accounting policies of the segments and the products and services provided by the operating segments are described in Note 1. The tables below present information about reported segments.

                                  For the quarter ended November 30, 2001:

                                                                   Financial                Technology
                                                                   Services        Hergo       Group      Corporate    Consolidated

                                   Net loss from continuing
                                    operations                     $(136,176)                            $ (147,468)      (283,644)
                                   Net loss from discontinued
                                    operations                                  $ (47,804)                                 (47,804)
                                   Assets                              1,942                              2,974,050      2,975,992
                                   ------------------------------------------------------------------------------------------------

                                  For the quarter ended November 30, 2000:

                                                                   Financial                Technology
                                                                   Services        Hergo       Group       Corporate    Consolidated

                                   Revenue (unaffiliated)                                   $     30,000    $  (429)    $   29,571
                                   Net loss from continuing
                                    operations                      (955,167)                   (116,803)  (418,946)    (1,490,916)
                                   Net loss from discontinued
                                    operations                                  $ (532,825)     (239,955)                 (772,780)
                                   ------------------------------------------------------------------------------------------------

                                25,000,000 SHARES

                           RETURN ASSURED INCORPORATED

                                  COMMON STOCK

                          ---------------------------

                                   PROSPECTUS

                          ---------------------------


                               FEBRUARY ___, 2002

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS;
INSURANCE.

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines ,and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

         (c) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this II-1 section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with the distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Securities and Exchange Commission Registration Fee             $156*

Printing and Engraving Expenses                               18,500**

Blue Sky Fees and Expenses                                     4,000**

Legal Fees and Expenses                                       47,000**

Accounting Fees and Expenses                                  35,000**

Miscellaneous Fees and Expenses                                      0


----------
* Paid with original filing.

** Estimated.



ITEM 26  - RECENT SALES OF SECURITIES

         Simultaneous with the merger of Return Assured with Hertz Technology Group in the first quarter of fiscal 2001, we issued 5,000 shares of Series A Preferred Stock and 404,041 common stock purchase warrants in a private placement to Global Emerging Markets for $5,000,000. These securities were sold under the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated under the Securities Act. Neither we nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or general advertising. The purchaser represented in writing that it was an accredited investor and that it acquired the securities for its own account. A legend was placed on the certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM 27.  EXHIBITS

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
3.1        Certificate of Incorporation (1)
3.2        Certificate of Amendment of Certificate of Incorporation (2)
3.3        By-Laws (1)
3.4        Certificate of Designations of Series A of Preferred Stock (2)
4.1        Specimen Stock Certificate (3)
4.2        Form of Redeemable Warrant (1)
4.3        Form of Warrant Agreement (1)
5.1        Opinion of Kaplan Gottbetter & Levenson, LLP
10.1       1996 Stock Option Plan (1)
10.2       Series A Preferred Stock Purchase Agreement between Return Assured
           Incorporate and GEM Global Yield Fund Limited date July 13, 2000 (2)
10.3       Form of Merchant Agreement (4)
10.4       Employment Agreement between Returned Assured Incorporated and
           Matthew Sebal (3)
15         Awareness Letter of Goldstein Golub Kessler LLP*
21         Subsidiaries of the Registrant (5)
23.1       Consent of Goldstein Golub Kessler LLP*
23.2       Consent of Goldstein Golub Kessler LLP*
23.3       Consent of Pannell Kerr Forster*
23.4       Consent of Kaplan Gottbetter & Levenson, LLP (included in Exhibit 5)*
24         Power of Attorney (included on Signature Page)*

---------------
*Filed herewith

(1) Incorporated by reference to Hertz Technology Group, Inc.'s Form SB-2, as amended, filed with the Securities and Exchange Commission (SEC File No. 333-09783) on November 5, 1996.

(2) Incorporated by reference to Hertz Technology Group, Inc.'s Form 8-K filed with the Securities and Exchange Commission on October 20, 2000.

(3) Incorporated by reference to Registration Statement on Form S-4 (File No. 333-71692) filed on October 16, 2001.

(4) Incorporated by reference to Amendment No. 1 to Registration Statement on Form S-3 ( File No. 333-62546) on June 26, 2001.

(5) Incorporated by reference to Form 10-KSB (File No. 0-2679) filed with the Securities and Exchange Commission on December 14, 2001.

ITEM 28.  UNDERTAKINGS

     a.     The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall by deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item 15, Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment to the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     d.     The undersigned Registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Commission at the Public Reference Room at the Commission, at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. The Commission also makes these documents and other information available on its web site at http://www.sec.gov.

         We have filed with the Commission a registration statement on Form S-B2 under the Securities Act of 1933, relating to the common stock offered by this prospectus. This prospectus is a part of the registration statement but does not contain all of the information in the registration statement and its exhibits. For further information, we refer you to the registration statement and its exhibits.

         The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document we have filed with the Commission. The information incorporated by reference is an important part of this prospectus and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following:

         o Annual Report on Form 10-KSB for the fiscal year ended August 31, 2000, as filed with the Commission on December 14, 2000;

         o Amended Annual Report on Form 10-KSB/A for the fiscal year ended August 31, 2000 as filed with the Commission October 3, 2001;

         o Annual Report on Form 10-KSB for the fiscal year ended August 31, 2001, as filed with the Commission on December 14, 2001;

         o The Current Report on Form 8-K dated December 15, 2000, as filed with the Commission on January 12, 2001.

         o The Current Report on Form 8-K dated May 11, 2001, as filed with the Commission on May 15, 2001;

         o The Current Report on Form 8-K dated June 4, 2001, as filed with the Commission on June 28, 2001;

         o The Current Report on Form 8-K dated June 4, 2001, as filed with the Commission on July 30, 2001;

         o The Current Report on Form 8-K dated October 8, 2001, as filed with the Commission on December 4, 2001;

         o The Current Report on Form 8-K dated January 14, 2002, as filed with the Commission on January 16, 2002;

         o The Quarterly Report on Form 10-QSB for the quarter ended November 30, 2000, as filed with the Commission on January 19, 2001;

         o The Amended Quarterly Report on Form 10-QSB/A for the quarter ended November 30, 2000, as filed with the Commission on October 3, 2001;

         o The Quarterly Report on Form 10-QSB for the quarter ended February 28, 2001, as filed with the Commission on April 23, 2001;

         o The Amended Quarterly Report on Form 10-QSB/A for the quarter ended February 28, 2001, as filed with the Commission on October 3, 2001;

         o The Quarterly Report on Form 10-QSB for the quarter ended May 31, 2001, as filed with the Commission on July 20, 2001;

         o The Amended Quarterly Report on Form 10-QSB for the quarter ended May 31, 2001, as filed with the Commission on October 3, 2001;

         o The Quarterly Report on Form 10-QSB for the quarter ended November 30, 2001, as filed with the Commission on January 22, 2002; and

         o Any future filings we make with the Commission until the selling stockholder sells all of the common stock offered by it by this prospectus.

         Note that interim review reports of independent accountants are governed by SAS 71/AU 722. These are reports which are included in financial statements that are generally unaudited. SAS 71/AU 722 interim review reports are not considered "reports" as such as defined in Sections 7 and 11 of the Securities Act of 1933, as amended, (the "Act"). In addition, the liability of independent accountants under Section 11, "Civil Liabilities on Account of False Registration Statement," does not extend to SAS71/AU 722 review reports.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

                               Return Assured Incorporated
                               Attn: Investor Relations
                               1901 Avenue of the Stars, Suite 1710
                               Los Angeles, CA 90067
                               Tel:  (877) 807-4664
                               E-mail:  info@returnassured.com

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of February 2002.

                                 RETURN ASSURED INCORPORATED
                                 (Registrant)

                                 By:  /s/ MATTHEW SEBAL
                                      ----------------------------------
                                      Name:    Matthew Sebal
                                      Title:   President






                              POWER OF ATTORNEY


         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Matthew Sebal with full power to act as his or her true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement including without limitation any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully, for all intents and purposes, as he or she could or might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on February 12, 2002.

                                 By:  /s/ MATTHEW SEBAL
                                      -----------------
                                      Matthew Sebal
                                      President and Chairman of the Board

                                 By:  /s/ TODD CUSOLLE
                                      ----------------
                                      Todd Cusolle
                                      Director

                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
3.1        Certificate of Incorporation (1)
3.2        Certificate of Amendment of Certificate of Incorporation (2)
3.3        By-Laws (1)
3.4        Certificate of Designations of Series A of Preferred Stock (2)
4.1        Specimen Stock Certificate (3)
4.2        Form of Redeemable Warrant (1)
4.3        Form of Warrant Agreement (1)
5.1        Opinion of Kaplan Gottbetter & Levenson, LLP
10.1       1996 Stock Option Plan (1)
10.2       Series A Preferred Stock Purchase Agreement between Return Assured
           Incorporate and GEM Global Yield Fund Limited date July 13, 2000 (2)
10.3       Form of Merchant Agreement (4)
10.4       Employment Agreement between Returned Assured Incorporated and
           Matthew Sebal (3)
15         Awareness Letter of Goldstein Golub Kessler LLP*
21         Subsidiaries of the Registrant (5)
23.1       Consent of Goldstein Golub Kessler LLP*
23.2       Consent of Goldstein Golub Kessler LLP*
23.3       Consent of Pannell Kerr Forster*
23.4       Consent of Kaplan Gottbetter & Levenson, LLP (included in Exhibit 5)*
24         Power of Attorney (included on Signature Page)*

---------------
*Filed herewith

(1) Incorporated by reference to Hertz Technologies Group, Inc.'s Form SB-2, as amended, filed with the Securities and Exchange Commission (SEC File No. 333-09783) on November 5, 1996.

(2) Incorporated by reference to Hertz Technologies Group, Inc.'s Form 8-K filed with the Securities and Exchange Commission on October 20, 2000.

(3) Incorporated by reference to Registration Statement on Form S-4 (File No. 333-71692) filed on October 16, 2001.

(4) Incorporated by reference to Amendment No. 1 to Registration Statement on Form S-3 ( File No. 333-62546) on June 26, 2001.

(5) Incorporated by reference to Form 10-KSB (File No. 0-2679) filed with the Securities and Exchange Commission on December 14, 2001.